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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
WORLDWATER & SOLAR TECHNOLOGIES CORP. (formerly WorldWater & Power Corp.)
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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WORLDWATER & SOLAR TECHNOLOGIES CORP.
200 LUDLOW DRIVE
EWING, NJ 08638

To our Stockholders:

        You are cordially invited to attend a special meeting of Stockholders of WorldWater & Solar Technologies Corp. to be held on June 26, 2008, at 2:00 p.m., local time, at our headquarters located at 200 Ludlow Drive, Ewing, New Jersey 08638.

        At the meeting you will be asked to: (i) elect one director; (ii) consider and vote upon an amendment of our Certificate of Incorporation to increase the number of shares of Common Stock we are authorized to issue to 450,000,000; (iii) consider and vote upon an amendment to our 1999 Incentive Stock Option Plan, (iv) consider and vote upon an amendment to our Certificate of Incorporation to effect a reverse stock split of our outstanding common stock; and (v) transact such other business as may properly come before the special meeting or any continuation, postponement or adjournment thereof. The accompanying Notice of Meeting and proxy statement describe these matters. We encourage you to read this information carefully.

        Together with the other proposals included in this proxy statement, I am pleased to present to you information about our merger with ENTECH, Inc. On October 29, 2007, we entered into an Agreement and Plan of Merger with ENTECH which sets forth the terms and conditions of the merger. The merger transaction was completed on January 28, 2008. We believe the combination with ENTECH will provide substantial strategic and financial benefits to the Company and our stockholders. The transaction will result in a combined company with significantly enhanced solar technology and efficiency of our large solar applications.

        ENTECH merged with and into a wholly owned subsidiary of WorldWater. Under the terms of the Agreement and Plan of Merger, WorldWater paid to ENTECH stockholders consideration of:

  •
  $5.0 million in cash, which we refer to as the cash consideration, and

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  shares of WorldWater common stock, which we refer to as the stock consideration. WorldWater issued 19,672,131 shares of WorldWater common stock in the merger. As a result, ENTECH's current stockholders own approximately 10.4% of the outstanding common stock of WorldWater,

        Additionally, the ENTECH stockholders are entitled to receive future earn-out consideration calculated as 5% of Merger Sub's gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such earn-out payments paid by WorldWater to the ENTECH stockholders equals $5,000,000. WorldWater also was responsible for the payment of $1.3 million of ENTECH's liabilities, which was paid at closing.

        Please take time to carefully read the description of the Agreement and Plan of Merger and the merger transaction in the attached proxy statement.

        On January 25, 2008, and in connection with the ENTECH merger, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which we issued 19,700 shares of our Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. Each share of the Series E Convertible Preferred Stock automatically will convert into 1,000 shares of the Company's common stock upon the approval of our stockholders to the increase in our authorized common stock discussed in Proposal Two of the attached proxy statement.

        The WorldWater board of directors unanimously recommends that you approve each of the proposals to be presented at the special meeting. Please carefully read this document for detailed information about the proposals. Your vote is very important regardless of the number of shares you own. Whether or not you expect to attend this special meeting, please mark, date, sign and promptly return the proxy card in the enclosed postage-prepaid envelope or follow the other voting instructions accompanying the proxy statement so that your shares may be represented at the special meeting. Submitting your instructions by proxy will not affect your right to attend the meeting and vote.

Yours very truly,
WORLDWATER & SOLAR TECHNOLOGIES CORP.
/s/ QUENTIN T. KELLY QUENTIN T. KELLY Chairman

May 14, 2008

WORLDWATER & SOLAR TECHNOLOGIES CORP.
NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD June 26, 2008

        As a stockholder of WorldWater & Solar Technologies Corp., you are hereby given notice of and invited to attend in person or by proxy the special meeting of Stockholders of the Company to be held at our headquarters located at 200 Ludlow Drive, Ewing, New Jersey 08638, on June 26, 2008, at 2:00 p.m., local time, for the following purposes:

          1.     To elect one (1) Class 2 director to serve until the 2010 annual meeting or until their respective successors are elected.

          2.     To consider and vote upon an amendment to Article 4 of the Company's Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 275,000,000 to 450,000,000.

          3.     To consider and vote upon an amendment to the Company's 1999 Incentive Stock Option Plan to increase the amount of shares of common stock available for issuance under the Stock Option Plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares.

          4.     To consider and vote upon an amendment to the Company's Certificate of Incorporation to effect a reverse stock split at an exchange ratio of not less than 1-for-4 and not more than 1-for-8 and authorize our board of directors to implement the reverse stock split with this range at any time prior to the 2009 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation.

          5.     To ratify the selection of Amper, Politziner & Mattia, P.C. as the Company's independent registered public accountants for the 2008 fiscal year.

          6.     To transact such other business as may properly come before the special meeting and any adjournment thereof.

        The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

        The board of directors has fixed the close of business on May 9, 2008 as the record date for the determination of stockholders entitled to notice of and to vote at the special meeting and any continuation, postponement or adjournment thereof. The transfer books of the Company will not be closed. This notice and proxy statement is accompanied by a copy of our annual report to stockholders for the fiscal year ending December 31, 2007.

        YOU ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. HOWEVER, WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE SPECIAL MEETING AND WE RESPECTFULLY REQUEST THAT YOU DATE, EXECUTE AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.

        A proxy may be revoked by a stockholder any time prior to its use as specified in the enclosed proxy statement.

By Order of the Board of Directors

/s/ QUENTIN T. KELLY,
QUENTIN T. KELLY,
Chairman

Ewing, New Jersey
May 14, 2008

YOUR VOTE IS IMPORTANT.
PLEASE EXECUTE AND RETURN PROMPTLY THE
ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED.

WORLDWATER & SOLAR TECHNOLOGIES CORP.
200 LUDLOW DRIVE
EWING, NJ 08638

PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 26, 2008

TO OUR STOCKHOLDERS:

        We are providing these proxy materials because the Board of Directors of WorldWater & Solar Technologies Corp. (the "Company") is soliciting your proxy to vote at the special meeting of stockholders to be held at our offices located at 200 Ludlow Drive, Ewing, New Jersey 08638, on June 26, 2008, at 2:00 p.m., local time, and at any continuations, adjournments or postponements of this meeting. This proxy statement contains information about the items being voted on at the special meeting and information about the Company. Commencing on or about May 15, 2008, copies of this proxy statement and the proxy card are being mailed to stockholders.

VOTING PROCEDURES AND REVOCABILITY OF PROXIES

Who is entitled to vote?

        Stockholders who owned the Company's common stock, par value $0.001 per share, which we refer to as "common stock," as of the close of business on May 9, 2008 will be entitled to vote at the special meeting. As of March 31, 2008, the total number of shares of common stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred entitled to vote as common was 281,151,407 shares. Each share of common stock is entitled to one vote on each matter properly brought before the meeting, and the holders of our Series D Convertible Preferred Stock, Series E Convertible Preferred Stock and Series F Convertible Preferred are entitled to vote on each matter with the common stock on an as-converted basis.

How do I vote?

        The Company is offering you two methods of voting:

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  you may indicate your vote on the enclosed proxy card by signing and dating the card and returning the card in the enclosed postage-prepaid envelope; or

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  you may attend the meeting and vote in person.

        All shares entitled to vote and represented by a properly completed and executed proxy received before the special meeting and not revoked will be voted at the meeting as you instruct in such proxy. If you do not indicate how your shares should be voted on a matter, the shares represented by your properly completed and executed proxy will be voted as the board of directors recommends. The designated proxies for stockholders are Frank W. Smith and Robert A. Gunther. A stockholder wishing to name another person as his or her proxy may do so by crossing out the names of the designated proxies and inserting the name of such other person to act as his or her proxy. In that case, it will be necessary for the stockholder to sign the proxy card and deliver it to the person named as his or her proxy and for the person so named to be present and vote at the special meeting. Proxy cards so marked should not be mailed to the Company.

What can I vote on?

        At the special meeting, you will be able to vote on the:

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  election of 1 Class 2 director to the board of directors of the Company to serve for a term of three years;

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  an amendment of the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 275,000,000 to 450,000,000;

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  the Fifth Amendment and Restatement of the Company's 1999 Incentive Stock Option Plan to increase the amount of shares of common stock available for issuance under the Stock Option Plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares;

  •
  an amendment to the Company's Certificate of Incorporation to effect a reverse stock split at an exchange ratio of not less than 1-for-4 and not more than 1-for-8 and authorize our board of directors to implement the reverse stock split within this range at any time prior to the 2009 annual meeting of stockholders by filing an amendment to our Certificate of Incorporation;

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  ratification of the appointment of Amper, Politziner & Mattia, P.C. as the Company's independent registered public accounting firm for the 2008 fiscal year; and

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  transaction of any other business that is properly brought before the meeting or any continuations, adjournments or postponements thereof.

How does the Board recommend I vote on the proposals?

        Our board of directors recommends that you vote FOR the Class 2 nominee for the board of directors, FOR the amendment of our articles of incorporation to increase the number of authorized shares of our common stock, FOR the amendment of our stock option plan to increase the number of common shares available for issuance under the plan, FOR the authorization to effect a reverse stock split and FOR the ratification of the appointment of our accountants.

May I change my vote?

        You can revoke your proxy at any time before it is voted by delivery of a properly completed and executed, later-dated proxy card or by voting in person by ballot at the special meeting.

How many votes are required to hold a meeting?

        A quorum is necessary to hold a valid meeting of stockholders. The presence, in person or by proxy, of stockholders representing a majority of the shares of the common stock outstanding and entitled to vote constitutes a quorum. Shares represented by proxies that reflect abstentions or broker "non-votes" are counted as present and entitled to vote for determination of a quorum. If a quorum is not present, in person or by proxy, the special meeting may be adjourned from time to time until a quorum is obtained. Shares as to which authority to vote has been withheld with respect to any matter brought to a vote before the stockholders will not be counted as a vote in favor of such matter.

        An abstention is a properly executed proxy marked ABSTAIN for any matter. A broker "non-vote" occurs when you hold your shares in "street name" through a broker or other nominee and you do not give your broker or nominee instructions on how to vote on matters over which your broker or nominee does not have voting discretion. If you do not provide voting instructions, your shares may not be voted on these matters.

How many votes are required to pass a proposal?

        A favorable vote of a plurality of the shares present in person or represented by proxy and entitled to vote is required for the election of directors. This means that the nominees who receive the greatest number of votes for each open seat will be elected. Abstentions, votes withheld and broker "non-votes" are not counted for purposes of electing directors and will not affect the election of nominees receiving a plurality of votes.

        The affirmative vote of a majority of the outstanding shares of the Company's common stock is required to approve (i) the amendment of the Company's Certificate of Incorporation to increase the number of shares of authorized common stock from 275,000,000 to 450,000,000, and (ii) the amendment of the Company's Certificate of Incorporation to effect a stock split. For all other matters, the affirmative vote of a majority of the votes present or represented by proxy and entitled to be cast at the special meeting by holders of common stock is required to take stockholder action. Abstentions, broker "non-votes" and votes withheld will have the effect of a negative vote.

How will voting on any other business be conducted?

        We do not know of any business or proposals to be considered at the special meeting other than the items described in this proxy statement. If any other business is properly brought before the special meeting or any continuations, adjournments or postponements thereof, the signed proxies received from you and other stockholders give the proxies the authority to vote on the matter according to their judgment.

SUMMARY

        This summary of the material information contained in this proxy statement may not include all the information that is important to you. To understand fully the merger, and for a more detailed description of the terms and conditions of the merger and certain other matters being considered at your special meeting, you should read this entire proxy statement and the documents to which we have referred you. We have included page references in this summary to direct you to a more detailed description of each topic presented in this summary.

200 Ludlow Drive
Ewing, NJ 08638
Telephone: 609-818-0700

        WorldWater & Solar Technologies Corp. is a solar engineering and project management company with unique, high-powered solar electric technology and expertise, providing alternative energy solutions to a wide variety of customers, primarily in domestic markets. With significantly rising energy prices and related shortages, along with significant state and federal incentives, and utility company rebate programs, domestic markets have emerged as the Company's highest priority. WorldWater is uniquely positioned to deliver a wide range of product and service offerings, from solar-powered equipment and installations, both fixed and mobile, to large-scale, turnkey solar energy and water system solutions, specializing in variable frequency drive (VFD) applications that deliver high customer value. The foundation and enabler for these offerings is WorldWater's substantial technical expertise and proprietary solar technology, including its AquaMax™ System, AquaDrive™ Controller, AquaMeter™ Water Meter and Mobile MaxPure®.

        The Company is continuing to work to develop innovative new products to meet customer needs, especially using new technology to clearly differentiate from current/competitive products. On October 29, 2007, the Company entered into an Agreement and Plan of Merger (the "merger agreement") with ENTECH, Inc. of Keller, Texas ("ENTECH'), to acquire all the outstanding shares of common stock of ENTECH upon completion of the necessary due diligence and after obtaining appropriate financing. The merger transaction was completed on January 28, 2008. We expect the transaction to result in a combined company with significantly enhanced solar technology and efficiency of our large solar applications. With the combined technologies of the Company and ENTECH, we believe our solar systems will be capable of generating and delivering electrical and thermal energy on site at prices competitive to retail prices without relying on government sponsored rebates. We believe the merger will provide substantial strategic and financial benefits to the Company and our stockholders.

        We are a Delaware corporation. The Company's common stock is publicly traded on the NASDAQ OTC Bulletin Board under the symbol WWAT.OB. Our corporate headquarters and research facilities are located at 200 Ludlow Drive in Ewing, NJ 08638.

About ENTECH, Inc. (Page 20)

ENTECH, Inc.
1077 Chisolm Trail
Keller, Texas 76248
Telephone: 817-379-0100

        Prior to the merger, ENTECH, Inc. was a privately-owned company that had been engaged in developing, manufacturing and installing solar products since its inception in 1983. ENTECH has developed concentrator solar power systems, supplied solar power for space missions for NASA, and installed ground-based concentrating solar systems in North America.

        ENTECH's patented concentrator technology allows for the installation of large solar "farms" with greatly reduced requirements for solar cell materials (silicon or multi-junction). Due to the advantages of ENTECH's concentrator, a significantly lesser amount of silicon used in flat plate solar modules is required by current ENTECH modules to generate the same electrical power. Consequently, the ENTECH technology greatly lessens the impact of the silicon material shortage currently constricting flat plate solar panel supply. ENTECH concentrators utilize a two-axis tracker to follow the sun's position throughout the day, maximizing energy production.

        ENTECH's technology can produce photovoltaic electricity, or thermal energy (heat) for commercial uses such as for heating and/or air conditioning. When applied in a combined fashion for onsite power applications, the cost to the customer can be significantly less for electricity generated and for BTU of heat provided versus separate competing systems currently on the market while being competitive with current retail energy prices.

        ENTECH is a Delaware corporation, whose common stock is not publicly listed or traded.

The merger (Page 15)

        On January 28, 2008, ENTECH, Inc., a Delaware corporation, which we refer to as "ENTECH," merged with and into a wholly-owned subsidiary of WorldWater, which we refer to as "Merger Sub." Merger Sub is the surviving entity in the merger. Under the terms of the merger agreement, WorldWater paid the following consideration to ENTECH stockholders:

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  $5.0 million in cash, and

  •
  19,672,131 shares of our common stock as stock consideration.

        Additionally, the ENTECH stockholders are entitled to receive future earn-out consideration calculated as 5% of Merger Sub's gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such earn-out payments paid by WorldWater to the ENTECH stockholders equals $5,000,000. WorldWater also was responsible for the payment of $1.3 million of ENTECH's liabilities, which was paid at closing.

        As a subsidiary of the Company, ENTECH will maintain its identity, location, and business operations in both terrestrial and space solar energy. The Company anticipates that ENTECH will continue to perform its contract work for NASA, the U.S. Department of Defense, and other customers, as well as its internal R&D programs leading to improved future products.

        The merger agreement is attached to this proxy statement as Annex A.

Our stockholders after the merger

        The ENTECH stockholders received 19,672,131 shares of WorldWater common stock. As a result, ENTECH's stockholders own approximately 10.4% of the outstanding common stock of WorldWater, and the current stockholders of WorldWater own approximately 89.6% of our diluted common stock. Pursuant to the Certificate of Designations for the Company's Series C preferred stock, the holders of Series C shares have the right, at their election, to convert their shares into either shares of the Company's common stock or shares of common stock of Merger Sub. The information about our stockholders after the merger has been calculated based on the assumption that holders of Series C shares have not elected to convert their shares of preferred stock into shares of common stock of Merger Sub.

Our board of directors' recommendations to stockholders (Page 16)

        Our board of directors recommends that you vote FOR the election of three Class I directors, FOR the amendment of our articles of incorporation to increase the authorized number of shares of our common stock, FOR the fifth amendment and restatement of our stock option plan to increase the number of common shares available for issuance under the plan and FOR the ratification of the appointment of our accountants. Our board of directors believes the ENTECH merger will provide substantial strategic and financial benefits to the Company and our stockholders.

Accounting treatment (Page 18)

        The combination of WorldWater and ENTECH will be accounted for under the purchase method of accounting as a business combination, with WorldWater being treated as having acquired ENTECH on January 28, 2008.

United States federal income tax considerations (Page 18)

        We structured the merger as a tax-free reorganization for United States federal income tax purposes, in which case our current stockholders will not recognize any gain or loss for federal income tax purposes as a result of the merger.

Regulatory approvals

        We do not believe the merger was subject to the reporting and waiting provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Thus, no filings have been made with the U.S. Department of Justice and the U.S. Federal Trade Commission in relation to the merger.

Completion of the merger (Page 25)

        On January 25, 2008, and in connection with the ENTECH merger, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. David Gelbaum is the trustee of The Quercus Trust and a director of the Company. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock discussed in Proposal Two of this proxy statement.

        On January 25, 2008, and in connection with the merger, we borrowed $6 million from The Quercus Trust as evidenced by a Promissory Note (the "Note") dated as of that date. The Note bears interest at a rate of 8% per annum. The outstanding principal amount of the Note and all accrued and unpaid interest were due and payable on July 28, 2008. Such amounts were paid on February 12, 2008.

        Transactions between the Company and The Quercus Trust or its trustee, David Gelbaum, may be considered related party transactions. Under the terms of our Related Party Transaction Policy and Procedures, transactions with related parties requiring disclosure under United States securities laws require prior approval of (a) the Board of Directors and the Audit Committee (acting in each case by a majority of the directors then in office who have no interest in a proposed related party transaction) or (b) the Board of Directors and a committee of not less than two independent directors appointed by the Board of Directors who have no interest in the proposed related party transaction being considered (a "Special Committee").

        The Board of Directors and either the Audit Committee or a Special Committee will review the material facts of all related party transactions that require approval in accordance with the Company's policy and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Board of Directors, the Audit Committee and the Special Committee, as applicable, will take into account, among other factors each deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        The issuance of the Series E Convertible Preferred Stock and the loan evidenced by the Note occurred prior to the adoption of our Related Party Transaction Policy and Procedures and, although approved by the board of directors, were not considered by the Audit Committee or a Special Committee.

Interests of certain persons in the merger (Page 19)

        In considering our board of directors' approval of the merger agreement and their recommendation that you vote "FOR" the proposal to amend the certificate of incorporation to increase the number of authorized shares, which is necessary to complete the conversion of the Series E Convertible Stock into shares of our common stock, our stockholders should be aware of the following:

        In June 2006, the Company issued 750,000 shares of Series C 6% Convertible Preferred Stock, which we refer to as the Series C Preferred Stock. W. Harrison Wellford, who became one of our directors in January 2007 and who resigned in April 2008, and James S. Brown, one of our executive officers, each hold shares of our Series C Convertible Preferred Stock. For 120 days after completion of the merger with ENTECH, each holder of Series C Preferred Stock may elect to convert his shares into his proportionate share of a 6.5% interest in Merger Sub. Alternatively, Holders of Series C Preferred Stock have the right to convert their shares into shares of common stock at any time prior to January 1, 2009. We estimate the aggregate consideration issued in the merger at approximately $52.3 million, if the amount of the earn-out consideration under the terms of the merger agreement is equal to $5.0 million. In voting to approve the merger agreement with ENTECH, the board of directors was aware of Mr. Wellford's right to convert his shares of Series C Preferred Stock into shares of Merger Sub upon completion of the merger. Mr. Wellford abstained from voting when the board of directors considered approval of definitive merger documentation.

Proposals for consideration at the special meeting

Proposal No. 1. Election of Class II Director (Page 12)

        One director, Walter Hesse, is nominated to be elected as a Class II director at the special meeting. If elected, the Class II director will hold office until the 2011 annual meeting of the stockholders or until his successor is duly elected and qualified.

Proposal No. 2 Authorization of Additional Shares of Common Stock (Page 13)

        Currently, our Certificate of Incorporation authorizes us to issue up to 275,000,000 shares of common stock. As of December 31, 2007, 189,352,674 shares of common stock were outstanding. In order to complete the conversion of the Series E Convertible Stock into shares of our common stock , our stockholders need to increase the number of shares of common stock we are authorized to issue. We are asking our stockholders to approve an amendment to our Certificate of Incorporation to increase the number of authorized shares of common stock from 275,000,000 shares to 450,000,000 shares. The additional shares authorized would be available to be issued for any valid corporate purpose as determined by our board of directors without any further approval of our stockholders. A majority of our outstanding common stock entitled to vote at the special meeting is required to approve the amendment to our Certificate of Incorporation to authorize additional shares of common stock for issuance.

Proposal No. 3. Amendment of Stock Option Plan (Page 44)

        The Company's success is largely dependent upon the efforts of its key employees as well as its directors and consultants. In order to continue to attract, motivate and retain outstanding key employees, the board of directors believes it is essential to provide compensation incentives that are competitive with those provided by other companies. The board of directors has recommended our stockholders approve an amendment to the Company's stock option plan in the form set forth on Appendix D hereto. The amendment will increase the number of shares of common stock available to be issued under the plan from a maximum of 25,000,000 to 50,000,000.

Proposal No. 4. Authorization of a reverse stock split (Page 46)

        Our board of directors is seeking approval of an amendment to our Certificate of Incorporation to give the board of directors authorization to effect a reverse split of our common stock at any time before our next annual meeting of stockholders, without further approval of our stockholders, upon a determination by our board of directors that such a reverse stock split is in the best interests of our company and our stockholders. If the board of directors elects to effect the proposed reverse stock split, each stockholder would receive a smaller number of shares at the reverse stock split ratio selected by the board of directors. The ratio will be no less than 1 for 4 and no greater than 1 for 8.

Proposal No. 5. Ratification of Appointment of Accountants (Page 41)

        Amper, Politziner & Mattia, P.C. independent certified public accountants, has been selected by the board of directors as the Company's independent auditor for the current fiscal year. A representative of Amper, Politziner & Mattia, P.C. is expected to be present at the special meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

Certain risks associated with the merger (Page 9)

        There are risks and uncertainties that we face in connection with the acquisition of ENTECH. Among the risks is the expectation that the business of ENTECH will represent a significant part of our business after the merger and such business may be riskier than our current business.

        For a more complete discussion of these and other risks related to the acquisition and the combined company, see the section entitled "Certain Risk Factors Associated with the Merger" beginning on page            .

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement contains forward-looking statements that are based on the beliefs of our management and reflect our current expectations as contemplated under the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. When used in this proxy statement, the words "estimate", "project", "believe", "anticipate", "intend", "expect", "plan", "predict", "may", "should", "will", the negative of these words or other variations thereon or comparable terminology are intended to identify forward-looking statements. Such statements reflect our current views with respect to future events based on currently available information and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in those forward-looking statements, and discussed in further detail in the section of this proxy statement entitled "Certain Risk Factors Associated with the Merger", including the fact that, following the merger, the actual results of the combined company could differ materially from the expectations set forth in this proxy statement.

        The forward-looking statements contained in this proxy statement speak only as of the date of the proxy statement. Except as required by applicable regulations, WorldWater does not undertake any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement, including the occurrence of unanticipated events.

CERTAIN RISKS ASSOCIATED WITH THE MERGER

        In deciding whether to approve the increase in the number of authorized shares of common stock, which will allow us to complete the merger between the Company and ENTECH, you should carefully consider the following risks. You should also review and consider the various risks and uncertainties related to our business, which we have identified and discussed in our Annual Report on Form 10-K for the year ended December 31, 2007. If any of these risks actually occur, our business, financial condition or results of operations could be seriously harmed. In that event, the market price for our common stock could decline and you may lose all or part of your investment.

Risks related to the acquisition of ENTECH

Our stock price and future business and operations will be substantially dependent on the operating results of ENTECH.

        After the completion of the merger, the future development and sales of products based on ENTECH's technology will impact our overall financial results. If increased profitability and sales are not derived in a timely manner, the price of our common stock may decline.

Some of the directors and executive officers of WorldWater have interests in the merger.

        As holders of Series C Preferred Stock, one of our former directors and one of our executive officers have interests in the merger that are different from, or in addition to, those of our other stockholders. Holders of Series C Preferred Stock have the right, at their election, to convert their shares into either shares of the Company's common stock or, after completion of the ENTECH merger, into shares of Merger Sub.

We may experience problems in integrating the operations and systems of ENTECH following the merger.

        Although we are operating the Company and ENTECH as separate legal and operating entities following completion of the merger, we are seeking to integrate certain systems of WorldWater and ENTECH to eliminate duplicative functions, reduce costs, and achieve timely financial reporting. It is possible that the integration process could result in the loss of key employees, the disruption of ongoing business or inconsistencies in standards, controls, procedures and policies that adversely affect our ability to achieve the anticipated benefits of the merger. In addition, successful integration of the companies will require the dedication of management resources, which will temporarily detract attention from the day-to-day business of the companies.

The unaudited pro forma financial data included in this proxy statement are preliminary and our actual financial position and results of operations may differ from the unaudited pro forma financial data included in this proxy statement.

        The unaudited pro forma financial data in this proxy statement reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to ENTECH's net assets based on their relative fair values. The purchase price allocation reflected in this proxy statement is preliminary, and final allocation of the purchase price will be based upon the actual purchase price and the actual assets and liabilities of ENTECH as of the date of the completion of the merger. We may need to revise our current estimates of those assets and liabilities as the valuation process and accounting process are finalized. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments reflected in this proxy statement. The unaudited pro forma financial data in this proxy statement are presented for illustrative purposes only and are not necessarily indicative of what WorldWater's actual financial position or results of operations would have been had the merger and related financings been completed on the dates indicated. The unaudited pro forma financial data in this proxy statement do not give effect to (1) WorldWater's or ENTECH's results of operations or other transactions or developments since December 30, 2007, in the case of ENTECH and December 31, 2007, in the case of WorldWater or (2) the cost savings and one-time charges expected to result from the merger. The foregoing matters and other factors could cause both our pro forma historical financial position and results of operations, and our actual future financial position and results of operations, to differ from those presented in the unaudited pro forma financial data in this proxy statement.

Shares eligible for future sale may adversely affect the Company's common stock price.

        We issued shares of our common stock representing approximately 10.4% of our outstanding common stock to the current stockholders of ENTECH. These shares are not being registered under the Securities Act of 1933 and may not be resold without a registration or an exemption from registration. We entered into an agreement to register such shares for resale. Sales of a substantial number of shares of our common stock into the market or a perception that such sales could occur may have an adverse affect on the price of our stock and could impair our ability to obtain capital through an offering of equity securities.

Compliance with securities laws.

        The common stock issued to ENTECH stockholders in connection with the merger is being offered without registration under the Securities Act of 1933 pursuant to the exemption available for sales without registration under Section 4(2) of the Securities Act and Rule 506 of Regulation D. If we fail to comply with all of the requirements of the available exemptions from registration, the investors may have the right to rescind the acquisition of their WorldWater shares in connection with the merger.

Risks Related to ENTECH

ENTECH's products include complex solar technology for markets which are subject to operational risks.

        ENTECH is engaged in the development of complex solar technology for the solar energy market. The technology developed by ENTECH is complex and susceptible to unique engineering elements that are not tested in the actual operating environment until commissioned. As a result, ENTECH may incur unanticipated engineering requirements which may cause it to incur additional operating, development and production expenses that have not been anticipated.

The industry in which ENTECH operates is highly competitive, which may result in a loss of market share or a decrease in revenue or profit margin.

        ENTECH's products and services are provided in a highly competitive environment. ENTECH's products and services are subject to competition from a number of similarly sized or larger businesses which may have greater financial and other resources than are available to ENTECH. Factors that affect competition include timely delivery of products and services, reputation, manufacturing capabilities, price, performance and dependability. Any failure to adapt to a changing competitive environment may result in a loss of market share and a decrease in revenue and profit margins.

ENTECH relies on a few key employees whose absence or loss could disrupt its operations or adversely affect its business.

        ENTECH's continued success is dependent on the continuity of the key management, operating and technical personnel listed below. The loss of these key employees would have a negative impact on its future growth and profitability. ENTECH does not maintain key person insurance on any of these individuals.

ENTECH's failure to attract and retain qualified personnel could lead to a loss of revenue or profitability.

        The development, manufacture and installation of ENTECH's products and services require continued access to qualified personnel at appropriate compensation levels. The labor market for these labor categories, including electrical engineers and experienced licensed electricians, has been and is tightening. Further, the solar energy industry in general, and ENTECH's market in particular, has not attracted an adequate level of skilled personnel at all levels during the last two decades. The continuation of this trend could impact ENTECH's growth and profitability as well as cause unanticipated quality difficulties.

Natural disasters, terrorism, acts of war, international conflicts or other disruptions to ENTECH's operations could harm its business.

        Natural disasters, acts or threats of war or terrorism, international conflicts, and the actions taken by the United States and other governments in response to such events could cause damage to or disrupt ENTECH's business operations or those of its customers, any of which could have an adverse effect on ENTECH's business. ENTECH could suffer a material loss as a result of such disruptions because it is not possible to predict future events or their consequences, any of which could decrease demand for ENTECH's products, make it difficult or impossible for ENTECH to deliver its products, or disrupt its supply chain.

ENTECH's success depends upon its ability to secure raw materials and supplies on acceptable terms.

        Aluminum, steel and silicon represent a significant element of ENTECH's material cost. Significant increases in the prices of these materials can reduce ENTECH's estimated operating margins if it is unable to recover such increases from customer revenues.

We have not yet fully evaluated the disclosure controls and procedures and internal control over financial reporting of ENTECH and its subsidiaries, and any deficiencies in ENTECH's internal controls that we may find would require us to spend resources to correct those deficiencies and could undermine market confidence in our reported consolidated financial information and reduce the market price of our common stock.

        Maintaining effective disclosure controls and procedures and internal control over financial reporting is necessary for us to produce reliable financial reports and is important in helping to prevent financial fraud. We are currently subject to certain provisions of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission, which require, among other things, our management to make quarterly assessments of the effectiveness of our disclosure controls and procedures. In the future, we will be subject to additional requirements to annually assess and report on our internal control over financial reporting and our independent registered public accounting firm will be required to issue a report on management's assessment of our controls and procedures, which will be included in our annual reports filed with the Securities and Exchange Commission. ENTECH is not currently subject to the Sarbanes-Oxley Act of 2002, and we are continuing to evaluate the strength of ENTECH's disclosure controls and procedures and internal control over financial reporting. If we identify any significant deficiencies or material weaknesses in ENTECH's disclosure controls and procedures and internal control over financial reporting following the completion of the merger, we will be required to spend time and money to remedy those deficiencies. If we are unable to sufficiently integrate ENTECH's disclosure and control structure into our structure or correct any deficiencies we identify in a timely manner, we may conclude that these circumstances constitute a material weakness in disclosure controls and procedures and/or internal control over financial reporting and that our disclosure controls and procedures and/or internal control over financial reporting was not effective.

Investors could lose confidence in our reported consolidated financial information as a result, and the market price of our common stock could decline.

Risks related to the combined company

The combined company may not realize the anticipated benefits of the merger due to challenges associated with integrating the companies or other factors.

        The success of the merger will depend in part on the success of management of the combined company in integrating the operations, technologies, business, financial accounting systems and personnel of the two companies following the effective time of the merger. The inability of the combined company to meet the challenges involved in integrating successfully the operations of ENTECH and WorldWater or otherwise to realize any of the anticipated benefits of the merger could seriously harm the combined company's results of operations. In addition, the overall integration of the two companies may result in unanticipated operations problems, expenses, liabilities and diversion of management's attention. The challenges involved in integration include:

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  coordinating and integrating sales and marketing functions;

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  demonstrating to the combined company's customers that the merger will not result in adverse changes in the business focus or the quality of the products and services previously provided by each company;

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  assimilating the personnel of both companies and integrating the business cultures of both companies;

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  consolidating corporate and administrative infrastructures and eliminating duplicative operations; and

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  maintaining employee morale and motivation.

        WorldWater and ENTECH may not be able to successfully integrate their operations in a timely manner, or at all, and the combined company may not realize the anticipated benefits of the merger, including potential synergies or sales or growth opportunities, to the extent or in the time frame anticipated. The anticipated benefits and synergies of the merger are based on assumptions and current expectations, not actual experience, and assume a successful integration. In addition to the potential integration challenges discussed above, the combined company's ability to realize the benefits and synergies of the business combination could be adversely impacted to the extent either company's relationships with existing or potential customers, suppliers or strategic partners is adversely affected as a consequence of the merger.

MATTERS TO BE BROUGHT BEFORE THE MEETING

PROPOSAL ONE
ELECTION OF CLASS 2 DIRECTOR

        One director, Walter Hesse, has been nominated for election as Class 2 director at the special meeting. If elected, the Class 2 director will hold office until the 2011 annual meeting of stockholders or until his successor is duly elected and qualified. The election of the director will be decided by a plurality of the votes cast at the meeting by holders of common stock. The nominee has consented to serve if elected, but, if any nominee becomes unable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

        Walter Hesse. Dr. Hesse is chief executive officer of the Solar Division of ENTECH, Inc., a wholly-owned subsidiary of the Company, and has served in that position since the Company's acquisition of ENTECH on January 28, 2008. From 1983 to January 28, 2008, he served as the chief executive officer and chairman of the board of directors of ENTECH. Dr. Hesse has been involved in high technology research and development work for more than 60 years. Dr. Hesse was a twelve year Board Member and served as Chairman and President of the Solar Energy Industry Association. He served on the Advisory Board of the Electrical Engineering Department of the University of Texas at Arlington and the advisory board of the U.S. Solar Energy Research Institute. He was a member of the Scientific Panel to the Congressional House Committee on Science and Astronautics, a member of the Advisory Board for Joint Task Force Two of the Joint Chiefs of Staff, a member of the Texas Commission on Atomic Energy, and was Chairman of the Board of the Aerospace Education Foundation of the Air Force Association. He currently serves on the Advisory Board for the College of Arts and Sciences of the University of North Texas.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE
NOMINEE FOR CLASS 2 DIRECTOR SET FORTH ABOVE
Unless Marked to the Contrary, Proxies Will be Voted For Approval

PROPOSAL TWO
AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

        The board of directors has approved, and has recommended to the Company's stockholders, an amendment of the Company's Certificate of Incorporation to increase the number of authorized shares of common stock, par value $.001 per share, from 275,000,000 to 450,000,000. This amendment would revise Article 4 of the Certificate of Incorporation to read as follows:

        "Article 4. Authorized Capital. The total number of shares that may be issued by the Corporation is Four Hundred Sixty Million (460,000,000) of which:

          a)    Four Hundred Fifty Million (450,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common stock; and

          b)    Ten Million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

        The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the board of directors."

        The following schedule indicates the number of shares of common stock outstanding as of December 31, 2007 and issuable under outstanding options, warrants and convertible securities.

ANALYSIS OF AVAILABLE AUTHORIZED COMMON STOCK

As of December 31, 2007
Number of authorized common shares:	275,000,000

Less common shares outstanding:	189,352,674
Less potential issuable common shares:
Warrants	13,484,226
Debt conversion rights	1,454,470
Stock options	14,589,417
Preferred stock conversion rights	55,842,797

85,370,910

Available common shares to be issued:	276,416

        On October 29, 2007, we entered into a merger agreement to acquire ENTECH. The merger agreement requires, among other things, the payment of $5 million and the issuance of 19,672,131 shares of WorldWater common stock to the ENTECH stockholders. Since we did not have sufficient authorized and unissued shares of common stock to complete the merger, on January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock discussed in this Proposal. The merger was completed on January 28, 2008. As a result, our stockholders must approve the amendment of our Certificate of Incorporation to increase our authorized common stock in order to convert the Series E Convertible Preferred Stock to common stock. (See "The Acquisition of ENTECH" below.) If the Company's stockholders approve the proposed increase in authorized shares, no further action or authorization by the Company's stockholders will be necessary to convert the Series E Convertible Preferred Stock to common stock.

        Additionally, the increase in the authorized number of shares is required in order to accommodate the Company's anticipated growth and to pursue new business. The increased share authorization will provide the Company with an ability to raise capital funds that may be necessary to further develop its core business, to fund other potential acquisitions, to finance working capital requirements, to have shares available for use in connection with its stock option plans, and to pursue other corporate purposes that may be identified by the board of directors. The board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. No further action or authorization by the Company's stockholders would be necessary prior to issuance of these additional shares of common stock authorized under the amendment, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the NASDAQ Stock Market or of any stock exchange on which the Company's common stock may then be listed.

        Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed amendment is not in response to any effort by any person or group to accumulate the Company's stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the board of directors to recommend or implement a series of anti-takeover measures.

THE ACQUISITION OF ENTECH, INC.

Merger Structure

        On January 28, 2008, ENTECH, a privately owned company formed in 1983 which is involved in the manufacture and sale of solar products (see "About ENTECH, Inc." on page 16) merged with and into Merger Sub and Merger Sub survived the merger as a wholly-owned subsidiary of WorldWater. Under the terms of the merger agreement, WorldWater paid the following consideration to ENTECH stockholders:

  •
  $5.0 million in cash; and

  •
  19,672,131 shares of WorldWater's common stock with an aggregate value of $42,295,082. This determination of value is based on a $2.15 per share value of our common stock, which is our estimate of the fair market value of our common stock for a five day trading average for the period October 25, 2007 through October 31, 2007. The date of the merger agreement was October 29, 2007.

        Additionally, ENTECH stockholders are entitled to receive earn-out consideration calculated as 5% of Merger Sub's gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such earn-out payments paid by WorldWater to the ENTECH stockholders equals $5,000,000. In addition to the consideration to be paid to ENTECH's stockholders, WorldWater paid $1.3 million of ENTECH's liabilities at closing.

        Following the merger, ENTECH has maintained its identity, location, and business operations in both terrestrial and space solar energy. The Company anticipates that ENTECH will continue to perform its contract work for NASA, the U.S. Department of Defense, and other customers, as well as its internal R&D programs leading to improved future products.

        Under the terms of the merger transaction, a closing based on a market price of $2.15 per share results in the Company having to record estimated Intangible Assets and Goodwill totaling approximately $49.65 million in the quarter ending March 31, 2008 using the assumptions set forth below. At the closing, the stockholders of ENTECH received $5.0 million in cash and 19,672,131 shares of the Company's common stock valued at $42,295,082 assuming the same $2.15 market price described above. Also included in the total purchase price is $1.4 million of acquisition expenses. Any amounts payable pursuant to the earn-out will be payable in cash and will be funded from the Company's operations.

        The following description of the material information about the terms of the merger is qualified in its entirety by reference to the more detailed annexes and financial data included with this proxy statement. We encourage you to read all of the annexes and financial data in this proxy statement in their entirety.

        The merger agreement contains customary representations and warranties by the parties. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that will be exchanged in connection with signing the merger agreement. While we do not believe that the disclosure schedules contain information securities laws require us to publicly disclose, other than information that has already been so disclosed, the disclosure schedules contain information that modifies, quantifies, and creates exceptions to the representations and warranties set forth in the merger agreement. Moreover, information concerning the subject matter of the representations and warranties may change after execution of the merger agreement, which subsequent information may or may not be fully reflected in our public disclosures.

Background of the merger

        WorldWater regularly reviews and evaluates its business strategy and strategic alternatives with the goal of enhancing stockholder value. As part of these reviews, management and the board of directors on various occasions have reviewed various merger or business combination possibilities.

        In June 2006, the Company announced that it had entered into a letter of intent with ENTECH, to acquire all the outstanding stock of ENTECH upon completion of the necessary due diligence and after obtaining appropriate financing.

        From June 2006 through early 2007, we performed due diligence review of business, legal and financial matters relating to the acquisition of ENTECH, and negotiations were ongoing regarding the terms of definitive agreements, however, no agreement was completed as originally anticipated under the original letter of intent.

        During the spring of 2007, negotiations resumed and on May 25, 2007, we entered into a new letter of intent to enter into a merger agreement with ENTECH. On August 1, 2007, we entered into an amendment to the letter of intent to provide that the merger must be completed by November 30, 2007. On October 29, 2007, we entered into a definitive merger agreement which provided for a closing of the merger transaction by January 31, 2008.

Recommendation of the board of directors; Our reasons for proposing the increase in our authorized common stock

        The board of directors has approved the merger agreement and has deemed the merger with ENTECH advisable and in the best interests of WorldWater. Since we did not have sufficient authorized and unissued shares of common stock to complete the merger, on January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of our stockholders to the increase in our authorized common stock discussed in this Proposal. The merger was completed on January 28, 2008. As a result, our stockholders must approve the amendment of our Certificate of Incorporation to increase our authorized common stock in order for us to convert the Series E Convertible Preferred Stock to common stock. In the event this amendment is not approved by our stockholders, the Series E Convertible Preferred Stock will remain outstanding. The board of directors has approved the amendment to our Certificate of Incorporation and recommends that our stockholders vote "FOR" the amendment. An increase in the number of shares of common stock we are authorized to issue is necessary in order for us to convert the Series E Convertible Preferred Stock to common stock and to have additional shares available for issuance for general corporate purposes that may be identified by the board of directors. The board of directors unanimously recommends that stockholders vote "FOR" approval of the amendment to our Certificate of Incorporation to increase the number of authorized shares.

        Before approving the merger agreement, the board of directors sought to identify and consider the significant benefits and risks expected from the business combination with ENTECH and compared these to the other strategic alternatives available to WorldWater in order to select a strategy that it believes will best position WorldWater to achieve both short-term and long-term growth and enhancement of stockholder value. The board considered the improvement in the business and financial condition of WorldWater over the past few years and expects the acquisition of ENTECH to result in a combined company with significantly enhanced solar technology and efficiency of our large solar applications. With the combined technologies of the Company and ENTECH, the board believes our solar systems will be capable of generating and delivering electrical and thermal energy on site at prices competitive to retail prices without relying on government sponsored rebates. We are proposing the combination with ENTECH because we believe it will provide substantial strategic and financial benefits to the Company and our stockholders.

        Benefits of the ENTECH Transaction.    On May 25, 2007, our board of directors met to discuss strategy and long term planning. The Company's board discussed the possibility of a business combination transaction with ENTECH, including the risks and potential benefits of such a transaction. The Company's board believes that the merger enhances stockholder value through, among other things, enabling the combined company to capitalize on the following strategic advantages:

  •
  Increased Financial and Strategic Flexibility.  We believe that, because of its increased size and economies of scale, the combined company will have greater financial flexibility, greater liquidity in the market for our securities and the ability to respond to competitive pressures and successfully pursue future transactions necessary to remain competitive. The combined company's increased size, economies of scale and total capabilities are also expected to enable it to improve the cost structure for its products and services, enhancing its ability to compete profitably.

  •
  Complementary Strengths and Strategic Positioning.  The acquisition of ENTECH is expected to significantly bolster the Company's strategic positioning and will offer us exposure to new solar technology customers and markets on an international scale. As a result, we believe the combined company will have greater opportunity for future growth.

  •
  Our Common Stock May be More Attractive to Investors.  We believe that the expanded scale and scope of products resulting from the completion of the merger may enable us to attract more investor attention and result in greater liquidity in the market for our securities. We anticipate that we may also benefit from better access to capital markets, which should provide more financial flexibility in meeting future opportunities and challenges.

  •
  Expanded Management and Resources.  The merger will combine WorldWater's and ENTECH's sales, marketing and operational execution and expertise, as well as the strength of both firm's senior management team. We believe that the complementary skill sets and perspectives of the two companies' management teams will result in a combined company management team that has significantly more breadth and depth than the two companies have on a stand-alone basis. WorldWater believes that the merger will enable the combined company to better take advantage of the two companies' complementary assets, skills and strengths, including product innovation and research and development and apply them across a broader business base to create greater value for our customers.

        In view of the wide variety of factors considered in connection with its evaluation of the merger and the complexity of these matters, our board did not find it useful to and did not attempt to quantify, rank or otherwise assign relative weights to these factors. In addition, our board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, but rather the board conducted an overall analysis of the factors described above, including discussions with the Company's management team and outside legal, financial and accounting advisors. In considering the factors described above, individual members of the board may have given different weight to different factors.

        Risks of the ENTECH Transaction.    In determining to enter into the merger agreement with ENTECH, the Company's board analyzed the considerations favoring an acquisition of ENTECH in the context of the risks associated with the merger, particularly the challenge of integrating the two companies and the risk that the expected benefits of the merger might not be realized. Our board of directors considered the following potential adverse consequences to WorldWater, its stockholders and the combined company:

  •
  The business of ENTECH, manufacturing and sale of terrestrial solar systems on a large scale, will represent a significant part of our business after the merger. Fluctuations in the market price and demand for ENTECH's products could therefore, significantly affect our financial performance.

  •
  Failure to complete the merger could negatively impact the market price of our common stock.

  •
  The other risks described in this proxy statement that are included in the section entitled "Certain Risks Associated with the Merger".

        The board of directors concluded that the potential benefits of the transaction with ENTECH outweighed the potential risks. The board believes the merger transaction with ENTECH is more compelling than WorldWater remaining a stand-alone entity and is in the best interests of WorldWater and its stockholders.

Effects of merger on WorldWater common stock

        Each share of our common stock that is issued and outstanding at the effective time of the merger will remain issued and outstanding after the merger. However, because additional shares of our common stock were issued as a result of the merger and related transactions, the aggregate equity interest of our current stockholders will be diluted from 100% of our issued and outstanding common stock prior to the merger to approximately 90% of our issued and outstanding common stock immediately after the merger.

Accounting treatment

        The acquisition will be accounted for under the purchase method of accounting in accordance with U.S. generally accepted accounting principles (GAAP), with WorldWater being the acquiror. Accordingly, for accounting purposes, the net assets of ENTECH will be stated at their fair value based on an appraisal, performed by an independent valuation specialist to be prepared subsequent to closing the transaction, of the principal ENTECH assets acquired and liabilities assumed. It is anticipated that a substantial portion of the purchase price will be allocated to amortizable intangibles and non-amortizable goodwill and intangibles. Our financial statements issued after completion of the acquisition will reflect these values. Historical data published after the completion of the merger are of WorldWater and are not restated retroactively to reflect the combined historical financial position or results of operations of WorldWater and ENTECH. To the extent that any portion or all of the earn-out payments becomes payable, our financial statements will differ from the pro forma financial statements set forth in this proxy statement. Any additional purchase price amounts related to the earn out provision of the merger will be recorded as additional goodwill when realized.

Material federal income tax consequences of the merger for WorldWater and WorldWater stockholders

        The following is a summary of the anticipated material United States federal income tax consequences of the merger to WorldWater and our stockholders. The following discussion is based upon the current provisions of the Internal Revenue Code of 1986, as amended ("the Code"), Treasury regulations promulgated under the Code, Internal Revenue Service ("IRS"), rulings and pronouncements, and judicial decisions now in effect, all of which are subject to change at any time by legislative, judicial or administrative action. Any such changes may be applied retroactively. Any change could affect the accuracy of the statements and conclusions discussed below and the tax consequences of the merger.

        The following discussion is not binding on the IRS. Neither WorldWater nor ENTECH has or intends to request any rulings from the IRS or opinions from counsel with respect to any of the United States federal income tax consequences of the merger and, as a result, there can be no assurance that the IRS will not disagree with or challenge any of the conclusions described below.

        It is expected that for United States federal income tax purposes the merger of ENTECH with and into Merger Sub constituted a reorganization within the meaning of Section 368(a) of the Code. If the merger does qualify as a reorganization within the meaning of Section 368(a) of the Code, no gain or loss will be recognized by WorldWater. Stockholders of WorldWater did not exchange or surrender their WorldWater stock in the merger or receive any separate consideration. Accordingly, you will not recognize gain or loss as a result of the merger.

        WE INTEND THIS DISCUSSION TO PROVIDE ONLY A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. WE DO NOT INTEND THAT IT BE A COMPLETE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER. IN ADDITION, WE DO NOT ADDRESS TAX CONSEQUENCES WHICH MAY VARY WITH, OR ARE CONTINGENT UPON, INDIVIDUAL CIRCUMSTANCES. MOREOVER, WE DO NOT ADDRESS ANY NON-INCOME TAX OR ANY FOREIGN, STATE OR LOCAL TAX CONSEQUENCES OF THE MERGER. ACCORDINGLY, WE STRONGLY ENCOURAGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE YOUR PARTICULAR U.S. FEDERAL, STATE, LOCAL OR FOREIGN INCOME OR OTHER TAX CONSEQUENCES RESULTING FROM THE MERGER, WITH RESPECT TO YOUR INDIVIDUAL CIRCUMSTANCES.

Appraisal rights

        Holders of our common stock will not have appraisal rights in connection with the acquisition of ENTECH or the proposals to be considered at the special meeting.

Regulatory Approvals

        We do not believe the merger will be subject to the reporting provisions or waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the regulations promulgated thereunder (the "HSR Act"). The HSR act requires that parties to a merger and related transaction meeting certain tests regarding the value of the transaction, and not otherwise exempt must file notifications and report forms to the Antitrust Division of the U.S. Department of Justice ("DOJ") and the Federal Trade Commission ("FTC"). The merger does not meet the transaction value requirements under the HSR Act and accordingly, no filings have been made or are presently contemplated with the DOJ and FTC in relation to the merger.

Interests of certain persons in the merger

        In June 2006, the Company issued 750,000 shares of Series C 6% Convertible Preferred Stock, which we refer to as the Series C Preferred Stock. W. Harrison Wellford, who became one of our directors in January 2007 and who resigned in April 2008, and James S. Brown, one of our executive officers, each hold shares of our Series C Convertible Preferred Stock. For 120 days after completion of the merger with ENTECH, each holder of Series C Preferred Stock may elect to convert his shares into his proportionate share of a 6.5% interest in Merger Sub. Alternatively, Holders of Series C Preferred Stock have the right to convert their shares into shares of common stock at any time prior to January 1, 2009. In voting to approve the merger agreement with ENTECH, the board of directors was aware of Mr. Wellford's right to convert his shares of Series C Preferred Stock into shares of Merger Sub upon completion of the merger. Mr. Wellford abstained from voting when the board of directors considered approval of definitive merger documentation.

Costs and expenses of the merger

        We estimate that merger-related fees and expenses of WorldWater, consisting of fees and expenses of our financial advisor, attorney, and accountants, financial printing and distribution and related charges, Securities and Exchange Commission and other filing fees and travel expense, will total approximately $1.4 million if the merger is completed. WorldWater has paid ENTECH a standstill and due diligence fee under the original letter of intent in the amount of $500,000 (included in the fee estimate above) and this fee is not conditional on completion of the merger. In addition, WorldWater has placed in escrow a further standstill fee in the amount of $500,000 which has been released to ENTECH in consideration of ENTECH's agreement to extend the closing date of the merger transaction from November 30, 2007 (as described in the letter of intent for the transaction) to January 31, 2008. This amount was applied to the cash portion of the merger consideration paid by WorldWater.

ABOUT ENTECH, INC.

        Prior to the merger, ENTECH, Inc. was a privately-owned company that had been engaged in developing, manufacturing and installing solar products since its inception in 1983. These patented products include advanced solar power systems for producing electrical power for terrestrial and space applications, along with advanced solar daylighting products for improved building energy efficiency. These products are described on ENTECH's websites at www.entechsolar.com and www.day-lighting.com, as well as www.slasr.com, and www.stretchedlensarray.com. ENTECH was incorporated in the State of Delaware as a "C" Corporation.

        ENTECH's space business is successfully underway with numerous contracts with NASA and other space power customers. ENTECH's tubular skylight business will be established as a license arrangement with an outside company. ENTECH's terrestrial solar power products, which offer the greatest profit potential for the Company, will require financing to be successfully launched into the marketplace.

        ENTECH has developed concentrating solar power systems for both large and small terrestrial power applications and space power applications. ENTECH has a terrestrial power product improvement initiative underway aimed at substantially improving the cost effectiveness of its terrestrial systems by significantly increasing the solar to electric conversion efficiency. This effort is centered on upgrading the crystalline silicon solar cell assemblies currently used in the ENTECH terrestrial photovoltaic (PV) module to a higher efficiency solar cell. The upgraded cell assembly will use the high-efficiency, multi-junction solar cell technology ENTECH currently employs in its space power systems.

        The convergence of ENTECH's space and terrestrial solar power technologies was initiated recently with funding from the National Renewable Energy Laboratory (NREL). Since major terrestrial market opportunities are developing rapidly, ENTECH wants to accelerate the terrestrial product improvement initiative so that the improved product can be available for the market in less than two years. The improved product will be directed primarily at the rapidly growing market in the southwestern United States, where it is expected to capture a significant market share, and in other areas of the world where export restrictions for the new cell technology do not apply. Meanwhile, ENTECH will use its current silicon-based PV modules and systems for significant near-term business opportunities inside and outside of the United States. One of the hardware options available with ENTECH's terrestrial solar power products enables them to generate both useful electricity and heat thereby substantially increasing the products' cost effectiveness over competition and providing them a unique market position.

        ENTECH's mission is to provide innovative, practical and top-quality solar energy products that meet the needs of customers for space power, terrestrial power and daylighting. These products will provide a clean reliable and sustainable energy and light source for customers at a competitive price, conserving conventional energy and improving energy efficiency.

        The following is description of ENTECH's key personnel:

        Walter J. Hesse—Chief Executive Officer & Chairman of the board—Mr. Hesse has been employed by ENTECH since its inception in 1983 and has served as President, CEO and COB. Prior to joining ENTECH he served in high tech engineering and management positions with E-Systems/Raytheon, LTV and Rohr. Mr. Hesse is a past President of the Solar Energy Industry Association (Washington, DC).

        Mark J. O'Neill—President—Before becoming President in 1998, Mr. O'Neill served as ENTECH's Executive Vice President, Engineering & Operations and has been employed by ENTECH since its inception. Prior to ENTECH, he was employed by E-Systems/Raytheon and Lockheed Missiles & Space Company. Mr. O'Neill has authored more than 140 technical publications, including U.S. and foreign patents on fifteen solar energy inventions. He has been responsible for directing the improvements in company organization, general accounting, and new business.

        A.J. McDanal—Vice President, Engineering and Manufacturing—With the Company since its inception, Mr. McDanal is Vice President of Systems Engineering and Treasurer. Prior to ENTECH, he was employed by E-Systems/Raytheon and Lockheed Missiles and Space Company. Directs the design and manufacturing of ENTECH'S solar products and facilities. Mr. McDanal has been successful in directing the manufacturing of ENTECH'S terrestrial and space products for a large variety of projects, and in improving ENTECH'S corporate accounting system.

        Robert R. Walters—Vice President, Corporate Business Development & Marketing —With the Company since its inception as Vice President of Marketing and Secretary, Mr. Walters was formerly employed by E-Systems/Raytheon, LTV and Rockwell. Mr. Walters has successfully marketed ENTECH'S products to utilities, industries and overseas licensees. He has served as a Member of board and President of the Texas Renewable Energy Industries Association, as well as President of the Texas Solar Energy Industries Association.

        These individuals have remained with ENTECH after the ENTECH transaction was completed, under multi-year employment contracts.

Summary description of ENTECH's products

        Terrestrial Solar Power Products—ENTECH's two terrestrial solar products are the SunLine™ and SolarRow®. The SunLine™, using two of ENTECH's photovoltaic (PV) modules, provides electricity in any sunny part of the world for small kilowatt power applications, such as remote homes, remote water pumping and other off-grid power needs. The SolarRow® uses 72 of the same PV modules in a larger tracking frame to meet more substantial power demands such as for utilities and villages. In keeping with its mission, ENTECH has developed these state-of-the-art solar PV products for providing sustainable electrical power for global application. These systems can provide sustainable, clean energy to generate hydrogen for the hydrogen car and other clean energy initiatives. Key components of these products are produced by ENTECH's key vendors inside and outside the United States. ENTECH has a product improvement initiative underway aimed at substantially improving the cost effectiveness of these systems by significantly increasing the solar to electric conversion efficiency. This effort is centered on upgrading the crystalline silicon solar cell assemblies currently used in the ENTECH photovoltaic module to a higher efficiency solar cell.

        The upgraded cell assembly will use the high-efficiency, multi-junction solar cell technology the Company currently employs in its space power systems. To date, this development work has resulted in mini-module solar to electric conversion efficiencies of greater than 30%. This convergence of

ENTECH's space and terrestrial solar power technologies was initiated with funding from the National Renewable Energy Laboratory (NREL). The Company's terrestrial products have been developed in conjunction with the U.S. Department of Energy, Sandia National Laboratories, the National Renewable Energy Laboratory, electric utility companies and other industries. ENTECH has installed terrestrial systems for a wide variety of customers, such as, the Dallas/Fort Worth International Airport, the 3M Company/Austin Energy, TXU(Texas Utilities Company), American Electric Power Company (AEP), Northern States Power Company, NASA Cleveland, National Renewable Energy Laboratory, Sandia National Laboratory, Boeing and others.

        ENTECH's Fresnel lens PV technology is believed to be the key to achieving revenue and earnings growth. The patented SolarRow® and ENTECH SunLine™ products offer unique advantages compared to competing products in terms of price, manufacturing and applications. An inexpensive, error-tolerant, Fresnel lens is used to concentrate sunlight to minimize the required area of solar cells, the most expensive component of a photovoltaic module. Currently, the annual global market for terrestrial solar photovoltaic systems is approximately $8 billion and growing rapidly.

        Space Solar Power Product—ENTECH's latest space solar product is called the Stretched Lens Array (SLA) due to the use of an ultra lightweight Fresnel lens stretched across a row of very high efficiency solar cells. This improved space concentrator array is a lighter, cheaper, and more efficient version of ENTECH's SCARLET (Solar Concentrator Array using Refractive Linear Element Technology) array. A 2.5 kW SCARLET array performed flawlessly for the full 38-month mission of NASA's Deep Space 1 spacecraft, powering both the spacecraft and its ion engine to a remarkable rendezvous with the asteroid, Braille, in 1999, and the comet, Borrelly, in 2001. SLA uses the same 8X, 1-cm wide, triple-junction concentrator cell as SCARLET.

        The latest SLA prototype wing has demonstrated 27.5% net efficiency at 28C under AM0 sunlight using NASA-flown reference cells. ENTECH's lightweight and highly efficient Fresnel lens provides the maximum amount of concentrated solar energy to the PV cells thereby producing record breaking conversion efficiency of sunlight to electricity and light weight structures for space qualified power systems. This combination results in a space solar power system that we believe is very competitive in the solar industry. In addition to solar-to-electric conversion efficiencies, SLA is able to provide key competitive advantages, including significant increase in power per unit weight, significantly more power can be stowed for launch per unit volume, and the SLA solar array can operate at greater voltage levels on orbit. The inherent design of the SLA enables it to be readily hardened against radiation damage with only minimal weight penalty. These product advantages are significant to ENTECH customers' applications in space. Consequently, in addition to ENTECH's current space contracts, SLA is under consideration and being proposed for a variety of new NASA and Military space programs.

        The space solar power market, which consists of providing power to satellites being used by the military, NASA and commercial telecommunications companies, is currently about $1 billion per year. This market continues to expand. Each year, the power requirements for each satellite increase and it is anticipated that the total annual power requirements will increase dramatically in the future.

        ENTECH Tubular Skylight Product—Along with the above state-of-the-art, high-tech, terrestrial and space power systems, ENTECH has a new, low-cost patented skylight that provides a significant advance over other tubular skylights. These skylight units direct the optimum amount of natural daylight into living, working, shopping, medical, and educational space environments. The Company's expertise in designing, testing, manufacturing and optimizing the use of sunlight for over two decades to build solar power systems has been used in this new product to optimize the amount of natural light directed to indoor environments from sunrise to sunset throughout the seasons of the year. ENTECH's skylight is provided with an option to use 3M radial diffuser lenses that uniformly distribute the light in the room.

        Side by side testing with conventional tubular skylights confirms that the new skylight provides more than 3 times higher usable light for the same roof penetration. The reason for this significant improvement is due to optimizing the efficiency of directing sunlight from outside the building to the interior space. The new skylight significantly reduces the number of reflections, or bounces, the light rays make before entering the interior space, especially in the early and late part of the day. This dramatically increases the amount of useable light entering the room.

        ENTECH's PV Modules (CSPV-20 and MJPV-400) —ENTECH's PV modules are used in both the SolarRow® and ENTECH SunLine™. These PV modules are believed to be the world's largest, with an aperture area of 3 square meters aimed at the sun. Each module is 0.9 meters (3 feet) wide, 3.7 meters (12 feet) long, and 0.9 meters (3 feet) high. A long-life, all weather, marine-grade aluminum housing supports the large primary Fresnel lens in reference to the solar cells and provides an environmental enclosure. ENTECH's basic module design keeps the solar cells about as cool as those in "flat plate" PV modules. ENTECH has several patented technologies in the design and assembly of the module that significantly increase its performance and reliability while reducing its cost.

        PV Module No. CSPV-20—ENTECH's silicon-cell based PV module is designated the CSPV-20 and is rated at 430 watts. This is a fully-developed and commercially ready module design that has been used in previous projects. The CSPV designates the crystalline silicon photovoltaic solar cell used in the solar cell assembly. The number "20" signifies the amount of concentration (20X) provided by the Fresnel lens. This PV module uses a large acrylic plastic Fresnel lens to create a primary line focus of sunlight onto the solar cell assemblies. Concentrating the sunlight to 20 times its normal intensity reduces the amount of the most expensive component, the silicon cell material, by 95%, compared to conventional "flat plate" PV modules. ENTECH's uniquely designed PV concentrator cell is a modified version of the crystalline silicon cell used in flat plate PV panels. The major difference is that the grid on the concentrator cell's surface, used to retrieve the power from the solar cell, conducts over 20 times more electrical current than the same type cell in a flat plate module. Consequently, ENTECH's cell has a larger conductive grid. ENTECH also has an optical cover that is bonded to the top surface of the solar cell to redirect incoming light away from the grid onto the active silicon material on the solar cell. Therefore, the larger, more effective conductive grid does not reflect or block any sunlight from reaching active solar cell material. Each module has 37 solar cells electrically connected together like the positive and negative connections of batteries, to provide 17 to 20 volts DC, depending on the ambient temperature.

        PV Module No. MJPV-400—This module's designation (MJPV) signifies the multi-junction photovoltaic solar cell used in the cell assembly. The number "400" represents the approximate geometric concentration ratio of the sunlight, that is, the PV module aperture area divided by the solar cell area. This concentration can be achieved with a single point focus Fresnel lens or with the primary Fresnel lens concentrating the sun by a factor of about 20 onto a secondary lens over each individual cell that concentrates the sunlight another 20 times. Both approaches are currently being tested.

        Module Support Structure and Tracking Systems—Over the past two decades, ENTECH has perfected a rugged, reliable, low-cost, two-axis tracking system for its PV modules. Modules can roll from east to west about their axis while mounted in a supporting frame that tilts from north to south. This support structure is made from readily available, thin-wall, tubular structural steel. This simple durable structure enables the modules to move about the tilt axis as required to stay in the plane of the sun, and to roll east to west through 150(0). All steel components are treated to ensure the 30+ year design life of the system. The combined roll and tilt motion enables the modules to stay aligned with the sun throughout the day every day of the year. The two tracking drive actuators, one for the roll axis and one for the tilt axis, are common DC motor-driven linear actuators. The motors are controlled by a microprocessor unit with a built-in clock that computes the position of the sun based on the unit's geographic location, day of the year and time of day. In stow position the structure can withstand wind speeds up to 45 meters per second (100 mph) while being ready to start tracking the sun automatically when the wind diminishes. Two modules are supported on the ENTECH SunLine™ tracking structure while up to 72 modules are supported in the SolarRow® tracking structure.

Product Research and Development

        ENTECH's reliable Fresnel lens PV technology has been developed with help from the U.S. Department of Energy, Sandia National Laboratories, National Renewable Energy Laboratory, NASA, Ballistic Missile Defense Office (BMDO), several U.S. utilities and several other private enterprises. ENTECH continues to selectively pursue contract research programs funded by third parties to help support the development of new technical capabilities and product improvements. These programs have been selected to complement and enhance the company's long-term development strategy under conditions that permit the company to retain the technology it develops. Over $38 million has been invested in this technology in the form of contracts for research, development and product demonstration from the entities listed above, ENTECH and others.

THE TERMS OF THE MERGER AGREEMENT

Merger consideration

        Under the terms of the merger agreement, the ENTECH stockholders received the following consideration upon the closing of the merger transaction on January 28, 2008:

  •
  $5.0 million in cash, and

  •
  19,672,131 shares of common stock of WorldWater as stock consideration.

        Additionally, the ENTECH stockholders are entitled to receive future earn-out consideration calculated as 5% of Merger Sub's gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such earn-out payments paid by WorldWater to the ENTECH stockholders equals $5,000,000. WorldWater also was responsible for the payment of $1.3 million of ENTECH's liabilities, which was paid at closing.

        In addition to the consideration to be paid to ENTECH's stockholders, WorldWater provided $5.0 million of working capital to ENTECH at the closing.

        Under the terms of the merger agreement, six ENTECH stockholders agreed for the 24 month period following the closing of the merger transaction: (i) not to compete with the business of the Company in any geographic region where the Company conducts business; (ii) not to solicit or induce any person employed by, or an agent of, the Company to terminate his employment or agency, as the case may be, with the Company; and (iii) not to solicit, divert or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person, concern or entity that sells the Company's products and services, furnishes products or services to, or receives products and services from, the Company, nor attempt to induce any such supplier or customer to cease being (or any prospective, supplier or customer not to become) a supplier or customer of the Company.

        Upon the closing of the merger transaction, Merger Sub entered into employment agreements with five ENTECH employees which will provide for base compensation ranging between $79,284 and $196,248. As additional compensation, four ENTECH employees each will be entitled to an amount calculated as 0.2% of Merger Sub gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such additional compensation paid by Merger Sub to each of them equals $1,000,000.

        The total value of the stock consideration issued in the merger was $42,295,082. This determination of value is based on a $2.15 per share value of our common stock, which is our estimate of the fair market value of our common stock for a reasonable period before and after the date of merger agreement, October 29, 2007. We issued 19,672,131 shares to holders of ENTECH common stock.

Effective time

        The merger was completed upon the filing of the articles of merger of ENTECH and Merger Sub with the Secretary of State of Delaware on January 28, 2008.

Conditions to the completion of the merger

        Completion of the merger was subject to various customary conditions set forth in the merger agreement.

        The obligations of ENTECH to effect the merger were subject to the following conditions:

  •
  WorldWater's representations and warranties shall be true and correct as of the closing date, as though made at that time, and ENTECH shall have received a certificate of the president of WorldWater to that effect;

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  WorldWater and Merger Sub shall have performed in all material respects with all covenants, agreements and conditions required by the merger agreement to be performed as of or prior to the closing date, and ENTECH shall have received a certificate of an officer of WorldWater and Merger Sub to that effect;

  •
  WorldWater shall deliver at closing all of the merger consideration;

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  WorldWater stockholders must have approved the amendment to WorldWater's certificate of incorporation increasing the authorized common stock of WorldWater to 450,000,000 shares, and the amendment shall have been filed with the Secretary of State of Delaware (this conditioned was waived by ENTECH upon completion of the merger transaction);

  •
  WorldWater shall have entered into a registration rights agreement with respect to the common stock issued to ENTECH stockholders in connection with the acquisition; and

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  WorldWater shall have signed and delivered employment agreements for the founders and certain employees of ENTECH.

        The obligations of WorldWater to effect the merger were subject to the following conditions:

  •
  ENTECH's representations and warranties shall be true and correct as of the closing date, as though made at that time, and WorldWater shall have received a certificate of an officer of ENTECH to that effect;

  •
  ENTECH shall have performed in all material respects with all covenant, agreements and conditions required by the merger agreement to be performed as of or prior to the closing date, and WorldWater shall have received a certificate of an officer of ENTECH to that effect;

  •
  no judicial injunction or order shall be in effect which prohibits the consummation of the merger and no action is pending by any governmental authority which seeks to enjoin or prohibit the consummation of all or any of the transactions contemplated by the merger agreement or the merger;

  •
  no material adverse change in the financial condition or results of operations of ENTECH shall have occurred since the date of execution of the merger agreement;

  •
  WorldWater, Merger Sub and ENTECH shall have received all requisite consents from any and all public or governmental authorities, bodies or agencies or judicial authority having jurisdiction over the transactions contemplated hereby;

  •
  ENTECH's stockholders shall deliver at closing stock certificates for the shares to be acquired, duly endorsed for transfer, free and clear of all liens;

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  ENTECH's stockholders and each officer and director of ENTECH shall have paid to ENTECH any amounts owed by such person to ENTECH;

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  ENTECH's founders and certain employees of ENTECH shall have signed and delivered employment agreements to WorldWater;

  •
  WorldWater shall have received certificates of good standing of ENTECH in its jurisdiction of organization, certified charter documents, a certificate as to the incumbency of officers and the adoption of resolutions of the board of directors of ENTECH authorizing the execution of the merger agreement and the consummation of the transactions contemplated by the merger agreement; and

  •
  WorldWater shall have received signed releases from each of ENTECH's stockholders.

  •
  ENTECH's stockholders shall have paid all finder's fees in connection with the transaction.

Representations and Warranties

        The merger agreement contained representations and warranties made by each of the parties regarding aspects of their respective businesses, financial condition and structure, as well as other facts pertinent to the merger. Each of ENTECH and its controlling stockholders, on the one hand, and us, on the other hand, made customary representations and warranties to the other in the merger agreement with respect to certain matters such as:

  •
  corporate existence, good standing and qualification to conduct business;

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  absence of any conflict or violation of organizational documents, third party agreements or law or regulation as a result of entering into and carrying out the obligations of the merger agreement;

  •
  corporate power and authorization to enter into and carry out the obligations of the merger agreement and the enforceability of the merger agreement;

  •
  governmental, third party and regulatory approvals or consents required to complete the merger;

  •
  capitalization, including ownership of subsidiary capital stock or other form of equity interest, and the absence of restrictions or encumbrances with respect to capital stock or other form of equity interest of any subsidiary;

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  financial information;

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  absence of undisclosed liabilities;

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  absence of certain changes, events or circumstances;

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  tax matters;

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  compliance with laws;

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  litigation, government orders, judgments and decrees;

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  environmental matters;

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  insurance;

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  title to properties and encumbrances thereto;

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  sufficiency and condition of properties;

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  real property and leased property;

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  material contracts and agreements;

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  intellectual property;

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  labor and employment matters, including employee benefit plans;

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  customers and suppliers;

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  books and records;

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  improper business practices;

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  brokers or finders.

        WorldWater made certain representations regarding our filings and reports with the Securities and Exchange Commission.

Conduct of business pending the merger

        The merger agreement provided that, except as expressly provided in the merger agreement and except as consented to by us, during the period from the date of the merger agreement until the effective time of the merger, ENTECH shall (i) conduct its operations in the ordinary course of business consistent with past practice; (ii) use reasonable efforts to preserve, maintain, and protect its properties; and (iii) use reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees, and to maintain existing relationships with material licensors, licensees, suppliers, contractors, distributors, customers, and others having material business relationships with them.

Reasonable efforts to consummate the merger

        The Company and ENTECH each agreed that it will not voluntarily undertake any course of action inconsistent with the provisions or intent of the merger agreement and will use its reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws to consummate the merger contemplated in the merger agreement.

No solicitation of alternative mergers or other transactions

        The merger agreement provided that from the execution of the merger agreement until the earlier of the termination of the merger agreement and the closing of the merger or January 31, 2008, neither ENTECH, nor any affiliate, director, officer, employee, or representative of ENTECH, shall (i) directly or indirectly solicit or initiate discussions or negotiations with any person (other than us) concerning any merger, consolidation, sale of assets, tender offer, sale of shares of capital stock, or similar merger involving ENTECH, or (ii) disclose directly or indirectly to any person preparing to make an acquisition proposal involving ENTECH any confidential information regarding WorldWater or ENTECH, or any of their respective subsidiaries, or (iii) enter into any agreement, arrangement, understanding, or commitment regarding any acquisition proposal involving ENTECH.

Expenses

        We estimate that merger-related fees and expenses of WorldWater, consisting of fees and expenses of our financial advisor, attorney, and accountants, financial printing and distribution and related charges, Securities and Exchange Commission and other filing fees and travel expense, will total approximately $1.4 million. WorldWater has paid ENTECH a standstill and due diligence fee under the original letter of intent in the amount of $500,000 (included in the fee estimate above) and this fee is not conditional on completion of the merger. In addition, WorldWater placed in escrow a further standstill fee in the amount of $500,000 which has been released to ENTECH shareholders in consideration of ENTECH's agreement to extend the closing date of the merger transaction from November 30, 2007 (as described in the letter of intent for the transaction) to January 31, 2008. This amount was applied to the cash portion of the merger consideration by WorldWater.

Termination of the merger agreement

        The terms of the merger agreement provided that the merger agreement may be terminated at any time prior to the completion of the merger in the following manner:

  •
  by mutual written consent of ENTECH and us;

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  by either ENTECH or us, if the closing of the merger shall not have occurred on or before January 31, 2008, unless such failure to close shall be due to a breach of the merger agreement by the party seeking to terminate the merger agreement;

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  if the other parties are in breach of their representations, warranties, covenants, obligations, or agreements set forth in the merger agreement, such that the conditions to closing the merger would not be satisfied;

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  by us or ENTECH, if the requisite stockholder approval for the amendment to our Certificate of Incorporation increasing our authorized common stock is not obtained;

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  by either ENTECH or us, if a court or other governmental entity of competent jurisdiction issues a final non-appealable order having the effect of permanently enjoining or otherwise prohibiting the merger.

COMPARATIVE PER SHARE DATA

        The following table presents comparative per share data regarding the income, cash dividends declared and book value for WorldWater and ENTECH on a historical, pro forma combined and pro forma equivalent basis. The unaudited pro forma combined information was prepared using the purchase method of accounting with WorldWater treated as the acquirer.

        The data set forth below should be read in conjunction with historical financial statements incorporated by reference in our 10-K for the year ended December 31 2007 and the audited financial statements of ENTECH for the fiscal years ended September 24, 2006, September 30, 2007, and the unaudited thirteen week period ended December 30, 2007 (see page 85). The following information is not necessarily indicative of the results of operations or combined financial position that would have resulted had the merger been consummated at the beginning of the periods presented, nor is it necessarily indicative of the results of operations of future periods or future combined financial position.

Net Income (Loss) Per Share—Fully Diluted
Historical—WorldWater (Year ended December 31, 2007; Year ended December 31, 2006)	$(0.09)	$(0.11)
Historical—Entech (Year ended September 30, 2007; Year ended September 24, 2006)	$0.58	$(0.87)
Pro Forma Combined (Year ended December 31, 2007; Year ended December 31, 2006)	$(0.10)	$(0.13)
Entech Equivalent Pro Forma Per Share Data* (Year ended September 30, 2007; Year ended September 24, 2006)	$(16.07)	$(20.88)
Cash Dividends Declared Per Share
Historical—WorldWater (Year ended December 31, 2007; Year ended December 31, 2006)	—	—
Historical—Entech (Year ended September 30, 2007; Year ended September 24, 2006)	—	—
Pro Forma Combined (Year ended December 31, 2007; Year ended December 31, 2006)	—	—
Entech Equivalent Pro Forma Per Share Data* (Year ended September 30, 2007; Year ended September 24, 2006)	—	—
Book Value Per Share
Historical—WorldWater (As of December 31, 2007; As of December 31, 2006)	$0.04	$(0.01)
Historical—Entech (As of December 30, 2007; As of December 31, 2006)	$(7.50)	$(5.22)
Pro Forma Combined (As of December 31, 2007; As of December 31, 2006)	$0.24	$0.24
Entech Equivalent Pro Forma Per Share Data* (As of December 30, 2007; As of December 31, 2006)	$38.56	$38.56

    *
    The ENTECH equivalent pro forma per share data was computed by multiplying the WorldWater pro forma per share data above by a ratio of 160.687. The ratio represents the number of shares of WorldWater common stock which an ENTECH stockholder would receive of each ENTECH share converted in consideration of the merger.

    *
    Note: WorldWater & Solar's fiscal year-end is December 31, whereas Entech is the final Sunday in September.

MARKET PRICE AND DIVIDEND INFORMATION

WorldWater

	High	Low	Close
FISCAL 2008
First Quarter	$1.91	$0.98	$1.28

	High	Low	Close
FISCAL 2007
First Quarter	$0.69	$0.38	$0.60
Second Quarter	1.58	0.52	1.52
Third Quarter	2.52	1.07	1.92
Fourth Quarter	2.36	1.70	1.96

	High	Low	Close
FISCAL 2006
First Quarter	$0.48	$0.31	$0.46
Second Quarter	0.59	0.25	0.28
Third Quarter	0.30	0.17	0.19
Fourth Quarter	0.50	0.14	0.39

ENTECH

        ENTECH's common stock was not publicly traded, and ENTECH does not currently file reports with the Securities and Exchange Commission.

SELECTED HISTORICAL FINANCIAL DATA OF ENTECH, INC.

        The following is a summary of ENTECH's financial position and operating results as of the dates and for the periods indicated. The historical results are not necessarily indicative of the operating results to be expected in the future. The selected historical financial data should be read in conjunction with the audited and unaudited historical financial statements appearing elsewhere here in.

	For the Thirteen Weeks Ended		For the 53 and 52 Weeks Ended
	December 30, 2007	December 31, 2006	September 30, 2007	September 24, 2006
INCOME STATEMENT DATA:
Revenues	$351,147	$179,414	$1,102,253	$1,135,069
Gross profit	126,155	8,287	461,507	501,654
Operating loss	(33,966)	(185,400)	(369,062)	(55,344)
Net income (loss)	(49,165)	300,858	71,228	(106,167)

	As of
	December 30, 2007	September 30, 2007	September 24, 2006
BALANCE SHEET DATA:
Cash and equivalents	$2,072,431	$582,647	$740,324
Working capital surplus (deficit)	865,468	68,848	(63,396)
Total assets	3,709,294	680,466	788,472
Long term debt obligations—less current portion	3,342,748	941,030	881,241
Total stockholders' deficiency	(917,652)	(868,487)	(939,715)

ENTECH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS OF ENTECH

        The following discussion and analysis should be read in conjunction with ENTECH's financial statements and accompanying notes appearing elsewhere in this proxy statement. This discussion contains forward-looking statements, based on current expectations related to future events and ENTECH's future financial performance, that involve risks and uncertainties. ENTECH's actual results may differ materially from those anticipated in these forward-looking statements as a result of many important factors, including those set forth in the section entitled "Certain Risks Associated with the Merger" in this proxy statement.

Critical Accounting Policies and Estimates

  Revenue Recognition

        The Company recognizes revenue on a fixed fee basis and recognized on the basis of the estimated percentage of completion in accordance with the AICPA Statement of Position ("SOP") 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1"). Each fixed fee contract has different terms, milestones and deliverables. The milestones and deliverables primarily relate to the work to be performed and the timing of the billing. At the end of each reporting period an assessment of revenue recognized on the percentage of completion milestones achieved criteria is made. If it becomes apparent that estimated costs will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made. The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

        Cost of sales included in the accompanying Statements of Operations and Accumulated Deficit in this report are comprised of direct labor, indirect labor, and overhead costs associated with the Company's contracts.

  Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

  Allowance for Doubtful Accounts

        Customer bad debts are charged to current operations under the allowance method of accounting. No allowance for bad debts is deemed necessary for accounts receivable as of September 30, 2007 and September 24, 2006 based on management's assessment of the credit history of customers having outstanding balances and its current relationships with them.

  Use of Estimates

        Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

  Liquidity

        The Company had historically financed operations through operating revenues and long-term debt instruments. It is anticipated that the merger of Entech into WorldWater will provide additional operating capital to fund future operations of the Company. The merger was completed on January 28, 2008.

Results of Operations—Thirteen week periods ended December 30, 2007 and December 31, 2006

        Contract Revenue—Contract revenue for fiscal year ending December 30, 2007 and December 31, 2006 amounted to $351,147 ($142,000 of which related to WorldWater) and $179,414 respectively, and represent 100% of the Company's revenue.

        Gross Profit—The Company generated a gross profit on contracts totaling $126,155, as compared to the same period ended in 2006, which generated a gross profit of $8,287. The increase in gross profit was based on higher revenues in the thirteen week period ending December 30, 2007.

        General and Administrative Expenses—General and Administrative expenses for the fiscal year ending December 30, 2007 were $160,121 as compared to $193,687 in the comparable period ended in 2006. The decrease of $33,566 was primarily the result of increased allocation of labor to cost of sales in the thirteen week period ending December 30, 2007.

        Loss from Operations—In the thirteen week period ending December 30, 2007, the Company incurred a loss from operations of $33,966 as compared to a loss from operations of $185,400 in the comparable period in 2006. The decreased loss is directly related to a higher profit job in the thirteen week period ending December 30, 2007.

        Stand Still Fee—On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company. In relation to this agreement the Company received a $500,000 stand still fee to secure negotiating rights for a period of six months. This amount was recognized as Other Income in the thirteen week period ended December 31, 2006.

Results of Operations—Fifty-three and Fifty-two week periods ended September 30, 2007 and September 24, 2006

        Contract Revenue—Contract revenue for fiscal years ended September 30, 2007 and September 24, 2006 amounted to $1,102,253 ($350,000 of which related to WorldWater) and $1,135,069 respectively, and represent 100% of the Company's revenue.

        Gross Profit—The Company generated a gross profit on contracts totaling $461,507, as compared to the same period ended in 2006, which generated a gross profit of $501,654 on higher revenues of $1,135,069.

        General and Administrative Expenses—General and Administrative expenses for the fiscal year ended September 30, 2007 were $830,569 as compared to $556,988 in the comparable period ended in 2006. This increase of $273,581 was primarily the result of increased expenses related to the acquisition of the Company.

        Loss from Operations—In the year ended September 30, 2007, the Company incurred a loss from operations of $369,062 as compared to a loss from operations of $55,344 in the comparable period in 2006. The increased loss is directly related to the increase in general and administrative expense for the year ending September 30, 2007.

        Stand Still Fee—On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company. In relation to this agreement the Company received a $500,000 stand still fee to secure negotiating rights for a period of six months. This amount was recognized as Other Income in the fiscal year ending September 30, 2007.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT ENTECH'S MARKET RISK

Foreign Currency Transaction Risk

        ENTECH does not believe it is exposed to foreign currency exchange risk because all of its sales and purchases are denominated in United States dollars.

Commodity Price Risk

        ENTECH does not believe that it is currently subject to market risk from fluctuating market prices of certain raw materials. While such materials are typically available from numerous suppliers, commodity raw materials are subject to price fluctuations. ENTECH endeavors to recoup these price increases from its customers on an individual contract basis to avoid operating margin erosion. ENTECH has historically not entered into any contracts to hedge its commodity risk although it may do so in the future. While it is possible that, in the future, commodity price changes may have a material impact on ENTECH's prospective earnings and cash flows, commodity price changes do not now have a material impact on ENTECH's prospective earnings and cash flows.

SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA

        We are providing the following financial information to assist you in your analysis of the financial aspects of our business combination with ENTECH. This information is only a summary and you should read it in conjunction with our historical financial statements incorporated by reference in our 10-K for the year ended December 31, 2007 and the historical financial statements of ENTECH included elsewhere herein.

Selected Historical Financial Data of WorldWater

        The following is a summary of WorldWater's financial position and operating results as of the dates and for the periods indicated. This information is only a summary and should be read together with our consolidated financial statements and related notes from which this information has been derived and "WorldWater Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this proxy statement.

	Year Ended December 31,
Operating Results
	2007*	2006*	2005*
Revenue	$18,466,020	$17,333,681	$2,031,480
Gross Profit (Loss)	1,738,838	2,719,587	(485,336)
Loss From Operations	(14,456,285)	(5,257,298)	(5,075,285)
Loss Attributable to Common Shareholders	(14,423,450)	(15,577,688)	(6,377,646)
Net Loss Per Basic & Diluted Share Attributable To Common Shareholders	$(0.09)	$(0.11)	$(0.07)
Weighted Average Common Shares Used in Per Share Calculation	168,960,895	135,921,421	93,767,378

	As of December 31,
Balance Sheet Data
	2007*	2006*	2005*
Cash and Cash Equivalents	$6,873,448	$5,770,595	$798,649
Working Capital Surplus (Deficit)	14,215,991	9,294,450	(674,523)
Total Assets	31,489,988	17,268,146	2,664,404
Long term obligations—less current portion	268,073	289,300	667,668
Series C and D Preferred Stock	11,679,561	11,929,561	—
Stockholders' Equity (Deficiency)	7,610,889	(1,862,724)	(852,837)

    *
    Derived from audited financial statements

    See accompanying notes to unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        We have prepared the pro forma condensed combined financial statements to show the effect of the business combination of WorldWater and ENTECH under the merger agreement entered into on October 29, 2007. Such merger was consummated on January 28, 2008. The unaudited proforma condensed combined financial information is set forth below.

        The following unaudited pro forma condensed combined financial information, which is referred to as the pro forma financial information, has been prepared to give effect to the merger of WorldWater and ENTECH. The pro forma financial information was prepared using historical financial statements incorporated by reference in our 10-K for the year ended December 31, 2007 and the historical financial statements of ENTECH included elsewhere herein.

        The unaudited pro forma condensed combined balance sheet combines the consolidated balance sheet of WorldWater as of December 31, 2007 and ENTECH as of December 30, 2007 and gives effect to the merger as if it occurred on December 31, 2007.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the consolidated statement of operations of WorldWater for the year ended December 31, 2007 with the statement of operations of ENTECH for the fifty three week period ending September 30, 2007 and gives effect to the merger as if it occurred on January 1, 2007.

        The unaudited pro forma financial data reflect adjustments, which are based upon preliminary estimates, to allocate the purchase price to ENTECH's net assets based on their relative fair values. The purchase price allocation is preliminary. Subsequent to the closing, we may need to revise our current estimates of the purchase price allocation as the valuation process and accounting process are finalized. Accordingly, the actual purchase accounting adjustments may differ from the pro forma adjustments. The unaudited pro forma financial data are presented for illustrative purposes only and are not necessarily indicative of what WorldWater's actual financial position or results of operations would have been had the merger and related financings been completed on the dates indicated. The unaudited pro forma financial data does not give effect to (1) WorldWater's or ENTECH's results of operations or other transactions or developments since December 30, 2007, in the case of ENTECH and December 31, 2007, in the case of WorldWater or (2) the cost savings and one-time charges expected to result from the merger. The foregoing matters and other factors could cause both our pro forma historical financial position and results of operations, and our actual future financial position and results of operations, to differ from those presented in the unaudited pro forma financial data.

        To the extent that any portion or all of the contingent purchase price becomes payable, our financial statements will differ from the pro forma financial statements.

        The pro forma financial information should be read in conjunction with WorldWater's audited and ENTECH's audited and unaudited historical financial statements and accompanying footnotes, in the case of WorldWater, incorporated by reference to its consolidated financial statements included in its Form 10-K for the year ended December 31, 2007 and in the case of ENTECH included elsewhere herein.

WORLDWATER & SOLAR TECHNOLOGIES CORP. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2007

	WWAT 12/31/2007	ENTECH 12/30/2007	Pro Forma Adjustments		Pro Forma Combined
Assets
Current Assets:
Cash and cash equivalents	$6,873,448	$2,072,431	$6,000,000	A	$8,638,092
			(5,000,000	)D
			(1,300,000	)E
			(7,787	)F
Accounts receivable—trade, net of allowance of $220,916	10,155,589	15,795	—		10,171,384
Rebates Receivable	1,153,800	—	—		1,153,800
Inventory	1,399,168	—	—		1,399,168
Costs and estimated earnings/losses in excess of billings	5,548,631	60,178	—		5,608,809
Prepaid expenses and deposits	973,795	—	—		973,795
Travel advances to employees	43,024	1,262	—		44,286

Total Current Assets	26,147,455	2,149,666	(307,787)		27,989,334
Advances on machinery and equipment	—	1,556,166	—		1,556,166
Equipment and leasehold improvements, net	1,467,794	3,462	—		1,471,256
Intangible And Other Assets
Other intangible assets, net	26,667	—	29,728,196	D	29,754,863
Deferred costs on and advances to acquiree—ENTECH	3,795,362	—	(3,795,362	)D	—
Goodwill	—	—	19,895,980	D	19,895,980
Other deposits	52,710	—	—		52,710

Total Assets	$31,489,988	$3,709,294	$45,521,027		$80,720,309

Liabilities, Convertible Redeemable Preferred Stock, and Stockholders' Equity (Deficiency)
Current Liabilities:
Accounts payable and accrued expenses	$9,392,944	$1,276,411	$(341,172	)E	$10,328,183
Long-term debt and notes payable, current portion	298,092	—	6,000,000	A	6,298,092
Customer deposits	4,000	—	—		4,000
Customer deposits—related party	775,000	—	—		775,000
REC guarantee liability, current portion	64,701	—	—		64,701
Billings in excess of costs and estimated earnings/losses	2,900	7,787	(7,787	)F	2,900
Series D preferred stock warrants	1,393,827	—	—		1,393,827

Total Current Liabilities	11,931,464	1,284,198	5,651,041		18,866,703
Advances from acquirer—WorldWater	—	2,383,920	(2,383,920	)D	—
Long-term debt and notes payable	38,456	958,828	(958,828	)E	38,456
REC guarantee liability, net of current portion	229,618	—	—		229,618

Total Liabilities	12,199,538	4,626,946	2,308,293		19,134,777

Convertible redeemable preferred stock
Series C convertible redeemable preferred stock	500,000	—	—		500,000
Series D convertible redeemable preferred stock	11,179,561	—	—		11,179,561

Total Convertible Redeemable Preferred Stock	11,679,561	—	—		11,679,561

Stockholders' Equity (Deficiency):
Preferred Stock Convertible $.01 par value authorized 10,000,000; issued and outstanding:
Series B 7%—611,111 shares (liquidation preference $550,000)	6,111	—	—		6,111
Series E—19,700 shares	—	—	197	B	—
	—	—	(197	)C
Common Stock, $.001 par value; authorized 275,000,000 (Historic) and 450,000,000 (Pro Forma); issued and outstanding 189,352,674	189,353	1,224	(19,700	)B	209,025
(Historic) and 209,024,805 (Pro Forma)			19,672	D
			(1,224	)D
			19,700	C
Additional paid-in capital	71,425,032	2,703,223	32,701,803	B	113,700,442
			(32,682,300	)B
			42,275,410	D
			(2,703,223	)D
			(32,701,803	)C
			32,682,300	C
Accumulated deficit	(64,009,607)	(3,622,099)	3,622,099	D	(64,009,607)

Total Stockholders' Equity (Deficiency)	7,610,889	(917,652)	43,212,734		49,905,971

Total Liabilities, Convertible Redeemable Preferred Stock and Stockholders' Equity (Deficiency)	$31,489,988	$3,709,294	$45,521,027		$80,720,309

See accompanying notes to unaudited pro forma condensed combined financial statements.

WORLDWATER & SOLAR TECHNOLOGIES CORP. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Statement of Operations

FOR THE YEAR ENDED DECEMBER 31, 2007

	WWAT 12/31/2007	ENTECH 9/30/2007	Pro Forma Adjustments		Pro Forma Combined
Revenues:
Contract	$17,530,167	$1,102,253	$(349,958	)G	$18,282,462
Contract—Related Party	900,000	—	—		900,000
Grant	35,853	—	—		35,853

Total	18,466,020	1,102,253	(349,958)		19,218,315
Cost of Revenues:
Contract	16,041,611	640,746	—		16,682,357
Contract—Related Party	685,571	—	—		685,571
Grant	—	—	—		—

Total	16,727,182	640,746	—		17,367,928
Gross Profit (Loss):
Contract	1,488,556	461,507	(349,958	)G	1,600,105
Contract—Related Party	214,429	—	—		214,429
Grant	35,853	—	—		35,853

Total	1,738,838	461,507	(349,958)		1,850,387
Operating Expenses:
Marketing, general and administrative expenses	15,369,285	830,569	4,063,028	H	20,262,882
Research and development expense	825,838	—	(500,000	)G	325,838

Total Expenses	16,195,123	830,569	3,563,028		20,588,720

Loss from Operations	(14,456,285)	(369,062)	(3,912,986)		(18,738,333)

Other (Expense) Income
Beneficial conversion/Warrant amortization	(124,964)	—	—		(124,964)
Other Income	—	500,000	—		500,000
Interest Income	271,587	11,920	—		283,507
Interest Expense	(75,377)	(71,630)	(480,000	)I	(627,007)

Total Other (Expense) Income, Net	71,246	440,290	(480,000)		31,536

Net Loss	(14,385,039)	71,228	(4,392,986)		(18,706,797)
Accretion of preferred stock dividends	(38,411)	—	—		(38,411)

Net Loss Attributable to Common Shareholders	$(14,423,450)	$71,228	$(4,392,986)		$(18,745,208)

Net Loss applicable per Common Share (basic and diluted)	$(0.09)	$—	$—		$(0.10)

Weighted Average Common Shares Outstanding used in Per Share Calculation	168,960,895	—	19,672,131		188,633,026

See accompanying notes to unaudited pro forma condensed combined financial statements.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1—Basis of Presentation

        The unaudited pro forma condensed combined balance sheet as of December 31, 2007 combines the consolidated balance sheets of WorldWater, derived from its audited consolidated financial statement, and ENTECH derived from its unaudited financial statements as of December 30, 2007,and gives effect to the merger as if it occurred on December 31, 2007.

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2007 combines the consolidated statement of operations of WorldWater for the year ended December 31, 2007 with the statement of operations of ENTECH for the fifty three week period ending September 30, 2007, all of which was derived from their audited financial statements, and gives effect to the merger as if it occurred on January 1, 2007. WorldWater's fiscal year-end is December 31, whereas Entech is the final Sunday in September.

        The unaudited pro forma condensed combined financial statements, which are referred to as pro forma financial statements, are based on the historical financial statements of WorldWater and ENTECH and give effect to the merger of WorldWater and ENTECH under the purchase method of accounting. As a result, the pro forma financial statements are based on assumptions and adjustments, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from ENTECH based on preliminary estimates of fair value. The final purchase price and the allocation thereof will differ from that reflected in the pro forma financial statements after valuation procedures are performed and amounts are finalized following the completion of the merger.

        The pro forma adjustments are preliminary and have been made solely for purposes of developing the pro forma financial statements for illustrative purposes. The merger's impact on the actual results reported by the combined company in periods following the merger may differ significantly from that reflected in these pro forma financial statements. In addition, the pro forma financial statements do not give effect to any potential cost savings or operating synergies that WorldWater and ENTECH expect to result from the merger, nor do they give effect to any potential costs to be incurred in integrating the two companies.

Note 2—Unaudited Pro Forma Adjustments

        The purchase price allocation included in the pro forma financial statements is preliminary and is based on information that was available to management of WorldWater and ENTECH at the time the pro forma financial statements were prepared. Accordingly, the purchase price and the allocation thereof will change and the impact of such changes could be material.

        The financial information included in the unaudited pro forma condensed combined statements of operations is based on the historical results of WorldWater and ENTECH and includes incremental amortization expense on the $29.7 million in intangibles acquired in the $48.7 million merger transaction. The incremental amortization expense for the year ended December 31, 2007 would be $4.1 million on a pro forma basis.

        Under the terms of the merger agreement, six ENTECH stockholders agreed for the 24 month period following the closing of the merger transaction: (i) not to compete with the business of the Company in any geographic region where the Company conducts business; (ii) not to solicit or induce any person employed by, or an agent of, the Company to terminate his employment or agency, as the case may be, with the Company; and (iii) not to solicit, divert or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person, concern or entity that sells the Company's

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 2—Unaudited Pro Forma Adjustments (Continued)

products and services, furnishes products or services to, or receives products and services from, the Company, nor attempt to induce any such supplier or customer to cease being (or any prospective, supplier or customer not to become) a supplier or customer of the Company.

        Upon the closing of the merger transaction, the Company entered into employment agreements with five ENTECH employees which provide, among other things, that they will not compete with the business of the Company for a period of 24 months following the termination of employment within a 50 mile radius of any city in which the Company has provided, currently provides or intends to provide its products or services.

Unaudited Pro Forma Condensed Combined Balance Sheet

        The total purchase price recorded for the merger is $48.7 million exclusive of advances of $2.4 million. The allocation of the purchase price and the recording of the advances resulted in the following: $29.7 million as Intangible Assets, consisting of primarily patented technology and the value of non-compete agreements, $19.9 million as Goodwill, $3.7 million of tangible assets, and $2.2 million of assumed liabilities.

        The $48.7 million purchase price is calculated as follows: $5.0 million in cash, approximately $42.3 million in stock consideration, and $1.4 million of acquisition costs. In addition, stockholders of ENTECH could receive earn-out consideration of up to $5.0 million in cash. In addition, four current ENTECH employees are employed by WorldWater and may receive incentive compensation of $1,000,000 each. The $5 million earn-out consideration for the ENTECH stockholders will be added to the purchase price of this transaction and will not have an impact on future earnings. The earn-out totaling $4 million for former ENTECH employees who will be employed by WorldWater will be expensed as compensation expense at such time that they are earned.

        The allocation of purchase price to acquired intangible assets is preliminary and subject to the final outcome of independent analyses to be conducted after the completion of the merger. The residual amount of the purchase price has been allocated to goodwill.

        The relief from royalty approach to valuation was used to arrive at the preliminary allocation of fair market value of ENTECH's proprietary and patented technology. The key assumptions required to utilize the relief from royalty approach were the assumptions regarding future revenues to be earned from the utilization of the underlying patented and proprietary technology, the royalty rate that would be commanded in the marketplace for the leasing of equivalent technology and the required discount rate associated with the risk of realizing the projected revenues.

        The assumptions as to future revenues were developed through discussions with WorldWater and ENTECH personnel regarding the estimated forecasted product sales associated with the relevant proprietary and patented technology. In developing the revenue forecast for each technology, the estimated technological product life was estimated and in the case of patented technology, the remaining legal life of the relevant patent was considered. Royalty rates associated with the patented and proprietary technology were derived from the review of transactions involving the licensing of comparable technologies. This information was derived from the RoyaltySource database. The reasonableness of the revenue forecasts and discount rates used as inputs in the relief from royalty valuation models were confirmed by reference to a discounted cash flow analysis that tied to the estimated purchase price.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 2—Unaudited Pro Forma Adjustments (Continued)

        The preliminary allocation of the non-compete agreements was based on an assessment of the negative impact associated with the key ENTECH managers covered by the non-compete agreements, actively competing against the Company. Based on this analysis, a preliminary allocation of 5% of the estimated purchase price was made. Based on our experience, given the importance of the key ENTECH personnel to the acquisition, we are of the opinion this preliminary allocation is reasonable.

        The factors contemplated for the acquisition include access to state of the art patented and proprietary solar technology, access to top solar technology engineers, researchers and scientists and access to key ENTECH customers.

        Allocation of Purchase Price of Entech (000,000's)

Intangible Assets	$29.7
Goodwill	19.9
Tangible Assets	1.3
Liabilities Assumed	(2.2)

Total Purchase Price	$48.7

        A)   This adjustment reflects an assumed loan of $6,000,000 to fund the cash purchase price of ENTECH on January 28, 2008. The Note bears interest at a rate of 8% per annum and was paid on February 12, 2008.

        B)    This adjustment represents the assumed Stock Exchange Agreement pursuant to which agreement the Company issued 19,700 shares of its Series E $0.01 par value Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock using a $1.66 per share market value on January 28, 2008 for a total value of $32,702,000. Such shares were used to consummate the merger. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock. If the Company's stockholders approve the proposed increase in authorized shares, no further action or authorization by the Company's stockholders will be necessary to convert the Series E Convertible Preferred Stock to common stock.

        C)    This adjustment represents the assumed conversion of 19,700 shares of the Company's Series E Convertible Stock into 19,700,000 shares of the Company's common stock using a $1.66 per share market value on January 28, 2008 for a total value of $32,702,000, and assumes the stockholders have approved the increase of authorized common shares to 450,000,000.

        The net Pro Forma adjustments to additional paid in capital, as of December 31, 2007, from the assumed Stock Exchange Agreement and subsequent conversion of the Company's Series E convertible preferred stock is $0.

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 2—Unaudited Pro Forma Adjustments (Continued)

        The following table illustrates the pro forma adjustments to issued and outstanding shares of common stock as of December 31, 2007:

Assumed Stock Exchange Agreement pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock	(19,700,000)
Assumed conversion of Series E Convertible Preferred Stock into common stock	19,700,000
Issuance of WorldWater common stock to purchase ENTECH	19,672,131

Net Pro Forma adjustments to issued and outstanding common stock	19,672,131

        D)   This adjustment reflects the assumed purchase of ENTECH. The adjustment is comprised of a $5,000,000 cash payment, transfer of 19,672,131 shares of WorldWater common stock using the value of common stock of $2.15 per share based on the market price for a reasonable period before and after the date the terms of the acquisition were agreed to, which was October 29, 2007, and an addition to goodwill of $1,411,442 of previously recorded acquisition costs. The number of shares to be issued is fixed at 19,672,131 as outlined in the merger agreement. The allocation of the purchase price and the recording of the advances resulted in the following: $29.7 million as Intangible Assets, consisting of primarily patented technology and the value of non-compete agreements, $19.9 million as Goodwill, $3.7 million of tangible assets, and $2.2 million of assumed liabilities.

        This adjustment resulted in an increase to additional paid in capital in the amount of $39,572,187. This adjustment also reflects the elimination of ENTECH's stockholders' deficiency in the amount of $3,622,099, as well as the elimination of advances made to ENTECH by WorldWater in the amount of $2,383,920.

        E)    This adjustment reflects the assumed payment of $1,300,000 of ENTECH notes payable and accounts payable at closing as set forth in the merger agreement.

        F)    This adjustment eliminates deferred revenue in the amount of $7,787, which relates to a transaction between WorldWater and ENTECH.

Unaudited Pro Forma Condensed Combined Statement of Operations

        The table below illustrates amortization of the intangible assets acquired, exclusive of goodwill, in the ENTECH transaction. Amortization for the year ended December 31, 2007 is $4,063,028.

	Estimated Fair Value	Est. Remaining Life	Amortization Per Quarter	Amortization Per Year
Patented Tubular Technology	$2,897,636	15	$48,294	$193,176
Patented Space Technology	5,358,276	13	103,044	412,176
Patented and Unpatented Terrestrial—Short Term Technology	2,268,637	2	283,580	1,134,320
Patented Terrestrial—Long Term Technology	17,203,647	13	330,839	1,323,356
Non Compete	2,000,000	2	250,000	1,000,000

Total	$29,728,196		$1,015,757	$4,063,028

Notes to Unaudited Pro Forma Condensed Combined Financial Statements (Continued)

Note 2—Unaudited Pro Forma Adjustments (Continued)

        G)   This adjustment reflects the elimination of recognized revenue in the amount of $349,958 by ENTECH in their fifty three week period ending September 30, 2007. This revenue was derived from a contract whereby ENTECH designed, engineered and tested photovoltaic concentrator systems for WorldWater. This adjustment also eliminates $500,000 of research and development expense recognized by WorldWater in their year ended December 31, 2007 for the same contract.

        H)   This adjustment reflects amortization of intangible assets acquired in the Entech transaction of $4,063,028 for year ended December 31, 2007.

        I)     This adjustment reflects interest expense related to the assumed loan of $6 million to fund the cash portion of the purchase price of ENTECH for the year ended December 31, 2007. The Note bears interest at a rate of 8% per annum. The outstanding principal amount of the Note and all accrued and unpaid interest are due and payable on July 28, 2008.

        There is no tax effect on the above amortization expenses included in the Unaudited Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2007, as both companies have net operating loss carryforwards.

THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE "FOR" THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval

PROPOSAL THREE

TO APPROVE THE AMENDMENT OF THE FIFTH AMENDMENT AND RESTATEMENT OF THE
1999 INCENTIVE STOCK OPTION PLAN

        The Company's success is largely dependent upon the efforts of its key employees as well as its directors and consultants. In order to continue to attract, motivate and retain outstanding key employees, the board of directors believes it is essential to provide compensation incentives that are competitive with those provided by other companies. In addition, the board of directors believes it is important to further the identity of interests of key employees with those of the stockholders by encouraging ownership of the Company's common stock. Accordingly, the board of directors of the Company has adopted a resolution proposing an amendment to the Fourth Amendment and Restatement of the 1999 Incentive Stock Option Plan (the "Option Plan") that would increase the amount of shares of common stock available to be issued under the plan from a maximum of 25,000,000 shares to a maximum of 50,000,000 shares. The Option Plan, as proposed to be amended, is attached hereto as APPENDIX D.

        The following is a summary of certain major provisions of the existing Option Plan:

General

        Under the Option Plan, options covering shares of common stock are granted to key employees and directors of, and consultants to, the Company. The options are intended to qualify either as incentive stock options ("ISOs") pursuant to Section 422 of the Code, or will constitute nonqualified stock options ("NQSOs"). Options may be granted at any time prior to April 30, 2009. Provided the stockholders approve the amendment to the Option Plan, a maximum of 50,000,000 shares of common stock (subject to adjustment to prevent dilution) would be available for issuance under the Option Plan.

Administration

        The Option Plan will continue to be administered by the Compensation Committee, comprised of no less than two nor more than five non-employee directors (the "Compensation Committee"). The Option Plan provides that the Compensation Committee has full and final authority to select the key employees, directors and consultants to whom awards are granted, the number of shares of common stock with respect to each option awarded, the exercise price or prices of each option, the vesting and exercise periods of each option, whether an option may be exercised as to less than all of the common stock subject to the option, and such other terms and conditions of each option, if any, that are not inconsistent with the provisions of the Option Plan. In addition, subject to certain conditions, the Compensation Committee is authorized to modify, extend or renew outstanding options. In general, the Compensation Committee is authorized to construe, interpret and administer the Option Plan and the provisions of the options granted thereunder, prescribe and amend rules for the operation of the Option Plan and make all other determinations necessary or advisable for its implementation and administration.

Eligibility

        All employees of WorldWater and its subsidiaries, currently 98 employees are eligible to participate in the Option Plan as determined by the Compensation Committee.

Terms of Options and Limitations on Right to Exercise

        Under the Option Plan, the exercise price of options will not be less than the fair market value of the common stock on the date of grant (and not less than 110% of the fair market value in the case of an incentive stock option granted to an optionee owning 10% or more of the common stock of the Company). Options granted to employees, directors or consultants shall not be exercisable after the expiration of ten years from the date of grant (or five years in the case of incentive stock options granted to an optionee owning 10% or more of the common stock of the Company) or such earlier date determined by the Board of Directors or the Compensation Committee.

        The Option Plan permits the exercise of options by payment of the exercise price in cash or by an exchange of shares of common stock of the Company previously owned by the optionee, or a combination of both, in an amount equal to the aggregate exercise price for the shares subject to the option or portion thereof being exercised. The optionee is entitled to elect to pay all or a portion of the aggregate exercise price by having shares of common stock having a fair market value on the date of exercise equal to the aggregate exercise price withheld by the Company or sold by a broker-dealer under certain circumstances. In addition, upon the exercise of any option granted under the Option Plan, the Company, in its discretion, may make financing available to the optionee for the purchase of shares of common stock subject to the option on such terms as the Compensation Committee shall approve. An option may not be exercised except (i) by the optionee, (ii) by a person who has obtained the optionee's rights under the option by will or under the laws of descent and distribution, or (iii) by a permitted transferee as contemplated by the Option Plan.

Amendment, Modification and Termination

        Our Board may amend, modify or terminate the Option Plan at any time, but our Board may not, without shareholder approval, amend the Option Plan to increase the total number of shares of our common stock reserved for issuance under the plan. In addition, any amendment or modification of the Option Plan shall be subject to shareholder approval as required by the Code, the rules under Section 16 of the Exchange Act, any securities exchange on which our common stock is listed, or under any other applicable laws, rules or regulations.

THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE "FOR" THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted For Approval

PROPOSAL FOUR

TO APPROVE A REVERSE STOCK SPLIT AS APPROVED BY DIRECTORS

        Our board of directors is seeking approval of an amendment to our certificate of incorporation to give the board authorization to effect a reverse split of our issued and outstanding common stock, without further approval of our stockholders, upon a determination by our board that such a reverse stock split is in the best interests of our company and our stockholders at any time before our next annual meeting of stockholders. If the proposed reverse stock split is approved at the special meeting and the board of directors elects to effect the proposed reverse stock split, each stockholder would receive a smaller number of shares at the reverse stock split ratio selected by the board of directors. The ratio will be no less than one for four and no greater than one for eight.

        The board will select, at its discretion, the ratio of the reverse stock split, which will be within the range of 1 for 4 to 1 for 8, inclusive. In determining the reverse stock split ratio, the board of directors will consider numerous factors, including the historical and projected performance of our common stock before and after the reverse stock split, prevailing market conditions and general economic trends, as well as the projected impact of the reverse stock split on the trading liquidity of our common stock, and investor interest in our stock.

        Authorizing the board to select, at its discretion, the ratio of the reverse stock split within the range of 1 to 4 and 1 to 8 will give the board flexibility to implement a reverse stock split at a ratio that reflects the board's then-current assessment of the factors described above, including our then-current stock price. The reverse stock split would become effective as soon as reasonably practicable upon a determination by the board of directors and the filing of a Certificate of Amendment of our Certificate of Incorporation with the Secretary of State of the State of Delaware.

        Even if our stockholders approve this amendment of our Certificate of Incorporation to effect the reverse stock split, our board of directors reserves the right to forego or postpone the filing of the amendment if it determines such action is not in the best interest of our stockholders. If the amendment is adopted and filed with the Delaware Secretary of State, there will not be a proportionate reduction in the number of authorized shares of our common stock. You have the opportunity to vote in favor or against this reverse stock split by checking the appropriate box on the attached proxy card. If you choose not to check a box on the proxy card, it is the same as voting FOR the reverse stock split.

REASONS FOR AND RISKS ASSOCIATED WITH THE PROPOSAL

        Our board believes it is in the best interests of the Company and our stockholders to implement the reverse split. As of December 31, 2007, we have 189,352,674 shares of common stock issued and outstanding. In order to reduce the number of shares of the common stock outstanding and thereby attempt to proportionally raise the per share price of the common stock, we believe that it is in the best interests of our stockholders for the board to obtain the authority to implement a reverse stock split. We may seek additional funding or other business relationships such as a merger or acquisition in order to meet the needs of our growing business operations. We believe that our industry and, the prospects for such business relationships are presently strong. While no such relationships or funding have been identified as of yet other than our acquisition of ENTECH, and while no other particular plans, understandings or agreements are in place, we believe that the number of issued and outstanding shares may negatively affect the consummation of any such relationship and that a lower number of issued and outstanding shares will assist us in attracting funding sources or merger partners on terms that will be more beneficial to the Company and its stockholders.

        There can be no assurance that the total market capitalization of the common stock (the aggregate of the then market price) after the proposed reverse split will be equal to or greater than the total market capitalization before the proposed reverse split. Also, we cannot assure you that the market price of our common stock immediately after the effective date of the proposed reverse stock split will be maintained for any period of time. A reverse stock split is often viewed negatively by the market and, consequently, can lead to a decrease in our overall market capitalization. If approved and effected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transacting in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares.

HOW THE APPROVAL WILL AFFECT STOCKHOLDERS

        The proposed stock split will affect all of our stockholders uniformly and will not affect any stockholders percentage ownership interests in the company, except to the extent that the result of the reverse stock split results in any of our stockholders owning a fractional share. If this occurs, the fractional shares will be rounded up to the next whole share. Additionally, if as a result of the reverse split calculations, any stockholders holding is reduced to an ownership of less than one share, or zero, we will round up that fractional share and grant such a stockholder at least one share in the Company, or, at our option, purchase the stockholders shares at the bid price existing for our stock on the day prior to the effectiveness of the reverse split. Such cash payments will reduce the number of post-reverse stock split stockholders to the extent there are stockholders presently who would otherwise receive less than one share of the common stock after the reverse stock split and we elect to cash out such stockholders. In addition, the reverse stock split will not affect any stockholders percentage ownership or proportionate voting power, subject to the treatment of fractional shares.

        The principal effect of a reverse stock split will be that the number of shares of the common stock issued and outstanding as of December 31, 2007 will be reduced from 189,352,674 shares to approximately 47,338,168 shares if a 1 for 4 reverse stock split is implemented by the board, and 23,669,084 if a 1 for 8 reverse stock split is implemented.

Effect on Registered and Beneficial Stockholders

        Upon the reverse stock split, we intend to treat stockholders holding common stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders, holding the common stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with such a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Effect of Reverse Stock Split on Options

        The number of shares subject to outstanding options to purchase shares of our common stock also would automatically be reduced in the same ratio as the reduction in the outstanding shares. Correspondingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares subject to the options will remain unchanged. For example, if a 1 for 8 reverse stock split is implemented and an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share, then on effectiveness of the 1 for 8 reverse stock split, the number of shares subject to that option would be reduced to 125 shares and the exercise price would be proportionately increased to $8.00 per share.

Effect of Reverse Stock Split on Warrants

        The agreements governing the outstanding warrants to purchase shares of our common stock include provisions requiring adjustments to both the number of shares issuable upon exercise of such warrants, and the exercise prices of such warrants, in the event of a reverse stock split. For example, if

a 1 for 8 reverse stock split is implemented and a warrant holder holds a warrant to purchase 10,000 shares of our common stock at an exercise price of $1.00 per share, then on effectiveness of the reverse stock split, the number of shares subject to that warrant would be reduced to 1,250 shares and the exercise price would be proportionately increased to $8.00 per share.

Implementation and Effect of the Reverse Stock Split

        If approved by our stockholders at the special meeting, and if a majority of our board of directors determines that effecting a reverse stock split is in the best interests of the Company and our stockholders, our board of directors will, in its sole discretion, determine the method of dealing with fractional shares, as described above in "How the Approval Will Affect Shareholders" on page . Following such determinations, the board of directors will effect the reverse stock split by directing management of the Company to file a certificate of amendment with the Delaware Secretary of State at such time as the board has determined is the effective time for the reverse stock split. The reverse stock split will become effective at the time specified in the certificate of amendment after the filing of the amendment with the Delaware Secretary of State, which we refer to as the effective time.

        We estimate that, following a reverse stock split, we would have approximately the same number of stockholders and, except for the effect of cash payments for fractional shares as described above, the completion of the reverse stock split would not affect any stockholder's proportionate equity interest in our company. By way of example, a stockholder who owns a number of shares that prior to the reverse stock split represented one-half of a percent of the outstanding shares of the company would continue to own one-half of a percent of our outstanding shares after the reverse stock split. However, it will have the effect of increasing the number of shares available for future issuance because of the reduction in the number of shares that will be outstanding after giving effect to the reverse stock split.

Exchange of Stock Certificates and Payment for Fractional Shares

        Exchange of Stock Certificates. Promptly after the effective time, you will be notified that the reverse stock split has been effected. Our stock transfer agent, ComputerShare Investor Services, whom we refer to as the exchange agent, will implement the exchange of stock certificates representing outstanding shares of common stock. You will be asked to surrender to the exchange agent certificates representing your pre-split shares in exchange for certificates representing your post-split shares in accordance with the procedures to be set forth in a letter of transmittal which we would send to you. You will not receive a new stock certificate representing your post-split shares until you surrender your outstanding certificate(s) representing your pre-split shares, together with the properly completed and executed letter of transmittal to the exchange agent. No scrip or fractional certificates will be issued in connection with the reverse stock split. Instead, any fractional share that results from the reverse stock split will be rounded up to the next whole share of our common stock or, in the discretion of the board, you will entitled to a cash payment without interest in lieu of such fractional shares. If approved and affected, the reverse stock split will result in some stockholders owning "odd lots" of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in "round lots" of even multiples of 100 shares. IF THIS REVERSE SPLIT IS EFFECTED, PLEASE DO NOT DESTROY ANY STOCK CERTIFICATES OR SUBMIT ANY OF YOUR CERTIFICATES UNTIL YOU ARE REQUESTED TO DO SO.

Effect of Failure to Exchange Stock Certificates

        Upon the filing of the amendment to our certificate of incorporation with the Delaware Secretary of State, each certificate representing shares of our common stock outstanding prior to the that time will, until surrendered and exchanged as described above, be deemed, for all corporate purposes, to evidence ownership of the whole number of shares of our common stock, and the right to receive, from us or the transfer agent, the amount of cash for any fractional shares, into which the shares of our common stock evidenced by such certificate have been converted by the reverse stock split. However, a holder of such un-exchanged certificates would not be entitled to receive any dividends or other distributions payable by us after the effective date, until the old certificates have been surrendered. Such dividends and distributions, if any, would be accumulated, and at the time of surrender of the old certificates, all such unpaid dividends or distributions will be paid without interest.

No Appraisal Rights

        Under the Delaware General Corporation Law and our certificate of incorporation and bylaws, you are not entitled to appraisal rights with respect to a reverse stock split.

Federal Income Tax Consequences

        The following description of the material federal income tax consequences of a reverse stock split is based on the Internal Revenue Code, applicable Treasury Regulations promulgated under the Code, judicial authority and current administrative rulings and practices as in effect on the date of this proxy statement. Changes to the laws could alter the tax consequences described below, possibly with retroactive effect. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of any of the proposed reverse stock split. This discussion is for general information only and does not discuss the tax consequences that may apply to special classes of taxpayers (e.g., non-resident aliens, broker/dealers or insurance companies). The state and local tax consequences of the reverse stock split may vary significantly as to each stockholder, depending upon the jurisdiction in which such stockholder resides. We encourage stockholders to consult their own tax advisors to determine the particular consequences to them.

        In general, the federal income tax consequences of the reverse stock split will vary among stockholders depending upon whether they receive cash for fractional shares or solely a reduced number of shares of our common stock in exchange for their old shares of our common stock. We believe that because the proposed reverse stock split is not part of a plan to increase periodically a stockholder's proportionate interest in our assets or earnings and profits, the reverse stock split will likely have the following federal income tax effects:

  (i)
  Except as explained in (v) below, no income gain or loss will be recognized by a stockholder on the surrender of the old shares or receipt of the certificate representing post-split new shares.

  (ii)
  Except as explained in (v) below, the tax basis of the new shares will equal the tax basis of the old shares exchanged therefore.

  (iii)
  Except as explained in (v) below, the holding period of the new shares will include the holding period of the old shares if such old shares were held as capital assets.

  (iv)
  The conversion of the old shares into the new shares will produce no taxable income or gain or loss to the Company.

  (v)
  The federal income tax treatment of the receipt of the one additional share in lieu of any fractional interests by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

  The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

        The state and local tax consequences of a reverse stock split may vary significantly as to each stockholder, depending upon the state in which he or she resides. Stockholders are encouraged to consult their own tax advisors with respect to the federal, state and local tax consequences of the reverse stock split.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
"FOR" THIS PROPOSAL
Unless Marked to the Contrary, Proxies Will Be Voted "For" Approval.

PROPOSAL FIVE
TO RATIFY THE APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008

        Amper, Politziner & Mattia, P.C. independent certified public accountants, has been selected by the board of directors as the Company's independent auditor for the current fiscal year. A representative of Amper, Politziner & Mattia, P.C. is expected to be present at the special meeting, and will have an opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL

Unless Marked to the Contrary, Proxies Will Be Voted "For" Approval.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

        The Company's outlook or future economic performance; anticipated profitability, gross billings, commissions and fees, expenses or other financial items; and, statements concerning assumptions made or exceptions to any future events, conditions, performance or other matters constitute forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those stated in such statements. Such risks, uncertainties and factors include, but are not limited to, (1) that there can be no assurance that the Company will grow and/or manage its growth profitably, (2) risks associated with reliance on governmental regulations, (3) competition, (4) the Company's results have fluctuated in the past and are expected to fluctuate in the future, (5) the loss of services of key individuals which could have a material adverse effect on the Company's business, financial condition or operating results, and (6) risks associated with operating in emerging countries.

OVERVIEW

        WorldWater & Solar Technologies Corp. (formerly WorldWater & Power Corp.) is an international solar engineering and project management company with unique, high-powered solar electric technology and expertise, providing alternative energy solutions to a wide variety of customers in both domestic and international markets. Until 2002, WorldWater's business was focused exclusively on providing developing countries with water and power solutions. Since then, the Company has placed increasing emphasis on domestic markets, principally in California, New Jersey, and surrounding states, and is addressing the needs of residential, commercial and industrial customers, in both the public and private sectors. The Company will continue to selectively submit proposals to various foreign governments in need of solving critical water supply and energy problems using the Company's proprietary solar technology.

        With significantly rising energy prices and related shortages, along with significant state and federal incentives, and utility company rebate programs, domestic markets have emerged as the Company's highest priority. The Company believes it is uniquely positioned to deliver a wide range of product and service offerings, from solar-powered equipment and installations, both fixed and mobile, to large-scale, turnkey solar energy and water system solutions, specializing in variable frequency drive (VFD) applications that deliver high customer value. The foundation and enabler for these offerings is WorldWater's substantial technical expertise and proprietary solar technology, including its AquaMax™ System, AquaDrive™ Controller, AquaMeter™ Water Meter, and Mobile MaxPure™.

        The Company continues to evolve from an entrepreneurial operating mode to that of a fast growth company. This transition will mean development of more policies, procedures, and processes to enable effective implementation of booked projects.

        The Company plans to continue work to develop innovative new products to meet customer needs using new technology to seek to clearly differentiate its products from competitive products.

        On January 28, 2008, the Company completed the acquisition of ENTECH, Inc. With the combined technologies of the Company and ENTECH, we believe our solar systems will be capable of generating and delivering electrical and thermal energy on site at prices competitive to retail prices without relying on government sponsored rebates. ENTECH's patented concentrator technology allows for the installation of large solar "farms" with greatly reduced requirements for solar cell materials (silicon or multi-junction). Due to the advantages of ENTECH's concentrator, a significantly lesser amount of silicon used in flat plate solar modules is required by current ENTECH modules to generate the same electrical power. Consequently, the ENTECH technology greatly lessens the impact of the silicon material shortage currently constricting flat plate solar panel supply. ENTECH concentrators utilize a two-axis tracker to follow the sun's position throughout the day, maximizing energy production.

        ENTECH's technology can produce photovoltaic electricity, or thermal energy (heat) for commercial uses such as for heating and/or air conditioning. When applied in a combined fashion for onsite power applications, the cost to the customer can be significantly less for electricity generated and for BTU's of heat provided versus separate competing systems currently on the market while being competitive with current retail energy prices.

        ENTECH will maintain its identity, location, and business operations in both terrestrial and space solar energy. The Company anticipates, but can provide no assurance, that ENTECH will continue to perform its contract work for NASA, the U.S. Department of Defense, and other customers, as well as its internal R&D programs leading to improved future products.

        The cash raised through the issuance of convertible debt and private equity sales has provided the Company with the working capital resources needed to meet its operating activities in 2007 and 2006. The Company will continue to seek to raise significant additional financing as required to fund the Company's growing operations in 2008.

        On September 28, 2007, the Company raised $13,365,000 through a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of WorldWater's common stock at a price of $1.782 per share.

        On February 13, 2008 the Company announced that it has raised $35.64 million from The Quercus Trust in a private placement of 20,000 shares of WorldWater Series F Convertible Preferred Stock at a price of $1,782.00 per share.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

        The preparation of consolidated financial statements in accordance with U.S. generally accepted accounting principles requires the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The Company believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of these consolidated financial statements:

REVENUE RECOGNITION

        The Company derives revenue primarily from fixed-price contracts through which the Company provides engineering, design, and procurement services, materials and equipment, and construction / installation services. Revenue is also generated through the sale of solar-related equipment and, to a lesser extent, from consulting projects and government-funded grants.

        Contract revenues are recorded when there is persuasive evidence that a binding contractual arrangement exists, the price is fixed and determinable, the Company has commenced work on the project, and collectibility is reasonably assured.

        Contract revenues are recognized using the percentage of completion method. The percentage of completion is calculated by dividing the direct labor and other direct costs incurred by the total estimated direct cost of the project. Contract value is defined as the total value of the contract, plus the value of approved change orders. Estimates of costs to complete are reviewed periodically and modified as required. Provisions are made for the full amount of anticipated losses, on a contract-by-contract basis. These loss provisions are established in the period in which the losses are first determined. Changes in estimates are also reflected in the period they become known. The Company maintains all the risks and rewards, in regard to billing and collection.

        Revenues from equipment sales containing acceptance provisions are recognized upon customer acceptance. Cash payments received in advance of product or service revenue are recorded as customer deposits.

        Revenues from consulting projects are recognized as services are rendered. Grant revenues are recognized when received, or if based on entitlement periods, when entitlement occurs.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

        The Company maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. If the data we used to calculate the allowance provided for doubtful accounts does not reflect the future ability to collect outstanding receivables, additional provisions for doubtful accounts may be needed and the future results of operations could be materially affected. In recording any additional allowances, a respective charge against income is reflected in the general and administrative expenses, and would reduce the operating results in the period in which the increase is recorded.

        The Company performed a sensitivity analysis to determine the impact of fluctuations in our estimates for our allowance for doubtful accounts. As of December 31, 2007, the allowance for doubtful accounts was $221,000. If this amount were in error by plus or minus one percent of the account receivable balance, the impact would be an additional $103,000 of income or expense.

ACCOUNTING FOR INCOME TAXES

        The Company is required to estimate its income taxes in each of the jurisdictions in which it operates as part of its consolidated financial statements. This involves estimating the actual current tax in addition to assessing temporary differences resulting from differing treatments for tax and financial accounting purposes. These differences together with net operating loss carryforwards and tax credits may be recorded as deferred tax assets or liabilities on the balance sheet. A judgment must then be made of the likelihood that any deferred tax assets will be recovered from future taxable income. To the extent that the Company determines that it is more likely than not that deferred tax assets will not be utilized, a valuation allowance is established. Taxable income in future periods significantly different from that projected may cause adjustments to the valuation allowance that could materially increase or decrease future income tax expense. As of December 31, 2007 and 2006 an allowance equal to 100% of the deferred tax asset was recorded.

Share-Based Compensation

        On January 1, 2006, The Company adopted SFAS No. 123R, "Share-Based Payment," which requires all companies to measure and recognize compensation expense at fair value for all stock-based payments to employees and directors. SFAS No. 123R is being applied on the modified prospective basis. Prior to the adoption of SFAS No. 123R, the Company accounted for its stock-based compensation plans for employees and directors under the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and related interpretations, and accordingly, the Company recognized no compensation expense related to the stock-based plans for grants to employees or directors. Grants to consultants under the plans were recorded under SFAS No. 123.

        Under the modified prospective approach, SFAS No. 123R applies to new grants of options and awards of stock as well as to grants of options that were outstanding on January 1, 2006 and that may subsequently be repurchased, cancelled or materially modified. Under the modified prospective approach, compensation cost recognized for the year ended December 31, 2006 includes compensation cost for all share-based payments granted prior to, but not yet vested on, January 1, 2006, based on fair value as of the prior grant-date and estimated in accordance with the provisions of SFAS No. 123R. Prior periods were not required to be restated to reflect the impact of adopting the new standard.

        We utilize the Black-Scholes option pricing model to estimate the fair value of stock-based compensation at the date of grant. The Black-Scholes model requires subjective assumptions regarding dividend yields, expected volatility, expected life of options and risk free interest rates. The assumptions reflect management's best estimate. Changes in these assumptions can materially affect the estimate of fair value and the amount of our stock-based compensation expenses.

RESULTS OF OPERATIONS—YEARS ENDED DECEMBER 31, 2007 AND 2006
(amounts are rounded to the nearest thousand)

        Contract Revenue.    Contract revenue for 2007 amounts to $17,530,000, and represents 95% of the Company's revenue. This revenue was generated by domestic commercial and residential projects. The Company implemented an aggressive upgrade of the sales and marketing staff in 2007, along with taking a more aggressive approach to the bid proposal process. Staffing, both at an office and field crew level, were increased and skills upgraded, which played a big part in the Company securing a $16.25 million deal with Fresno International Airport in Fresno. Overall, the increase in revenue over 2007 was obtained as follows; In California, the Company completed four commercial projects with recognized revenue of $406,000 and had one commercial project in progress as of December 31, 2007, with recognized revenue of $13,347,000. The Company also completed fifteen residential projects with aggregate revenue of $667,000. In New Jersey, fourteen commercial projects were completed in 2007 with recognized revenue of $2,692,000. Three residential jobs were completed with recognized revenue of $324,000. In Texas, the company concluded a 2006 job, recognizing revenue of $51,000. One small international job was completed in 2007, recognizing revenue of $3,000.

        Contract Revenue—Related Party.    The Company also recorded related party revenue from a sale to a principal shareholder of 12 Mobile MaxPure™ units, recognizing revenue of $900,000 in 2007.

        Grant Revenue.    The Company recognized grant revenue of $36,000 in 2007. This is composed of $1,400 from the U.S. Trade and Development Agency (USTDA) and $34,000 from the New Jersey Board of Public Utilities (NJBPU). The USTDA grant is in connection with a pilot project for water supply in Sri Lanka. This project is designed to assess solar technology methods to provide safe, sustainable water supplies to people in six villages near the tsunami-ravaged southern coast of Sri Lanka. The NJBPU grant is for research in the development of cost effective, grid-tied motor drives for photovoltaic applications. Both jobs were completed in 2007.

        Cost of Contract Revenue.    Cost of contract revenue consists primarily of third party construction and installation expense, materials and supplies required for construction and component equipment, including the solar panels, solar array, inverters, variable speed drives and meters.

        Cost of Grant Revenue.    Cost associated with grant revenue consists primarily of third party subcontracted costs incurred for consulting expenses and prototype costs. The Company expenses internal research, engineering and development costs, as incurred. See Research and Development expense below.

        Gross Profit on Contracts.    The Company generated gross profits on contracts totaling $1,489,000. Gross profits were offset by warranty reserves and other expenses not allocated to individual contracts totaling $135,000 in 2007.

        Gross Profit on Contracts—Related Party.    The Company generated gross profits on related party contracts totaling $214,000.

        Gross Profit on Grants.    A gross profit of $36,000 in 2007 was earned in connection with the Company's grant revenue.

        Marketing, General and Administrative Expenses.    Marketing, general and administrative expenses amount to $15,369,000 in 2006, and consist primarily of salaries and related personnel costs, travel, professional fees, including legal and accounting, rent, insurance, and other sales and marketing expenses.

        Debt Sourcing Fees and Commissions.    The Company historically has financed its operations through a combination of convertible debt, convertible preferred stock, and equity.

        Research and Development Expense.    Research and development expense consists primarily of salary expense for internal personnel, and related personnel costs, as well as prototype costs incurred to improve the design of the Company's installations, and expand the Company's product line. Research and development are critical to the Company's strategic objectives of enhancing its technology to meet the requirements of its targeted customers. The Company expects to maintain, if not increase, its current level of expenditure for research and development on a going-forward basis.

COMPARISON OF YEARS ENDED DECEMBER 31, 2007 AND 2006
(amounts are rounded to the nearest thousand)

        Contract Revenue.    Contract revenue for the year ended December 31, 2007 was $17,530,000, an increase of $413,000, or 2%, from $17,117,000 for 2006. The Company continued its expanded revenue base with further continuing to upgrade the sales and marketing staff, along with taking a more aggressive approach to the bid proposal process. Staffing, both at an office and crew level, were increased and skills upgraded, which played a big part in the Company securing the biggest contract in its existence, a $16.25 million deal with an international airport in Fresno, California. Overall, the in revenue over 2007 was obtained as follows; In California, the Company completed four commercial projects with recognized revenue of $406,000 and had one commercial project in progress as of December 31, 2007, with recognized revenue of $13,347,000. The Company also completed fifteen residential projects with aggregate revenue of $667,000. In New Jersey, fourteen commercial projects were completed in 2007 with recognized revenue of $2,692,000. Three residential jobs were completed with recognized revenue of $324,000. In Texas, the company concluded a 2006 job, recognizing revenue of $51,000. One small international job was completed in 2007, recognizing revenue of $3,000.

        Contract Revenue—Related Party.    The Company also recorded related party revenue from a sale to a principal shareholder of 12 Mobile MaxPure™ units, recognizing revenue of $900,000 in 2007 as compared to $0 in 2006.

        Grant Revenue.    Grant revenue for the year ended December 31, 2007 was $36,000, a decrease of $181,000, or 84% from $217,000 for 2006. The fluctuation is a reflection of the timing of grant awards and completion of associated tasks/milestones called for under the grants. Grant revenue is expected to be an immaterial portion of the Company's revenue stream going forward into 2008.

        Cost of Contract Revenue.    The cost of contract revenue for the year ended December 31, 2007 was $16,042,000, an increase of $1,630,000 or 11% from $14,411,000 in 2006. The increase in cost of contract revenue is principally the result of higher volume in 2007.

        Cost of Contract Revenue—Related Party.    The Company also recorded related party cost from from a sale to a principal shareholder of 12 Mobile MaxPure™ units, of $685,000 in 2007 as compared to $0 in 2006.

        Cost of Grant Revenue.    There was no cost of grant revenue recorded for the year ended December 31, 2007, as compared to $203,000 in 2006.

        Gross Profit on Contracts.    The Company generated a gross profit on contracts in 2007 of $1,489,000, representing a decrease of $1,216,000, versus the gross profit of $2,705,000 in 2006. Gross profits totaling $1,840,000 were attributable to 36 projects. Gross profits were offset by $216,000 in gross losses generated by five projects. Gross profits are also offset by warranty reserves and other expenses not allocated to individual contracts totaling $135,000. The Company attributes the decrease in margin primarily to its main job at the Fresno Yosemite International Airport in 2007, a highly competitively bidded contract, which generated a gross profit margin of 8%, as opposed to the main job in 2006, that offered a margin of 27%. The Company continued to achieve better overall efficiencies, bid processes, and trained staff in support of the increasingly challenging and complex job bid process.

        Gross Profit on Contracts—Related Party.    The Company generated gross profits on related party contracts totaling $214,000, as compared to $0 in 2006.

        Gross Profit from Grants.    The Company generated gross profit of $36,000 from grants in 2007, versus a gross profit of $14,000 in 2006.

        Marketing, General and Administrative.    Marketing, general and administrative expenses for the year ended December 31, 2007 were $15,369,000, an increase of $7,594,000 or 98%, from $7,775,000 in 2006. The $7,594,000 increase includes increases in salaries and benefits of $2,278,000 associated with increased headcount in 2007. The number of full-time employees increased from 45 as of December 31, 2006 to 93 as of December 31, 2007. The increases were also a result of increases in professional fees totaling $2,900,000 made up of increased costs for legal, accounting, consulting and investor relations. Increases in Sales & Marketing of $700,000 were a result of increased staff and more focus on international markets. Facilities and Office expenses were up $885,000 covering areas such as our new facility in Ewing, recruiting expenses for high level staff, depreciation expense, and general office supplies, printing and postage. Insurance expenses increased by $250,000 due to the need for increased coverages on high exposure contracts, and significant increase in overall headcount. Shareholders expense increased by $160,000 due primarily to directors fees. Bad Debt write-offs, which the Company recorded as MG&A expense, increased by $318,000, mainly due to an isolated large contract settlement related to revenue recognized prior to 2007. The Company does not expect this type of write-off level to continue in 2008. Increases in other expenses of $103,000 accounted for the balance of the $7,594,000 change from 2006 to 2007.

        Research and Development Expenses.    Research and development expenses incurred in the year ended December 31, 2007 were $826,000, an increase of $624,000 or 308% from $202,000 in 2006. The increase is partly a result of Mobile MaxPure™, which accounted for $326,000, and the balance was related to development work being performed by Entech (see Proposed Acquisition section). The Company continues to develop its intellectual property, and its increased efforts to market the Mobile Max product line.

        Loss from Operations.    In the year ended December 31, 2007 the Company incurred a loss from operations of $14,456,000, an increase of $9,199,000 or 175% from $5,257,000 in 2006.

        Debt Sourcing Fees and Commissions.    There were no fees and commission expenses incurred to raise debt funding in the year ended December 31, 2007 as compared to $284,000 in 2006.

        Beneficial Conversion and Warrant Amortization.    This expense is a non-cash charge incurred as a result of the market price of the Company's common stock on the date of issuance of convertible notes being higher than the effective conversion price of the convertible notes being issued. In the year ended December 31, 2007, the Company incurred $125,000 of beneficial conversion and warrant inducement fees, associated with the issuance of convertible notes in July of 2005. For the year ended December 31, 2006, the Company incurred beneficial conversion and warrant inducement fees of $3,400,000. The increase is attributable to the amortization of the July 2005 convertible notes, using the effective interest method.

        Warrant Exercise Inducement Expense.    This expense is a non-cash charge incurred as a result of the Company granting short term inducements to certain warrant holders, whereby the exercise price was lowered for a limited period of time. In the years ended December 31, 2007 and 2006, the Company incurred $0 and $1,588,000, respectively. At various times during 2006, the Company offered all individuals who were granted detachable warrants (issued in connection with convertible loans) in 2003 and 2004 a short-term inducement to exercise the warrants at a reduced exercise price ($0.20). The offers were short term in nature and expired anywhere from 30-60 days from the initial offer. The Company notes that 9,099,698 warrants were exercised as a result of the offers. Since the warrants were issued in connection with convertible loans, the Company recorded an expense related to the notes. The expense for the inducement was recorded by obtaining the difference between the Black-Scholes value of the initial fair value of the warrants and that of the short-term modification multiplied by the number of parties who accepted the inducement. The Company used the current stock price, modified exercise price, current volatility, current interest and dividend rate and the 30-60 day term as their inputs for the Black-Scholes model. The Company notes that the expense incurred as a result of these offers was $1,216,527. The additional $371,905 of expense related to the Company issuing 1,447,422 shares of common stock to a debt holder to induce them to exercise their outstanding warrants (not at a discount). The company calculated this portion of the expense by multiplying the market price of the stock the date the inducement was offered by the number of shares issued.

        Interest(Expense)/Income(net).    Was $196,000 and ($959,000) in the years ended December 31, 2007 and 2006, respectively, a decrease of $1,155,000 or 120%. This decrease was due to significant decreases in outstanding debt from 2007 to 2006, an expense due to an increase in the value of our Series D Preferred Stock warrant liability of $439,000 during 2006, along with Capital raises in 2007 that resulted in positive interest income.

        Income Taxes.    The Company recognized an income tax benefit of $0 and $0 for the years ended December 31, 2007 and 2006, respectively. The Company participates in the State of New Jersey's Corporation Business Tax Benefit Certificate Transfer Program (the "Program"), which allows certain high technology and biotechnology companies to sell unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporate taxpayers.

        Accretion of Preferred Stock Dividends.    These dividends are associated with Series C Preferred Stock, and are accrued for at an interest rate of 6%, paid monthly. In 2007 dividend expense was $38,000, as compared to $23,000 in 2006, where the dividend was only accrued over a six month period from the issuance of the preferred shares.

RESULTS OF OPERATIONS—YEARS ENDED DECEMBER 31, 2006 and 2005
(amounts are rounded to the nearest thousand)

        Contract Revenue.    Contract revenue for 2006 amounts to $17,117,000, and represents 99% of the Company's revenue. This revenue, was generated by domestic commercial and residential projects. The significant revenue growth can be attributed to the Company moving away from its entrepreneurial roots in 2006. The expanded revenue base from 2005 to 2006 was a mixture of upgrading the sales and marketing staff, along with taking a more aggressive approach to the bid proposal process. Staffing, both at an office and crew level, were increased and skills upgraded, which played a big part in the Company securing the biggest contract in its existence, a $7.8 million deal with an irrigation farm in California. Overall, the increase in revenue over 2005 was obtained as follows; In California, the Company completed two commercial projects with recognized revenue of $1,820,000 and had six commercial projects in progress as of December 31, 2006, with recognized revenue of $9,658,000. The Company also completed nine residential projects with aggregate revenue of $524,000. In New Jersey, six commercial projects were completed in 2006 with recognized revenue of $2,108,000. Three commercial projects, with recognized revenue of $2,128,000 in 2006, were in progress as of December 31, 2006. The Company also recorded revenue of $567,000 from three commercial projects in Delaware and $278,000 from one project in Texas.

        Grant Revenue.    The Company recognized grant revenue of $217,000 in 2006. This is composed of $192,000 from the U.S. Trade and Development Agency (USTDA) and $25,000 from the New Jersey Board of Public Utilities (NJBPU). The USTDA grant is in connection with a pilot project for water supply in Sri Lanka. This project is designed to assess solar technology methods to provide safe, sustainable water supplies to people in six villages near the tsunami-ravaged southern coast of Sri Lanka. The NJBPU grant is for research in the development of cost effective, grid-tied motor drives for photovoltaic applications.

        Cost of Contract Revenue.    Cost of contract revenue consists primarily of third party construction and installation expense, materials and supplies required for construction and component equipment, including the solar panels, solar array, inverters, variable speed drives and meters.

        Cost of Grant Revenue.    Cost associated with grant revenue consists primarily of third party subcontracted costs incurred for consulting expenses and prototype costs. The Company expenses internal research, engineering and development costs, as incurred. See Research and Development expense below.

        Gross Profit (Loss) on Contracts.    The Company generated gross profits on contracts totaling $2,705,000 in 2006. Gross profits totaling $3,463,000 were attributable to 27 projects. Gross profits were offset by $99,000 in gross losses generated by four projects. Gross profits are also offset by warranty reserves and other expenses not allocated to individual contracts totaling $659,000.

        Gross Profit (Loss) on Grants.    Gross profit of $14,000 was earned in connection with the Company's grant revenue; A gross loss of $9,000 from the USTDA grant, and a gross profit of $25,000 from the NJBPU grant.

        Marketing, General and Administrative Expenses.    Marketing, general and administrative expenses amount to $7,775,000 in 2006, and consist primarily of salaries and related personnel costs, travel, professional fees, including legal and accounting, rent, insurance, and other sales and marketing expenses.

        Debt Sourcing Fees and Commissions.    The Company historically has financed its operations through a combination of convertible debt, convertible preferred stock, and equity. To date, the increased working capital required to support the Company's rapid revenue growth have been a net user of cash, and this is expected to continue through the end of 2007.

        Research and Development Expense.    Research and development expense consists primarily of salary expense for internal personnel, and related personnel costs, as well as prototype costs incurred to improve the design of the Company's installations, and expand the Company's product line. Research and development are critical to the Company's strategic objectives of enhancing its technology to meet the requirements of its targeted customers. The Company expects to maintain, if not increase, its current level of expenditure for research and development on a going-forward basis.

COMPARISON OF YEARS ENDED DECEMBER 31, 2006 AND 2005
(amounts are rounded to the nearest thousand)

        Contract Revenue.    Contract revenue for the year ended December 31, 2006 was $17,117,000, an increase of $15,199,000, or 792%, from $1,918,000 for 2005. The significant revenue growth can be attributed to the Company moving away from its entrepreneurial roots in 2006. The expanded revenue base from 2005 to 2006 was a mixture of upgrading the sales and marketing staff, along with taking a more aggressive approach to the bid proposal process. Staffing, both at an office and crew level, were increased and skills upgraded, which played a big part in the Company securing the biggest contract in its existence, a $7.8 million deal with an irrigation farm in California. Overall, the increase in revenue over 2005 was obtained as follows; In California, the Company completed two commercial projects with recognized revenue of $1,820,000 and had six commercial projects in progress as of December 31, 2006, with recognized revenue of $9,658,000. The Company also completed nine residential projects with aggregate revenue of $524,000. In New Jersey, six commercial projects were completed in 2006 with recognized revenue of $2,108,000. Three commercial projects, with recognized revenue of $2,128,000 in 2006, were in progress as of December 31, 2006. The Company also recorded revenue of $567,000 from three commercial projects in Delaware and $278,000 from one project in Texas.

        Grant Revenue.    Grant revenue for the year ended December 31, 2006 was $217,000, an increase of $104,000, or 92% from $113,000 for 2005. The fluctuation is a reflection of the timing of grant awards and completion of associated tasks/milestones called for under the grants. Grant revenue is expected to be an immaterial portion of the Company's revenue stream going forward into 2007.

        Cost of Contract Revenue.    The cost of contract revenue for the year ended December 31, 2006 was $14,411,000, an increase of $11,966,000 or 489% from $2,445,000 in 2005. The increase in cost of contract revenue is principally the result of higher volume in 2006 (revenue is up 792%).

        Cost of Grant Revenue.    The cost of grant revenue for the year ended December 31, 2006 was $203,000, an increase of $132,000 from $71,000 in 2005.

        Gross Profit (Loss) on Contracts.    The Company generated a gross profit on contracts in 2006. The gross profit of $2,705,000 in 2006, represents an increase of $3,232,000, versus the gross loss of $527,000 in 2005. Gross profits totaling $3,463,000 were attributable to 27 projects. Gross profits were offset by $99,000 in gross losses generated by four projects. Gross profits are also offset by warranty reserves and other expenses not allocated to individual contracts totaling $659,000. The Company attributes its significant rise in gross profit partly to its evolution from an entrepreneurial to a fast growth company. Better overall efficiencies, bid processes, and trained staff have also supported the increased job margins.

        Gross Profit (Loss) from Grants.    The Company generated gross profit of $14,000 from grants in 2006, versus a gross profit of $42,000 in 2005. Gross profit is made up of a gross loss of $9,000 from the USTDA grant, and a gross profit of $25,000 from the NJBPU grant.

        Marketing, General and Administrative.    Marketing, general and administrative expenses for the year ended December 31, 2006 were $7,775,000, an increase of $3,327,000 or 75%, from $4,448,000 for 2005. The $3,327,000 increase includes increases in salaries and benefits of $1,450,000 and stock option expense of $1,124,000 associated with increased headcount in 2006. The number of full-time employees increased from 33 as of December 31, 2005 to 45 as of December 31, 2006. The increases were also associated with the September 2005 acquisition of Quantum Energy Group. The increases were also a result of increases in professional fees totaling $657,000 made up of increased costs for legal, consulting and investor relations.

        Research and Development Expenses.    Research and development expenses incurred in the year ended December 31, 2006 were $202,000, an increase of $60,000 or 42% from $142,000 in 2005. The increase is a result of the Mobile Max Product line. The Company has continued to develop its intellectual property as evidenced by the filing of two patent applications in 2006.

        Loss from Operations.    In the year ended December 31, 2006 the Company incurred a loss from operations of $5,257,000, an increase of $182,000 or 4% from $5,075,000 in 2005.

        Debt Sourcing Fees and Commissions.    Fees and commission expenses incurred to raise debt funding in the year ended December 31, 2006 were $284,000, a decrease of $158,000 or 64% from $442,000 in 2005.

        Beneficial Conversion and Warrant Amortization.    This expense is a non-cash charge incurred as a result of the market price of the Company's common stock on the date of issuance of convertible notes being higher than the conversion price of the convertible notes being issued. In the year ended December 31, 2006, the Company incurred $3,400,000 of beneficial conversion and warrant interest expense, associated with the issuance of convertible notes in July of 2005. For the year ended December 31, 2005, the Company incurred beneficial conversion and warrant interest expense of $6. The increase is attributable to the amortization of the July 2005 convertible notes, using the effective interest method.

        Warrant Exercise Inducement Expense.    This expense is a non-cash charge incurred as a result of the Company granting short term inducements to certain warrant holders, whereby the exercise price was lowered for a limited period of time. In the years ended December 31, 2006 and 2005, the Company incurred $1,588,000 and $0 of warrant exercise inducement expenses, respectively. At various times during 2006, the Company offered all individuals who were granted detachable warrants (issued in connection with convertible loans) in 2003 and 2004 a short-term inducement to exercise the warrants at a reduced exercise price ($0.20). The offers were short term in nature and expired anywhere from 30-60 days from the initial offer. The Company notes that 9,099,698 warrants were exercised as a result of the offers. Since the warrants were issued in connection with convertible loans, the Company recorded an expense related to the notes. The expense for the inducement was recorded by obtaining the difference between the Black-Scholes value of the initial fair value of the warrants and that of the short-term modification multiplied by the number of parties who accepted the inducement. The Company used the current stock price, modified exercise price, current volatility, current interest and dividend rate and the 30-60 day term as their inputs for the Black-Scholes model. The Company notes that the expense incurred as a result of these offers was $1,216,527. The additional $371,905 of expense related to the Company issuing 1,447,422 shares of common stock to a debt holder to induce them to exercise their outstanding warrants (not at a discount). The company calculated this portion of the expense by multiplying the market price of the stock the date the inducement was offered by the number of shares issued.

        Interest Expense.    Interest expense was $1,079,000 and $1,029,000 in the years ended December 31, 2006 and 2005, respectively, an increase of $50,000 or 5%. This increase was due to a significant decrease in outstanding debt from 2005 to 2006 offset by an expense due to an increase in the value of our Series D Preferred Stock warrant liability of $439,000 during 2006.

        Income Taxes.    The Company recognized an income tax benefit of $0 and $201,000 for the years ended December 31, 2006 and 2005, respectively. The Company participates in the State of New Jersey's Corporation Business Tax Benefit Certificate Transfer Program (the "Program"), which allows certain high technology and biotechnology companies to sell unused New Jersey net operating loss carryovers and research and development tax credits to other New Jersey corporate taxpayers.

HISTORICAL CASH FLOW ANALYSIS

        The "Historical Cash Flows Analysis" section discusses consolidated cash flow from operations, investing activities and financing activities.

  Cash Flows from Operating Activities

	Year ended December 31,
	2007	2006 (restated)
Net Cash Used in Operating Activities	$(16,549,549)	$(10,362,259)

        In 2007, the Company had an increase in net cash used in operating activities of $6,187,290 in a period when the Company also had an increase in net loss of $2,896,647. An analysis of the increased loss is above in the RESULTS OF OPERATIONS and COMPARISON OF YEARS ENDED DECEMBER 31, 2007 and 2006. The increase in net cash used in operating activities in 2007, a period when the Company's net loss increased, is attributable to changes in non-cash charges and from the timing of cash receipts and disbursements related to working capital items in 2007. These changes in working capital items relate mainly to the significant increase in job contracts from 2006 to 2007, along with an increase in staffing to coincide with the growth of the company.

Increases (decreases) in non-cash charges:
Beneficial conversion and Warrant amortization	(3,275,034)
Warrant exercise inducement expenses	(1,588,432)
Issuance of stock for service	19,018
Depreciation and amortization	89,185
Loss on disposal of asset	160,279
Stock-based employee compensation cost	(106,034)
Interest expense attributable to increase in value of warrant liability	(439,000)
Amortization of interest expense	(333,823)
Issuance of options and warrants for services	(10,000)
Amortization of intangibles and loan origination costs	(290,688)
Share-based non-employee compensation cost	(44,280)
Amortization of deferred compensation	(45,000)
Issuance of stock in lieu of interest	(43,237)

(5,907,046)
Changes in timing of cash receipts and disbursements related to working capital items	2,616,403

(3,290,643)
Change in net loss—2007 compared to 2006	(2,896,647)

Increase in net cash used in operating activities	$(6,187,290)

        Refer to Warrant Exercise Inducement Expense section on the MD&A for a detailed description of the transactions.

  Cash Flows from Investing Activities

	Year ended December 31,
	2007	2006
Net Cash Used in Investing Activities	$(4,396,035)	$(966,234)

        In 2007 and 2006, investing activities included the deferred acquisition costs and advances to ENTECH Inc. Investing activities also included leasehold improvements for the company's corporate headquarters in Ewing, NJ, and the purchase of office equipment including computers for the increased workforce.

        As part of the merger agreement, the Company required to provide to ENTECH $5.0 million of working capital to provide research and development engineering related to the implementation of a new manufacturing plant in Texas. Approximately $2.7 million of working capital was provided to ENTECH as of December 31, 2007, of which $500,000 was expensed as research and development expense on WorldWater's Statement of Operations in the quarter ending September 30, 2007. The remaining $2.3 million of capital was provided to ENTECH subsequent to December 31, 2007 and prior to the merger which was completed on January 28, 2008.

  Cash Flows from Financing Activities

	Year ended December 31,
	2007	2006 (restated)
Net Cash Provided By Financing Activities	$22,048,437	$16,300,439

        In 2007, the Company issued 1,233,666 shares of 10% convertible debentures maturing in 2007 and 2008 generating net proceeds of $185,050. In addition, 18,884,465 shares of common stock were issued upon the exercise of warrants and stock options, raising $3,621,555.

        On September 28, 2007, the Company entered into a Stock and Warrant Purchase Agreement with the Quercus Trust, whereby the Quercus Trust purchased 7.5 million shares of WorldWater's common stock at a price of $1.782 per share, for total proceeds of $13,365,000. The Agreement also provides for the issuance of warrants to the Quercus Trust for the purchase of 9.0 million additional shares of WorldWater's common stock at an exercise price of $1.815, subject to certain adjustments. The exercise of warrants into common stock cannot take place until additional shares are authorized by the company's shareholders. Prior to September 28, 2007, the Quercus Trust and its affiliates owned approximately 21.6 million shares of WorldWater common stock, representing approximately 12.2% of the equity ownership in the Company, or 8.2% on a fully diluted basis. With this Agreement, the Quercus Trust and its affiliates own approximately 16.4% of the equity ownership in WorldWater, or 10.6% on a fully diluted basis as of September 30, 2007.

        On April 12, 2007, the Company initiated a private offering. A summary of the offering included 10,900,000 Shares of the Company's Common stock issued at $0.50 per share, with a five-year warrant attached to purchase 3,500,000 Shares of the Company's common stock at $0.50. Net proceeds from this offering amounted to $5,117,000. The net proceeds from this Offering were used by the Company primarily for working capital.

LIQUIDITY AND CAPITAL RESOURCES

        At December 31, 2007, our current ratio was 2.19 compared to 2.34 at December 31, 2006. As of December 31, 2007, we had $14,215,991 of working capital compared to working capital of $9,294,450 as of December 31, 2006. Cash and cash equivalents were $6,873,448 as of December 31, 2007, as compared to $5,801,852 as of December 31, 2006.

        The Company has historically financed operations and met capital expenditures requirements primarily through sales of capital stock and solar system equipment sales. Management plans to continue to raise funds through the sale of capital and forecasts increased revenues.

        On September 28, 2007, the Company raised $13,365,000 through a Stock and Warrant Purchase Agreement with The Quercus Trust, whereby The Quercus Trust purchased 7.5 million shares of WorldWater's common stock at a price of $1.782 per share.

        On February 13, 2008 the Company announced that it raised $35.64 million from The Quercus Trust in a private placement of 20,000 shares of WorldWater Series F Convertible Preferred Stock at a price of $1,782.00 per share.

        The Company has budgeted for $5.5 million of capital expenses in 2008, mainly consisting of machinery and equipment for its 71,000 square foot technical and manufacturing facility, which is leased in the County of Tarrant, TX.

        In January 2008, The Quercus Trust, advanced the Company a loan of $6.0 million at a rate of 8%. These funds were used primarily to expedite the acquisition of ENTECH on January 28, 2008. The outstanding principal amount of the note and all accrued and unpaid interest was paid on February 12, 2008.

        We believe that our existing cash balance together with our other existing financial resources, including our capital raise in 2008, and revenues from sales of our solar systems, will be sufficient to meet our operating and capital requirements beyond the first quarter of 2009.

        Below is a table showing the potential issuable shares and available authorized common to be issued as of December 31, 2007.

As of December 31, 2007
Number of authorized common shares:	275,000,000
Less common shares outstanding:	189,352,674
Less potential issuable common shares:
Warrants	13,484,226
Debt conversion rights	1,454,470
Stock options	14,589,417
Preferred stock conversion rights	55,842,797

Total Potential Issuable Common Shares	85,370,910

Available common shares to be issued:	276,416

        On October 29, 2007, we entered into a merger agreement to acquire ENTECH. The merger agreement requires, among other things, the payment of $5 million and the issuance of 19,672,131 shares of WorldWater common stock to the ENTECH stockholders. Since we did not have sufficient authorized and unissued shares of common stock to complete the merger, on January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock discussed in this Proposal. The merger was completed on January 28, 2008. As a result, our stockholders must approve the amendment of our Certificate of Incorporation to increase our authorized common stock in order for to convert the Series E Convertible Preferred Stock to common stock. (See "The Acquisition of ENTECH" below.) If the Company's stockholders approve the proposed increase in authorized shares, no further action or authorization by the Company's stockholders will be necessary to convert the Series E Convertible Preferred Stock to common stock.

        Additionally, the increase in the authorized number of shares is required in order to accommodate the Company's anticipated growth and to pursue new business. The increased share authorization will provide the Company with an ability to raise capital funds that may be necessary to further develop its core business, to fund other potential acquisitions, to finance working capital requirements, to have shares available for use in connection with its stock option plans, and to pursue other corporate purposes that may be identified by the board of directors. The board of directors will determine whether, when and on what terms the issuance of shares of common stock may be warranted in connection with any future actions. No further action or authorization by the Company's stockholders would be necessary prior to issuance of these additional shares of common stock authorized under the amendment, except as may be required for a particular transaction by the Company's Certificate of Incorporation, by applicable law or regulatory agencies or by the rules of the NASDAQ Stock Market or of any stock exchange on which the Company's common stock may then be listed.

        Although an increase in the authorized shares of common stock could, under certain circumstances, also be construed as having an anti-takeover effect (for example, by permitting easier dilution of the stock ownership of a person seeking to effect a change in the composition of the board of directors or contemplating a tender offer or other transaction resulting in the acquisition of the Company by another company), the proposed amendment is not in response to any effort by any person or group to accumulate the Company's stock or to obtain control of the Company by any means. In addition, the proposal is not part of any plan by the board of directors to recommend or implement a series of anti-takeover measures.

COMMITMENTS AND GUARANTEES

        The Company's commitments as of December 31, 2007, for the years 2008 through 2012 and thereafter as summarized below:

	2008	2009	2010	2011	2012	Thereafter	Total
Long-tem debt maturities (face amount)	$560,897	$—	$38,456	$—	$—	$—	$599,353
Employment obligations	1,352,707	1,440,680	1,082,347	316,667	—	—	4,192,401
Renewable energy credit guarantee obligations	64,701	64,701	64,701	64,701	35,509		294,313
Operating lease payments	885,743	829,469	772,631	772,631	772,631	3,516,555	7,549,660

Total	$2,864,048	$2,334,850	$1,958,135	$1,153,999	$808,140	$3,516,555	$12,635,731

INCOME TAXES

        As of December 31, 2007, the Company had federal and state net operating loss carryforwards totaling approximately $44,845,500 and $29,409,800, respectively, available to reduce future taxable income and tax liabilities which expire at various dates between 2007 and 2026. In addition, as of December 31, 2007, the Company had federal research and development tax credit carryforwards of approximately $180,600 available to reduce future taxable income and tax liabilities which expire at various dates between 2026. Under provisions of the Internal Revenue Code, substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards and research and development credit carryforwards, which can be used in future years.

ACQUISITION

        In June, 2006, the Company announced that it entered into a letter of intent with ENTECH, Inc., based in Keller, Texas, to acquire all the outstanding stock of ENTECH upon completion of the necessary due diligence and after obtaining appropriate financing. ENTECH, a private company formed in 1983, is a developer and manufacturer of advanced concentrating solar photovoltaic and thermal technologies for terrestrial and space power applications. ENTECH has developed concentrator solar power systems, supplied solar power for space missions for NASA, and installed ground-based concentrating solar systems in North America.

        To obtain the exclusive opportunity through December 31, 2006 to conduct due diligence, the Company made a $500,000 non-refundable payment to ENTECH in 2006. From June 2006 through early 2007, we performed due diligence review of business, legal and financial matters relating to the acquisition of ENTECH, and negotiations were ongoing regarding the terms of definitive agreements, however, no agreement was completed as originally anticipated under the original letter of intent.

        On May 25, 2007, we entered into a second letter of intent to acquire ENTECH. This letter of intent was subsequently amended on August 1, 2007 to extend the date by which the merger must be completed. On October 29, 2007, the Company and ENTECH entered into an Agreement and Plan of Merger. The merger was completed on January 28, 2008. Specifically, ENTECH merged with and into a wholly-owned subsidiary of the Company and the subsidiary survived the merger as a wholly-owned subsidiary of the Company. Under the terms of the merger agreement, WorldWater paid the following consideration to ENTECH stockholders in 2008:

  •
  $4.5 million in cash, (in addition to, $500,000 that was paid during 2007), and

  •
  19,672,131 shares of the Company's common stock for an aggregate value of $42,295,082. This determination of value is based on a $2.15 per share value of the Company's common stock, which is its estimate of the fair market value of its common stock for a reasonable period before and after the date of merger agreement, October 29, 2007.

        Additionally, the ENTECH stockholders are entitled to receive future earn-out consideration calculated as 5% of Merger Sub's gross revenues determined in accordance with generally accepted accounting principles until the accumulated total of such earn-out payments paid by WorldWater to the ENTECH stockholders equals $5.0 million. WorldWater also was responsible for the payment of $1.3 million of ENTECH's liabilities, which was paid at the closing on January 28, 2008.

        With the combined technologies of the Company and ENTECH, we believe our solar systems will be capable of generating and delivering electrical and thermal energy on site at prices competitive to retail prices without relying on government sponsored rebates. ENTECH's patented concentrator technology allows for the installation of large solar "farms" with greatly reduced requirements for solar cell materials (silicon or multi-junction). Due to the advantages of ENTECH's concentrator, a significantly lesser amount of silicon used in flat plate solar modules is required by current ENTECH modules to generate the same electrical power. Consequently, the ENTECH technology greatly lessens the impact of the silicon material shortage currently constricting flat plate solar panel supply. ENTECH concentrators utilize a two-axis tracker to follow the sun's position throughout the day, maximizing energy production.

        ENTECH's technology can produce photovoltaic electricity, or thermal energy (heat) for commercial uses such as for heating and/or air conditioning. When applied in a combined fashion for onsite power applications, the cost to the customer can be significantly less for electricity generated and for BTU's of heat provided versus separate competing systems currently on the market while being competitive with current retail energy prices.

        ENTECH will maintain its identity, location, and business operations in both terrestrial and space solar energy. The Company anticipates that ENTECH will continue to perform its contract work for NASA, the U.S. Department of Defense, and other customers, as well as its internal R&D programs leading to improved future products.

        In addition to the $500,000 non-refundable standstill payment to ENTECH in 2006, we made another $500,000 standstill payment in the second quarter 2007 which was released to the ENTECH stockholders prior to the completion of the merger transaction. Due diligence fees of $411,442 were recorded on the balance sheet through September 30, 2007, and along with the two $500,000 payments to ENTECH, resulted in a capitalized amount of $1,411,442 on the balance sheet at September 30, 2007, classified as deferred cost on proposed acquisition. Such amount will be added to the purchase price consideration.

        In addition to the consideration to be paid to ENTECH's stockholders, WorldWater was required to provide to ENTECH $5.0 million of working capital to provide research and development engineering related to the implementation of a new manufacturing plant in Texas. Approximately $2.7 million of working capital was provided to ENTECH as of December 31, 2007, of which $500,000 was expensed as research and development expense on WorldWater's Statement of Operations in the quarter ending September 31, 2007. The balance of such funds was recorded as tangible assets or was in the bank accounts of ENTECH as of the acquisition date. The remaining $2.3 million of working capital was provided to ENTECH subsequent to December 31, 2007 and prior to the merger which was completed on January 28, 2008.

        As a result of the ENTECH merger transaction, ENTECH's current stockholders own approximately 10% of the fully-diluted post-transaction common stock of WorldWater.

RECENT ACCOUNTING PRONOUNCEMENTS

        In December 2007, the FASB issued SFAS No. 141 (revised 2007), "Business Combinations" ("FAS 141R"), which replaces FASB Statement No. 141. FAS 141R establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any non controlling interest in the acquiree, and the goodwill acquired. FAS 141R also establishes disclosure requirements which will enable users to evaluate the nature and financial effects of the business combination. FAS 141R is effective as of the beginning of an entity's fiscal year that begins after December 15, 2008, which will be our fiscal year beginning January 1, 2009.

        In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—an amendment of Accounting Research Bulletin No. 51" ("FAS 160"), which establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent's ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. The Statement also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. FAS 160 is effective as of the beginning of an entity's fiscal year that begins after December 15, 2008, which will be our fiscal year beginning January 1, 2009. We are currently evaluating the potential impact, if any, of the adoption of FAS 160 on our consolidated financial position, results of operations and cash flows.

        In February 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities." This Statement permits entities to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement also establishes presentation and disclosure requirements designed to facilitate comparisons between entities that choose different measurement attributes for similar types of assets and liabilities. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007 and will become effective for us beginning with the first quarter of 2008. We have not yet determined the impact of the adoption of SFAS No. 159 on our financial statements and footnote disclosures.

SELECTED FINANCIAL DATA

        The data set forth below should be read in conjunction with the Company's financial statements and related notes and this "Management's Discussion and Analysis of Financial Condition and Results of Operations" appearing elsewhere in this filing. The statement of operations data presented below for the fiscal years ended December 31, 2007, 2006, and 2005 and the balance sheet data at December 31, 2007 and 2006 have been derived from the audited financial statements appearing elsewhere in this filing. The statement of operations data presented below for the fiscal years ended December 31, 2004, and 2003 and the balance sheet data at December 31, 2005, 2004, and 2003 have been derived from audited financial statements, not included elsewhere herein.

	Year Ended December 31,
Operating Results
	2007	2006	2005	2004	2003
Revenue	$18,466,020	$17,333,681	$2,031,480	$5,837,224	$1,279,573
Gross Profit (Loss)	1,738,838	2,719,587	(485,336)	(149,085)	318,928
Loss From Operations	(14,456,285)	(5,257,298)	(5,075,285)	(6,087,358)	(3,301,020)
Loss Attributable to Common Shareholders	(14,423,450)	(15,577,688)	(6,377,646)	(8,056,694)	(3,924,774)
Net Loss Per Basic & Diluted Share Attributable To Common Shareholders	$(0.09)	$(0.11)	$(0.07)	$(0.12)	$(0.08)
Weighted Average Common Shares Used in Per Share Calculation	168,960,895	135,921,421	93,767,378	65,360,690	51,008,306

	As of December 31,
Balance Sheet Data
	2007	2006	2005	2004	2003
Cash and Cash Equivalents	$6,873,448	$5,770,595	$798,649	$38,852	$59,045
Working Capital Surplus (Deficit)	14,215,991	9,294,450	(674,523)	(2,324,752)	(2,350,312)
Total Assets	31,489,988	17,268,146	2,664,404	1,790,868	221,225
Long term obligations—less current portion	268,073	289,300	667,668	2,026,589	1,665,396
Series C and D Preferred Stock	11,679,561	11,929,561	—	—	—
Stockholders' Equity (Deficiency)	7,610,889	(1,862,724)	(852,837)	(4,273,641)	(3,941,442)

MANAGEMENT OF WORLDWATER

        The following table sets forth the names, ages and positions of the current executive officers and directors of the Company. Their respective backgrounds are described following the table:

NAME	AGE	POSITION WITH THE COMPANY
Quentin T. Kelly	73	Chairman
Dr. Frank W. Smith	49	CEO and Director
Larry L. Crawford	59	Executive Vice President, Chief Financial Officer
James S. Brown	52	Executive Vice President, Project Finance
Robert P. Magyar	52	Senior Vice President of Sales
Robert A. Gunther	56	Senior Vice President and General Counsel
Dr. Hong Hou	43	Director
Reuben F. Richards, Jr.	52	Director
David Gelbaum	59	Director
David Anthony	47	Director
Dr. Walter Hesse	84	Director

        Quentin T. Kelly founded WorldWater, Inc. in 1984 as a consulting and R&D company and has been Chairman since that time. Mr. Kelly also served as CEO from 1984 to January 2006, and resumed his role as CEO from January 2007 until March 2008. Mr. Kelly was previously Director of Information Services and Assistant to the President of Westinghouse Electric Corporation from 1965 to 1971, and subsequently became President of Kelly-Jordan Enterprises, Inc., a leisure products company from 1971 to 1975, and then President of Pressurized Products, Inc., manufacturers and international marketers of specialized water systems and products, from 1976 to 1984. Mr. Kelly is an alumnus of Kenyon College and holds three U.S. patents relating to water systems. He has many years of experience in business relating to water and power needs in the U.S. and the developing world. He has worked on water supply and solar power projects in the U.S. and with more than a dozen governments and private contractors throughout the world. Mr. Kelly's term as director expires in 2009. On March 14, 2008 the Company announced that its Chief Executive Officer, Quentin T. Kelly was resigning his position as CEO effective March 20, 2008; Mr. Kelly will remain as a non-executive Chairman. Mr. Kelly's contract compensation package and stock options will not be affected as he will continue to provide services to the Company.

        Dr. Frank W. Smith joined the Company as Chief Operating Officer in February 2007. On March 18, 2008, the Company promoted Dr. Smith to Chief Executive Officer and elected him to the Board of Directors. He previously served as Vice President of Strategy and Business Development at EMCORE Corporation in 2006, where he identified target acquisitions, managed the due diligence process, and provided strategic direction for the company. From 2004 to 2005, he was an Operations Director at JDS Uniphase, where he managed several business units between 1999 and 2004, before which he was a Program Manager at Lockheed Martin. He was also a Manager at MIT's Lincoln Labs and has accumulated five patents under his name as well as having published nearly two dozen articles. Dr. Smith graduated with a B.S. in Engineering & Applied Science from Yale University and completed a Masters and Ph.D. in Electrical Engineering & Computer Science from MIT, with a minor in Business Administration from MIT's Sloan School of Business.

        Larry Crawford, Executive Vice President and Chief Financial Officer, joined the Company in July 2006. Prior to joining the Company, Mr. Crawford served as Chief Financial Officer and Executive Vice President of Escala Group, Inc. from 2001 to 2006. Mr. Crawford served as Chief Financial Officer of Arzee Holdings, Inc. from 1996 to 2001 and as Vice President of Finance and Chief Financial Officer of Talon, Inc., a subsidiary of Coats Viyella plc from 1987 to 1996. Mr. Crawford is a certified public accountant and received his B.A. from Pennsylvania State University and his M.B.A. from the Lubin School of Business of Pace University.

        James S. Brown, Executive Vice President, Project Finance, joined the Company in May 2004. Mr. Brown has extensive financial experience in the energy industry. From August 2002 until May 2004, Mr. Brown served as an independent financial consultant. From October 1999 until August 2002, he was Director of Structured Finance, Americas, for Energy Wholesale Operations in Houston, Texas. Prior to that, Mr. Brown served as a Project Finance Director for El Paso Energy International. Mr. Brown has also held executive finance positions with Westmoreland Energy Inc. and AMVEST Corporation. Mr. Brown graduated from Georgetown University with a degree in Accounting and holds an MBA from Texas A&M University.

        Dr. Hong Hou has been a Director of the Company since January 2007. Dr. Hou is also a member of the board of directors of EMCORE where he has served in a variety of leadership roles since 1998. He currently is President, Chief Operating Officer of EMCORE Corp. He co-started EMCORE's Photovoltaics Division, and subsequently managed the Fiber Optics Division. He was Executive Vice President of Business Development and Product Strategy before becoming Vice President and General Manager of EMCORE's Ortel Division. From 1995 to 1998 he was a Principal Member of the Technical Staff at Sandia National Laboratories, a Department of Energy weapons research laboratory managed by Lockheed Martin. Prior to that, he served with AT&T Bell Laboratories, engaging in research on high-speed optoelectronic devices. He holds a Ph.D. in electrical engineering from the University of California at San Diego. He has published over 150 journal articles and holds seven U.S. patents. Pursuant to the terms of the Investment Agreement between the Company and EMCORE (see "Certain Relationships and Related Transactions—EMCORE Investment in the Company" below), EMCORE is entitled to nominate two directors to the Board. Mr. Hou is one such director. Mr. Hou's term as director expires in 2008.

        Reuben F. Richards, Jr. has been a Director of the Company since January 2007. Mr. Richards, who joined EMCORE Corporation in October 1995 as its President and Chief Operating Officer, and has been Chief Executive Officer since December 1996. Mr. Richards has been a director of EMCORE since May 1995. From December 1993 to December 1995, he has been a member and President of Jesup & Lamont Merchant Partners. From 1991-1993, Mr. Richards was a principal with Hauser, Richards & Co., a firm engaged in corporate restructuring and management turnarounds. From 1986 to 1991, Mr. Richards was a Director at Prudential-Bache Capital Funding in its Investment Banking Division. Mr. Richards has served on the Boards of the University of New Mexico School of Engineering, Sandia National Laboratories External Review Panel and was a member of the board of directors of GELcore, EMCORE's joint venture with General Electric. Pursuant to the terms of the Investment Agreement between the Company and EMCORE (see "Certain Relationships and Related Transactions—EMCORE Investment in the Company" below), EMCORE is entitled to nominate two directors to the Board. Mr. Richards is one such director.

        David Gelbaum. Since 2002, Mr. Gelbaum has been a private investor. From 1989 until 2002, he performed quantitative modeling for stock price returns and derivative securities for TGS Management, and from 1972 until 1989 he worked at Oakley & Sutton in a similar capacity. Mr. Gelbaum is a trustee of The Quercus Trust.

        David Anthony. Mr. Anthony is, and for the past five years has been, Managing Partner of 21 Ventures, LLC, a New York based company that provides seed and bridge capital to early stage technology ventures. Mr. Anthony also serves on the board of directors of Agent Video Intelligence, Orion Solar, BioPetroClean, Ce112Bet, Juice Wireless, Visioneered Image Systems, and VOIP Logic. He is an Adjunct Professor at the New York Academy of Sciences and also serves as entrepreneur-in-residence at the University of Alabama, Birmingham School of Business. Mr. Anthony received his MBA from The Tuck School of Business at Dartmouth College in 1989 and a BA in economics from George Washington University in 1982.

        Walter Hesse. Dr. Hesse is chief executive officer of the Solar Division of ENTECH, Inc., a wholly-owned subsidiary of the Company, and has served in that position since the Company's acquisition of ENTECH on January 28, 2008. From 1983 to January 28, 2008, he served as the chief executive officer and chairman of the board of directors of ENTECH. Dr. Hesse has been involved in high technology research and development work for more than 60 years. Dr. Hesse was a twelve year Board Member and served as Chairman and President of the Solar Energy Industry Association. He served on the Advisory Board of the Electrical Engineering Department of the University of Texas at Arlington and the advisory board of the U.S. Solar Energy Research Institute. He was a member of the Scientific Panel to the Congressional House Committee on Science and Astronautics, a member of the Advisory Board for Joint Task Force Two of the Joint Chiefs of Staff, a member of the Texas Commission on Atomic Energy, and was Chairman of the Board of the Aerospace Education Foundation of the Air Force Association. He currently serves on the Advisory Board for the College of Arts and Sciences of the University of North Texas.

        Robert P. Magyar joined the Company as Senior Vice President of Sales in August 2007. From May, 2004 to August 2007, he served as President of Sentry Power Technology of Newark, Delaware. From August 2003 to April 2004, Mr. Magyar served as Business Development Consultant for BP Solar. From June 2001 to August 2003, Mr. Magyar served as Director of Residential Solar Programs for Astropower, Inc. Prior to Astropower Inc, Mr. Magyar served as VP of Sales at American Standard, Marketing Manager at Hubbell, Inc, Regional Manager and later Marketing Manager for GTE's Electrical Equipment Group. He brings WorldWater over 25-years of executive sales management experience at leading American manufacturers of electric, plumbing and solar products. Mr. Magyar holds several U.S. patents for his electrical and plumbing inventions. He is a graduate of the State University of New York, Binghamton and did postgraduate work at the University of Michigan, Ann Arbor.

        Robert A. Gunther joined the Company as Senior Vice President and General Counsel in January 2008. From June 2005 to May 2007, Mr. Gunther served as Vice President & General Counsel of Keating Building Corp., a construction management firm based in Philadelphia . Before Keating, Mr. Gunther served as Senior Regional Counsel for PeopleSoft USA from April 2002 to January 2005. Prior to PeopleSoft, he held senior legal positions with Vertis, Inc. and Summit Bancorp. He began his legal career in private practice as an Associate at the firm of Ballard Spahr Andrews & Ingersoll in its Philadelphia office. Mr. Gunther is a graduate of Colgate University and Rutgers Law School, where he served on the Law Review, and is admitted to the Bars of both Pennsylvania and New Jersey.

MEETING ATTENDANCE

        The business of the Company is managed under the direction of the board. The board meets during the Company's fiscal year to review significant developments affecting the Company and to act on matters requiring board approval. The board held seven meetings and acted by unanimous written consent numerous times during the fiscal year ended December 31, 2007. All of the directors attended the meetings held during the year. While the Company has no policy with regard to board members' attendance at our annual meetings of stockholders, all of our incumbent directors attended the 2007 annual meeting.

        The Board has determined that, except for Mr. Kelly, who serves as the Chairman and Mr. Smith who serves as Chief Executive Officer, each of our current directors is independent.

COMMITTEES OF THE BOARD OF DIRECTORS

        The board of directors has a standing Audit Committee and a standing Compensation Committee. The Audit Committee and Compensation Committee met following the end of each of the fiscal quarters in 2007 and 2006.

        The Audit Committee of the Company's Board was, until April 24, 2008, comprised of Mr. Joseph Cygler, Dr. Davinder Sethi and Ms. Lange Schermerhorn, all of whom were independent as defined by the listing standards of NASDAQ. Effective April 24, 2008, the Audit Committee is comprised of David Anthony and Reuben F. Richards, Jr., each of whom also are independent. The board has determined that Mr. Anthony and Mr. Richards are audit committee financial experts within the meaning of regulations adopted by the SEC as a result of their accounting and related financial management expertise and experience. The main function of the Audit Committee is to ensure that effective accounting policies are implemented and that internal controls are in place to deter fraud, anticipate financial risks and promote accurate and timely disclosure of financial and other material information to the public markets, the board and stockholders. The Audit Committee also reviews and recommends to the board approval of the annual financial statements and provides a forum, independent of management, where the Company's auditors can communicate any issues of concern. In performing all of these functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company's management and independent auditors, which, in their report, express an opinion on the conformity of the Company's annual financial statements to generally accepted accounting principles.

        The Audit Committee has adopted a formal, written charter, which has been approved by the full board and which specifies the scope of the Audit Committee's responsibilities, and how it should carry them out.

        Mr. Anthony and Mr. Richards also comprise the Compensation Committee. The Compensation Committee makes recommendations to the board regarding the executive and employee compensation programs of our company.

        The Compensation Committee does not have a written charter.

NOMINATIONS FOR DIRECTORS

        The Company does not have a standing nominating committee or a charter with respect to the nominating process. The board is of the view that such a committee is unnecessary given the relatively small number of directors elected each year and the fact that all directors are considered by and recommended to the Company's stockholders by the full board, which is comprised of a majority of independent directors. To date, all director nominees that have been recommended to the stockholders have been identified by current directors or management or have been designated pursuant to the Investment Agreement between the Company and EMCORE (see "Certain Relationships and Related Transactions—EMCORE Investment in the Company" below). The Company has never engaged a third party to identify director candidates. The board will consider any director candidate proposed in good faith by a stockholder of the Company. Stockholders wishing to communicate with the board regarding recommendations for director nominees should follow the procedure described in "Communication with the Board and its Committees" below. The board will evaluate all director candidates, whether submitted by directors, executive officers, or stockholders based on their financial literacy, business acumen and experience, independence, and willingness, ability and availability for service.

COMMUNICATION WITH THE BOARD AND ITS COMMITTEES

        Any stockholder may communicate with the board by directing correspondence to the board, any of its committees or one or more individual members, in care of the corporate secretary, at WorldWater & Solar Technologies Corp., 200 Ludlow Drive, Ewing, NJ 08638. Communications concerning potential director nominees submitted by any of our stockholders should include the director candidate's name, credentials, contact information and his or her consent to be considered as a candidate. The stockholder must also include his or her contact information and a statement of his or her share ownership, as well as any other information required by the Company's Bylaws.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth the number and percentage of the shares of the registrant's Common stock owned as of April 30, 2008 by all persons known to the registrant who own more than 5% of the outstanding number of such shares, by all directors of the registrant, and by all officers and directors of the registrant as a group. Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percent of Class
EMCORE Corporation 10420 Research Road, SE Albuquerque, NM 87123	53,979,008	(2)	21.8%
The Quercus Trust 2309 Santiago Drive Newport Beach CA 92660	87,092,500	(3)	32.2%
Quentin T. Kelly	7,197,000	(4)	3.6%
Dr. Frank Smith	266,666	(5)	0.1%
Larry L. Crawford	383,333	(6)	0.2%
James S. Brown	621,430	(7)	0.3%
Dr. Walter Hesse	4,202,442	(8)	2.2%
Dr. Hong Hou	100,000	(9)	* %
Reuben Richards	100,000	(10)	* %
All Directors and Officers as a group (8 persons)	99,963,371		42.3%

*
Percent of ownership is less than 0.1%

(1)
For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock that such person has the right to acquire within sixty days of April 30, 2008. For purposes of computing the percentage of outstanding shares of common stock held by each person or group of persons named above, any security which such person or persons has or have the right to acquire within such a date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except community property laws, the Company believes, based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of common stock which they beneficially own.

(2)
This amount includes preferred stock convertible into 48,928,571 shares of common stock and warrants to purchase 5,050,437 shares of common stock as of April 30, 2008 representing the securities obtained under the first of two tranches contemplated under the terms of an Investment Agreement, dated November 29, 2006, between the Company and EMCORE Corporation.

(3)
This amount includes 49,092,500 shares of common stock beneficially owned as of April 30, 2008 and warrants to purchase 38,000,000 shares of the Company's common stock. David Gelbaum, trustee of The Quercus Trust, is a director of the Company.

(4)
This amount includes 2,353,940 shares of common stock owned as of April, 2008; 606,060 shares owned by CFK Limited Partnership and QTK Limited Partnership which were formed for the benefit of Mr. Kelly's children; 27,000 warrants to purchase common stock; and options vesting within 60 days of April 30, 2008 to purchase 4,210,000 shares of the Company's common stock as of April 30, 2008.

(5)
This amount includes options vesting within sixty days of April 30, 2008 to purchase 266,666 shares of the Company's common stock as of April 30, 2008.

(6)
This amount represents 350,000 shares of common stock and options vesting within sixty days of April 30, 2008 to purchase 33,333 shares of the Company's common stock.

(7)
This amount includes options vesting within sixty days of April 30, 2008 to purchase 621,430 shares of the Company's common stock.

(8)
This amount represents 3,083,260 shares of common stock held solely in Dr. Hesse's name and 1,119,182 shares of common stock held by Dr. and Mrs. Hesse.

(9)
This amount includes options vesting within sixty days of April 30, 2008 to purchase 100,000 shares of the Company's common stock as of April 30, 2008.

(10)
This amount includes options vesting within sixty days of April 30, 2008 to purchase 100,000 shares of the Company's common stock as of April 30, 2008.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. The Company believes that all filings required to be made by the Reporting Persons during and with respect to the fiscal years ended December 31, 2007 and 2006 were made on a timely basis.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

        The following table summarizes the compensation paid to the persons who held the position of Chief Executive Officer and Chief Financial Officer during fiscal years 2006 and 2007 and our other three most highly compensated executive officers at the end of fiscal years 2006 and 2007. The determination of our most highly compensated executive officers is based on total compensation for fiscal years 2006 and 2007 as calculated in the "Summary Compensation Table" shown below.

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
Quentin T. Kelly Chairman & CEO	2006 2007	160,000 250,000	50,000 59,750	— —	— 270,000	(2)	— —	— 110,072	(5)	58,000 58,000	(1) (1)	268,000 727,822
Larry Crawford EVP, CFO	2006 2007	71,423 175,000	11,093 29,093	— —	51,000 —	(3)	— —	— —		— 9,000	(4)	184,516 213,093
Dr. Frank W. Smith EVP, COO	2006 2007	— 178,030	— 27,865	— —	— 52,000	(6)	— —	— —		— —		— 349,895
Dr. Anand Rangarajan EVP, CTO	2006 2007	123,738 175,000	17,748 24,498	— —	— —		— —	— —		9,000 9,000	(4) (4)	150,486 208,498
James S. Brown EVP, Project Finance	2006 2007	131,625 136,250	16,269 21,399	— —	— —		— —	— —		— —		147,894 157,649

(1)
Represents the premium paid for a life insurance policy, the beneficiary of which is Mr. Kelly's wife ($46,000) plus use of the Company vehicle ($12,000).

(2)
120,000 options granted 12/31/2005 at exercise price at date of grant; options vest over one-year. 5,000,000 options granted at 1/1/07 at exercise price at date of grant; options vest over 5 years. FASB 123R expense for 2006 and 2007 was $37,200 and $270,000, respectively.

(3)
600,000 options granted 7/10/2006 in connection with employment contract; options were granted at the market price at date of grant. No options vested during the year ended December 31, 2006. 100,000 options vested on 1/10/2007; the remainder vest monthly through 7/10/2009. FASB 123R expense for 2006 was $0.00; FASB 123R expense for 2007 was $34,000.

(4)
Represents $9,000 for Company provided vehicle.

(5)
Represents deferred compensation of $110,072 earned in prior years and paid in 2007.

(6)
600,000 options granted 2/11/07 in connection with employment contract; options were granted at the market price at date of grant. 151,723 options vested through the year ended December 31, 2007; FASB 123R expense for 2007 was $44,000.

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards			All other stock awards: Number of shares of stock or units (#)	All other option awards: Number of securities underlying options (#)	Exercise or base price of option awards ($ /Sh)	Grant date fair value of stock and option awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

        The Company does not issue grants of plan-based awards.

EQUITY COMPENSATION PLAN INFORMATION

        The following table contains information regarding the Company's Equity Compensation Plans as of December 31, 2007:

Plan Category	(A) Number of Securities to be Issued Upon Exercise of Outstanding Warrants, Options and Rights	(B) Weighted Average Exercise Price of Outstanding Warrants, Options and Rights	(C) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column (A))
Equity compensation plans approved by security holders(1)	14,589,417	$0.33	0
Equity compensation plans not approved by security holders	—	—
Total	14,589,417	$0.33	0

(1)
The approved plan is the Amended 1999 WorldWater Corp. Incentive Stock Option Plan.

OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2007
(INDIVIDUAL GRANTS IN FISCAL YEAR)

Name	Number of Securities Underlying Options	Percent of Total Options Granted to Employees	Exercise Price Per Share(1)	Expiration Date
Joseph Cygler	100,000	1%	$0.44	1/16/2017
Dr. Hong Hou	100,000	1%	0.44	1/16/2017
Quentin T. Kelly	5,000,000	66%	0.39	1/18/2017
Reuben F. Richards, Jr.	100,000	1%	0.44	1/16/2017
Lange Schermerhorn	100,000	1%	0.44	1/16/2017
Dr. Davinder Sethi	100,000	1%	0.44	1/16/2017
Dr. Frank W. Smith	600,000	8%	0.39	2/11/2017
Harrison Wellford, Esq.	100,000	1%	0.44	1/16/2017

(1)
All grants of options have been made with exercise prices equal to fair value at date of grant. The amounts shown represent an average share price for the shares indicated.

						Stock awards
									Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
	Option awards
							Market value of shares or units of stock that have not vested (#)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)
Quentin T. Kelly, Chairman & CEO:
	120,000			0.34	6/29/08
	300,000			0.30	8/24/09
	1,250,000			0.15	12/30/11
	60,000			0.34	12/30/11
	60,000			0.15	12/30/12
	30,000			0.15	6/30/13
	30,000			0.15	9/30/13
	60,000			0.15	12/30/12
	30,000			0.15	6/30/14
	150,000			0.28	12/30/14
	120,000			0.31	12/30/15
	1,000,000	4,000,000		0.39	12/31/16
Larry L. Crawford, EVP & CFO:
	258,333	316,667		0.27	7/9/16
Frank Smith, EVP & COO:
	151,723	448,277		0.39	2/11/17
Anand Rangarajan, EVP & CTO:
	175,000			0.28	12/30/14
James S. Brown, EVP, Project Finance:
	50,000			0.38	6/18/14
	571,430			0.28	12/30/14

Aggregated Option Exercises
For Fiscal Year Ended December 31, 2007
And Year-End Option Values(1)

	Option awards
	Number of shares acquired on exercise (#)		Stock awards
Name		Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)
Quentin T. Kelly, Chairman & CEO:
	37,975	20,886
Larry L. Crawford, EVP & CFO:
	25,000	25,000
Anand Rangarajan, EVP & CTO:
	939,000	888,340
James S. Brown, EVP, Project Finance:
	325,000	487,200

			Number of Securities Underlying Unexercised Options at Fiscal Year-End (#)(2)		Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(3)
Name	Shares Acquired on Exercise	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Quentin T. Kelly	37,975	20,886	3,210,000	4,000,000	5,452,200	6,280,000
James S. Farrin	1,000,000	1,315,000	—	—	—	—
Larry L. Crawford	25,000	25,000	266,667	308,333	436,583	535,167
Dr. Anand Rangarajan	939,000	883,340	175,000	—	294,000	—
James S. Brown	325,000	487,200	621,430	—	1,039,002	—
Joseph Cygler	4,300	5,891	750,000	—	1,266,000	—
Dr. Hong Hou	—	0	100,000	—	152,000	—
Reuben F. Richards	—	0	100,000	—	152,000	—
Lange Schermerhorn	—	0	400,000	—	668,000	—
Dr. Davinder Sethi	262,600	354,474	450,000	—	768,000	—
Dr. Frank W. Smith	0	0	151,723	448,277	238,205	703,795
Harrison Wellford, Esq.	0	0	100,000	—	152,000	—

(1)
No stock appreciation rights are held by the named Executive Officer.

(2)
The total number of unexercised options held as of December 31, 2007, separated between those options that were exercisable and those options that were not exercisable on that date.

(3)
For all unexercised options held as of December 31, 2007, the aggregate dollar value of the excess of the market value of the stock underlying those options over the exercise price of those unexercised options. As required, the price used to calculate these figures was the closing sale price of the common stock at year's end, which was $1.96 per share on December 31, 2007.

Pension Benefits

Name	Plan name	Number of years credited service (#)	Present value of accumulated benefit ($)	Payments during last fiscal year ($)

The Company does not have a Pension Plan.

Nonqualified Deferred Compensation

Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/distributions ($)	Aggregate balance at last FYE ($)

The Company does not have a Nonqualified Deferred Compensation Plan.

DIRECTOR COMPENSATION

        During fiscal year 2007, each non-employee director received $1,000 for each committee meeting held other than in conjunction with a board meeting, other than the Chairs of the Audit and Compensation committees who each received $2,000 and $1,500 per meeting. Each non-employee director also received option grants to purchase 100,000 shares of the Company's common stock in fiscal year 2007. Directors who are employees of WorldWater do not receive any compensation for their service as directors.

        The following table sets forth information regarding compensation paid to current and former non-employee directors of the Company for fiscal year 2007.

Name	Fees earned or paid in cash ($)(1)	Stock awards ($)	Option awards ($)(2) (3)(5)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings	All other compensation ($)	Total($)
Joseph Cygler(6)	22,000		32,000				54,000
Dr. Hong Hou (4)	12,000		32,000				44,000
Reuben Richards (4)	12,000		32,000				44,000
Lange Schermerhorn(6)	20,000		32,000				52,000
Dr. Davinder Sethi(6)	24,000		32,000				56,000
Harrison Wellford (4)(6)	12,000		32,000				44,000

Name	Fees Earned or Paid in Cash($)(1)	Option Awards($)(2)(3) (5)	Total($)
Joseph Cygler	$22,000	$32,000	$54,000
Dr. Hong Hou(4)	$12,000	$32,000	$44,000
Reuben F. Richards, Jr.(4)	$12,000	$32,000	$44,000
Lange Schermerhorn	$20,000	$32,000	$52,000
Dr. Davinder Sethi	$24,000	$32,000	$56,000
W. Harrison Wellford(4)	$12,000	$32,000	$44,000

(1)
Includes fees earned in fiscal year 2007.

(2)
The options vest and become exercisable on the date of the grant. The amounts shown do not reflect compensation actually received by each director. The amounts shown represent expense recognized in the Company's fiscal year 2007 consolidated financial statements in accordance with FAS 123(R), excluding any impact of assumed forfeiture rates.

(3)
As of December 31, 2007, each director then in office or former director had the following number of options outstanding: Joseph Cygler, 750,000; Dr. Hong Hou, 100,000; Reuben F. Richards, Jr., 100,000; Lange Schermerhorn, 400,000; Dr. Davinder Sethi, 450,000; and W. Harrison Wellford, 100,000.

(4)
Messers. Hou, Richards, and Wellford were approved as directors of the Company on January 17, 2007.

(5)
A 100,000 shares option grant for services, at a price of $0.44 per share, was issued on January 17, 2007 to each of the directors. The Black-Scholes method was utilized to determine the Company expense.

(6)
Resigned as a director effective April 24, 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        The Company had outstanding notes payable owed to directors, officers and employees of the Company as of December 31, 2007 and 2006 as follows:

	2007	2006
Directors	$—	$3,000
Officers and employees	—	32,748

Total	—	35,748
Less current maturities	—	(35,748)

Total long term note payable, related party	$—	$—

        Notes payable to directors, officers and employees are due on demand and accrue interest at 10% per annum. The interest paid by the Company on such notes was $300 in 2006.

EMCORE Investment in the Company

        On November 29, 2006, the Company entered into three agreements with EMCORE Corporation ("EMCORE"), involving EMCORE's agreement to purchase up to 26.5% of WorldWater on a fully-diluted basis in exchange for $18 million. The three agreements entered into on November 29, 2006, are an Investment Agreement (the "Investment Agreement"), a Registration Rights Agreement (the "Registration Right Agreement") and a Letter Agreement (the "Letter Agreement", and together with the Investment Agreement and Registration Rights Agreement, the "Agreements"). The Boards of Directors of EMCORE and WorldWater each approved the Agreements.

        Pursuant to the Investment Agreement, EMCORE agreed to invest up to $18.0 million (the "Investment") in return for (i) six million, five hundred and twenty-three thousand, eight hundred and ten (6,523,810) shares of Series D Convertible Preferred Stock of WorldWater, par value $0.01 per share (the "Series D Stock") and (ii) six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) warrants to purchase six hundred and sixty-eight thousand, one hundred and thirty-nine (668,139) shares of Series D Stock (the "Warrants"). The Series D Stock and Warrants to be received by EMCORE are equivalent to an approximately thirty-one percent (31%) equity ownership in WorldWater, or approximately twenty-six and half percent (26.5%) on a fully diluted basis.

        On November 29, 2006, EMCORE invested $13.5 million in the Company, representing the first tranche of its $18 million investment, in return for which WorldWater issued to EMCORE (i) four million, eight hundred and ninety two thousand, eight hundred and fifty seven (4,892,857) shares of Series D Convertible Preferred Stock and (ii) five hundred and five thousand and forty-four (505,044) warrants (the "Tranche A Warrants") to purchase five hundred and five thousand and forty-four (505,044) shares of Series D Stock.

        Consummation of the investment of the remaining $4.5 million second tranche (the "Tranche B Closing") is subject to the execution of a definitive strategic agreement between the Parties and certain other conditions set forth in the Investment Agreement. At the Tranche B Closing, WorldWater will issue to EMCORE (i) an additional one million, six hundred and thirty thousand, nine hundred and fifty-three (1,630,953) shares of Series D Convertible Preferred Stock and (ii) one hundred and sixty-three thousand and ninety-five (163,095) warrants to purchase one hundred and sixty-three thousand and ninety-five (163,095) shares of Series D Stock.

        In the Investment Agreement, the Company and EMCORE made customary representations, warranties and covenants and the Company agreed to indemnify EMCORE against certain potential losses incurred in connection with its investment in the Company. Pursuant to the terms of the Investment Agreement, EMCORE has been granted the following rights, among others: (i) the right to participate pro-rata in future financings and equity issuances by the Company; (ii) certain rights to obtain information regarding the financial results, financial performance, business and operations of WorldWater; and (iii) the right to nominate and appoint two individuals to WorldWater's Board of Directors.

        The Series D Stock has the designations, preferences and rights set forth in the certificate of designation filed with the Secretary of State for the State of Delaware on November 29, 2006 (the "Certificate of Designation"). Pursuant to the Certificate of Designation, holders of Series D Stock have the following rights, among others: (i) the sole right and discretion to convert their shares of Series D Stock at any time and from time to time into such number of fully paid and non-assessable shares of common stock, par value $0.001, of WorldWater (the "Common Stock") initially equal to such number of shares of Series D Stock multiplied by ten, subject to certain adjustments as more fully set forth in the Certificate of Designation including weighted average anti-dilution rights, (ii) the right to vote together with the holders of Common Stock as a single class on all matters submitted for a vote of holders of Common Stock, (iii) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) does not fall below ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect two members of the Board of Directors of WorldWater, (iv) for so long as the beneficial ownership by the holders of Series D Stock (on a fully-diluted basis) is between five percent (5%) and ten percent (10%) of the then outstanding shares of Common Stock, the exclusive right to elect one member of the Board of Directors of WorldWater, (v) certain liquidation preferences as detailed in the Certificate of Designation and (vi) the right to receive dividends in an amount equal to the amount of dividends that such holder would have received had the holder converted its shares of Series D Stock into shares of Common Stock as of the date immediately prior to the record date for such dividend. The liquidity event is any change in control whereby the new person or entity has 50% or more beneficial ownership in the existing company. Since the potential change in ownership is outside the control of the company, the existing preferred shareholders would have the right to demand cash payment equal to the liquidation value of the preferred stock plus accrued dividends. Closure of the second tranche cannot take place until a sufficient amount of new common shares are authorized by the Company's shareholders.

        Full closure of the second tranche cannot take place until new common shares are authorized by the Company's shareholders.

  Series C and D Preferred Stock Classification

        The Series C and D Preferred Stock were classified out of permanent equity since it fit certain criteria in paragraph#8 of EITF 98-5), however it was not classified as a liability since it did not meet the definition of a liability. The warrants on the Series D Preferred Stock were classified as a current liability under the guidance established in FAS 150.

        On November 29, 2006, the Company recorded a beneficial conversion on preferred stock dividends related to Series D Preferred Stock and Series D Preferred Stock Warrants, which needed to be recognized on the preferred shares of 4,892,857 and Preferred D warrants of 505,044. After calculating the intrinsic value, based on the relative fair values of the warrants and preferred stock, an adjustment of $4,066,796 was recorded as a preferred stock dividend. EITF 98-5 paragraph 8, indicates the following "For convertible preferred securities, any recorded discount resulting from allocation of proceeds to the beneficial conversion feature is analogous to a dividend and should be recognized as a return to the preferred shareholders over the minimum period from the date of issuance to the date at which the preferred shareholders can realize that return (that is, through the date of earliest conversion) using the effective yield method." In the Company's case, the discount was recognized as a Preferred Stock Dividend on the day of issuance since the earliest conversion date was immediately. The Company recorded a debit to Preferred Stock Dividend and a Credit to Additional Paid in Capital, which is in accordance with Case 1(a) of EITF 98-5.

        The value of the warrants to purchase Series D preferred stock was calculated by converting them to their common share equivalents, then utilizing the Black-Scholes Method to arrive at a fair value. The amounts allocated to the preferred stock and warrants were equivalent to their relative fair values. At December 31, 2006, in accordance with SFAS No. 150, the warrants were re-valued from $954,827 to their redemption amount of $1,393,827, resulting in interest expense of $439,000 during the fourth quarter of 2006.

  Liquidation Preference

        Upon liquidation, holders of the Series C and D Convertible Redeemable Preferred Stock will be entitled to the greater of (1) a per share amount equal to the original purchase price plus any dividends accrued but not paid and (2) the amount that the holder would receive in respect of a share of Series C and D, preferred if immediately prior to dissolution and liquidation, all shares of Series C and D Convertible Redeemable Preferred Stock were converted into shares of common stock. The liquidation preference of Series C and D is $505,900 and $13,500,000, respectively.

Other Related Party Transactions

        The Company recorded a related party sale to The Quercus Trust of twelve Mobil MaxPure™ units, recognizing revenue of $900,000 in 2007. The Company also recorded a related party deposit of $775,000 on the balance sheet at December 31, 2007, in relation to 10 additional units, to be shipped in 2008, from The Quercus Trust.

        The Company leases office and laboratory facilities from the Chairman of the Company. Lease payments to the Chairman were $0 and $18,000 in 2007 and 2006, respectively, plus utilities and maintenance; see Commitments note.

        On January 25, 2008, we entered into a Stock Exchange Agreement with The Quercus Trust pursuant to which agreement the Company issued 19,700 shares of its Series E Convertible Preferred Stock in exchange for 19,700,000 shares of the Company's common stock held by The Quercus Trust. The Quercus Trust has the right to one vote for each share of the Company's common stock into which the Series E Convertible Preferred Stock is convertible. Each share of the Series E Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock.

        Also on January 25, 2008, we borrowed $6 million from The Quercus Trust as evidenced by a Promissory Note (the "Note") dated as of that date. The Note bears interest at a rate of 8% per annum. The outstanding principal amount of the Note and all accrued and unpaid interest were due and payable on July 28, 2008. This note was paid in full on February 12, 2008

        On February 12, 2008, we entered into a Stock and Warrant Purchase Agreement with The Quercus Trust pursuant to which the Company issued 20,000 shares of its Series F Convertible Preferred Stock at a price of $1,782 per share, and warrants to purchase twenty nine million shares of the Company's common stock, at an exercise price of $1.815 per share. The Quercus Trust has the right to one vote for each share of the Company's common stock into which the Series F Convertible Preferred Stock is convertible. Each share of the Series F Convertible Preferred Stock will automatically convert into 1,000 shares of the Company's common stock upon the approval of the holders of WorldWater common stock to the increase in our authorized common stock.

        Transactions between the Company and The Quercus Trust or its trustee, David Gelbaum, may be considered related party transactions. Under the terms of our Related Party Transaction Policy and Procedures, transactions with related parties requiring disclosure under United States securities laws require prior approval of (a) the Board of Directors and the Audit Committee (acting in each case by a majority of the directors then in office who have no interest in a proposed related party transaction) or

(b) the Board of Directors and a committee of not less than two independent directors appointed by the Board of Directors who have no interest in the proposed related party transaction being considered (a "Special Committee").

        The Board of Directors and either the Audit Committee or a Special Committee will review the material facts of all related party transactions that require approval in accordance with the Company's policy and either approve or disapprove of the entry into the related party transaction. In determining whether to approve a related party transaction, the Board of Directors, the Audit Committee and the Special Committee, as applicable, will take into account, among other factors each deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party's interest in the transaction.

        The issuance of the Series E Convertible Preferred Stock, the loan evidenced by the Note and the issuance of the Series F Convertible Preferred Stock occurred prior to the adoption of our Related Party Transaction Policy and Procedures and, although approved by the board of directors, were not considered by the Audit Committee or a Special Committee.

REPORT OF THE AUDIT COMMITTEE*

        The Audit Committee has reviewed and discussed with the Company's management and Amper, Politziner & Mattia PC, the Company's independent registered public accountants, the audited financial statements of the Company for the fiscal year ended December 31, 2007.

        The Audit Committee has discussed with Amper, Politziner & Mattia the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

        The Audit Committee has also received the written disclosures and the letter from Amper, Politziner & Mattia required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed the independence of Amper, Politziner & Mattia with that firm.

        Based on the aforementioned review and discussions with management and the Company's auditors, and subject to the limitations on the role and responsibilities of the Audit Committee as described in "Committees of the Board of Directors" above, the Audit Committee recommended to the board that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

        This report has been submitted by the Audit Committee.

Davinder Sethi (Chairman)
Joseph Cygler
Lange Schermerhorn

*
The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made on, before, or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Audit Fees

        The aggregate fees billed to us by the independent auditors, Amper, Politziner & Mattia P.C., for professional services rendered in connection with our Quarterly Reports on Forms 10Q & 10QSB and for the audits of our financial statements included in this Annual Report on Form 10-K and 10-KSB for the years ended December 31, 2007 and 2006 were $293,500 and $110,000, respectively.

Audit Related Fees

        The aggregate fees billed to us by Amper, Politziner & Mattia, P.C. for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements that are not already reported in the paragraph immediately above totaled approximately $187,125 and $64,700 for the years ended December 31, 2007 and 2006, respectively. The 2007 costs are primarily related to services provided in connection with the audits and due diligence target in 2006 of Entech Corporation and amendments to our 10-Ks, 10-Qs, and proxy statements. The 2006 costs are related primarily to Entech.

Tax Fees

        There were no tax fees billed by our independent auditors during 2007 and 2006.

All Other Fees

        There were no other fees billed by our independent auditors during the last two fiscal years for products and or services.

        The Audit Committee approves all audit and non-audit services prior to such services being provided by Amper, Politziner & Mattia. The Audit Committee, or one or more of its designated members that have been granted authority by the Audit Committee, meets to approve each audit or non-audit service prior to the engagement of Amper, Politziner & Mattia for such service. Each such service approved by one or more of the authorized and designated members of the Audit Committee is presented to the entire Audit Committee at a subsequent meeting, subject to the de minimis exception for non-audit services. The Audit Committee has considered whether the provisions of certain non-audit services by Amper, Politziner & Mattia P.C. is compatible with maintaining auditor independence and has determined that auditor independence has not been compromised.

STOCKHOLDER PROPOSALS

        Stockholder proposals may be submitted for inclusion in the Company's proxy statement for next year's annual meeting provided that the written proposal is received by the Company no later than December 11, 2007. These proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by the Company no later than February 24, 2008.

CODE OF ETHICS

        We have adopted a written Code of Ethics that applies to all of our directors, officers and employees. A copy of our Code of Ethics is available on our website at www.worldwater.com and print copies are available to any stockholder that requests a copy by writing to the Corporate Secretary, WorldWater & Solar Technologies Corp., 200 Ludlow Drive, Ewing, NJ 08638. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed on our website at www.worldwater.com promptly following the date of such amendment or waiver.

PERSONS MAKING THE SOLICITATION

        The enclosed proxy is solicited on behalf of the board of directors of the Company. The cost of soliciting proxies in the accompanying form will be paid by the Company. We have retained Georgeson Shareholder Communications, Inc. to assist us in the solicitation of proxies in connection with the Special Meeting at an anticipated cost of $15,000 plus expenses. Officers of the Company may solicit proxies by mail, telephone or telegraph. Upon request, the Company will reimburse brokers, dealers, banks and trustees, or their nominees, for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of shares of the common stock.

OTHER MATTERS

        The board of directors is not aware of any matter to be presented for action at the meeting other than the matters set forth herein. Should any other matter requiring a vote of stockholders arise, the proxies in the enclosed form confer upon the person or persons entitled to vote the shares represented by such proxies discretionary authority to vote the same in accordance with their best judgment in the interest of the Company.

INCORPORATION OF DOCUMENTS BY REFERENCE

        We are incorporating by reference the following documents that we have previously filed with the SEC (other than information in such documents that is deemed not to be filed):

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2007;

  •
  our Current Reports on Form 8-K filed January 23, 2007, February 9, 2007, April 13, 2007, April 17, 2007, May 7, 2007, May 10, 2007, May 30, 2007, September 12, 2007, October 3, 2007, October 5, 2007, November 2, 2007, November 9, 2007, January 31, 2008, February 19, 2008, February 26, 2008, March 3, 2008, March 13, 2008, March 24, 2008, April 1, 2008, April 11, 2008, and April 30, 2008.

        You may request a copy of any document incorporated by reference in this prospectus without charge by writing or calling us at:

WorldWater & Solar Technologies Corp.
200 Ludlow Drive
Ewing, New Jersey 08638
Telephone—609-818-0700

By Order of the Board of Directors,
/s/ QUENTIN T. KELLY Quentin T. Kelly, Chairman
April , 2008

ENTECH, INC.

For The Fifty-Three and Fifty-Two Week Periods Ended
September 30, 2007 and September 24, 2006

Report of Independent Registered Public Accounting Firm

To the Stockholders
Entech, Inc.

        We have audited the accompanying balance sheets of Entech, Inc. as of September 30, 2007 and September 24, 2006, and the related statements of operations, and cash flows for the fifty-three and fifty-two week periods then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.

        The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Entech, Inc. as of September 30, 2007 and September 24, 2006, and the results of its operations and its cash flows for the fifty-three and fifty-two week periods then ended, in conformity with U.S. generally accepted accounting principles.

        On January 28, 2008, the Company's stockholders sold their entire interest to WorldWater & Solar Technologies Corp., a publicly-held company (see Note 9).

/s/ AMPER, POLITZINER & MATTIA, P.C. February 4, 2008 Edison, New Jersey

ENTECH, INC.

Balance Sheets

	September 30, 2007	September 24, 2006
ASSETS
Current Assets
Cash and cash equivalents	$582,647	$740,324
Accounts receivable	92,907	26,501
Cost in excess of billings	—	14,026
Employee advances	1,217	2,699

Total Current Assets	676,771	783,550
Property and equipment, net	3,695	4,922

Total Assets	$680,466	$788,472

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities
Accounts payable	$92,143	$22,018
Accrued compensation	331,189	284,615
Accrued other	11,250	20,313
Billings in excess of cost	23,299	—
Deferred revenue	150,042	—
Stand still fee	—	500,000
Current portion of long-term debt—stockholders	—	20,000

Total Current Liabilities	607,923	846,946
Long-Term Liabilities
Long-term debt—stockholders	857,712	857,712
Accrued interest—stockholders	83,318	23,529

Total Liabilities	1,548,953	1,728,187

Commitments and contingencies	—
Stockholder's Deficiency
Common Stock, $.01 par value, 1,000,000 shares authorized; 122,425 shares issued and outstanding	1,224	1,224
Additional paid-in capital	2,703,223	2,703,223
Accumulated deficit	(3,572,934)	(3,644,162)

Total Stockholders' Deficiency	(868,487)	(939,715)

Total Liabilities and Stockholders' Deficiency	$680,466	$788,472

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Operations and Accumulated Deficit

	For the 53 and 52 Week Periods Ended
	September 30, 2007	September 24, 2006
Sales	$1,102,253	$1,135,069
Cost of Sales	640,746	633,415

Gross Profit	461,507	501,654
General and Administrative Expenses	830,569	556,988

Operating Loss	(369,062)	(55,334)

Other Income (Expense)
Standstill Fee (see Note 9)	500,000	—
Interest income	11,920	10,319
Interest expense	(71,630)	(61,152)

Total Other Income (Expense)	440,290	(50,833)

Income (Loss) Before Provision for Taxes	71,228	(106,167)
Provision for Income Taxes	—	—

Net Income (Loss)	71,228	(106,167)
Accumulated Deficit—Beginning of Period	(3,644,162)	(3,537,995)

Accumulated Deficit—End of Period	$(3,572,934)	$(3,644,162)

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Cash Flows

	For the 53 and 52 Week Periods Ended
	September 30, 2007	September 24, 2006
Cash flows from operating activities
Net income (loss)	$71,228	$(106,167)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,227	2,594
Standstill Fee	(500,000)	—
(Increase) decrease in operating assets:
Accounts receivable	(66,406)	325,867
Cost in excess of billings	14,026	(14,026)
Employee advances and other receivables	1,482	(1,205)
Increase (decrease) in operating liabilities
Accounts payable	70,125	(216,287)
Accrued liabilities	37,511	16,883
Deferred Revenue	150,042	—
Billings in excess of cost	23,299	(121,459)

Net cash provided by (used in) operating activities	(197,466)	(113,800)

Cash flows from investing activities
Purchases of property and equipment	—	(4,659)

Cash flows from financing activities
Proceeds from stand-still fee	—	500,000
Borrowings under long-term debt—stockholders	59,789	61,151
Payments under long-term debt—stockholders	(20,000)	(204,952)

Net cash provided by (used in) financing activities	39,789	356,199

Net increase in cash and cash equivalents	(157,677)	237,740
Cash and cash equivalents—beginning of period	740,324	502,584

Cash and cash equivalents—end of period	$582,647	$740,324

Supplemental disclosure of non-cash financing activities:

The Company converted $225,175 of accrued interest and rent into long-term debt during 2006.

See accompanying notes to financial statements.

ENTECH, INC.

Notes to Financial Statements

Note 1—Nature of Business and Summary of Significant Accounting Policies

Organization and Operations

        The Company is engaged in the design, development and manufacture of photovoltaic concentrator systems for both space and terrestrial solar electric power applications. The Company is headquartered in Keller, Texas. On January 28, 2008, the Company's stockholders sold their entire interest to WorldWater & Solar Technologies Corp., a publicly held company (see Note 9).

Fiscal Year

        The Company's fiscal year ends on the last Sunday in September. Fiscal 2007 consisted of the fifty-three weeks ended September 30, 2007 and fiscal 2006 consisted of the fifty-two weeks ended September 24, 2006.

Revenue Recognition

        The Company recognizes revenue on a fixed fee basis and recognized on the basis of the estimated percentage of completion in accordance with the AICPA Statement of Position ("SOP") 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1"). Each fixed fee contract has different terms, milestones and deliverables. The milestones and deliverables primarily relate to the work to be performed and the timing of the billing. At the end of each reporting period an assessment of revenue recognized on the percentage of completion milestones achieved criteria is made. If it becomes apparent that estimated costs will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made. The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

        Cost of sales included in the accompanying Statements of Operations and Accumulated Deficit in this report are comprised of direct labor, indirect labor, and overhead costs associated with the Company's contracts.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

        Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The estimated useful lives are 5 years for machinery and equipment, and furniture and fixtures. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

Concentrations of Credit Risk

        The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

ENTECH, INC.

Notes to Financial Statements (Continued)

Note 1—Nature of Business and Summary of Significant Accounting Policies (Continued)

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company's customer base.

Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

Allowance for Doubtful Accounts

        Customer bad debts are charged to current operations under the allowance method of accounting. No allowance for bad debts was deemed necessary for accounts receivable at September 30, 2007 and September 24, 2006 based on management's assessment of the credit history of customers having outstanding balances and its current relationships with them.

Use of Estimates

        Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Fair Value of Financial Instruments

        The carrying value of accounts receivable, accounts payable and accrued expenses approximate their respective fair values due to their short maturities.

Note 2—Property and Equipment

        Property and equipment at September 30, 2007 and September 24, 2006 consists of the following:

	September 30, 2007	September 24, 2006
Machinery and equipment	$70,670	$70,670
Furniture and fixtures	108,709	108,709

	179,379	179,379
Less accumulated depreciation	(175,684)	(174,457)

Net property and equipment	$3,695	$4,922

        Depreciation expense on property and equipment during the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006 were approximately $1,200 and $2,600, respectively.

ENTECH, INC.

Notes to Financial Statements (Continued)

Note 3—Long-Term Debt—Stockholders

        As of September 30, 2007 and September 24, 2006 long-term debt consisted of the following:

	2007	2006
Note payable to a stockholder, payable in monthly principal installments of $5,000, interest at 6.5% is deferred until maturity, January 2007, unsecured.	$—	$20,000
Note payable to a stockholder, payable in full, along with accrued interest at 8.0%, May, 2011, unsecured.	735,276	735,276
Note payable to a stockholder, payable in full, June 2009, interest at 9.25% (prime rate plus 1.0%) due monthly, unsecured.	122,436	122,436

Total Long-Term Debt	857,712	877,712
Less: Current portion of long-term debt	—	20,000

Long-Term Debt, net of current portion	$857,712	$857,712

        Maturities of notes payable over subsequent years are as follows:

2008	$—
2009	122,436
2010	—
2011	735,276

Total Long-Term Debt	$857,712

Note 4—Employee Benefit Plan

        The Company has a 401(k) Profit Sharing Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting length of service requirements. Employees can elect to defer the maximum allowable by law under I.R.C. Section 402(g) to the Plan. The Company makes discretionary matching contributions. The Company made discretionary matching contributions of approximately $22,000 and $17,000 for the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006, respectively.

Note 5—Income Taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset.

ENTECH, INC.

Notes to Financial Statements (Continued)

Note 5—Income Taxes (Continued)

        Deferred taxes at September 30, 2007 and September 24, 2006 were as follows:

	2007	2006
Net operating loss carryforward	$952,742	$999,196
Deferred interest	28,328	12,835
Accrued compensation	112,605	96,769

Gross deferred tax asset	1,093,675	1,108,800
Valuation allowance	(1,093,675)	(1,108,800)

Net deferred tax asset	$—	$—

        Under provisions of the Internal Revenue Code, substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards, which can be used in future years. The Company has net operating loss carryforwards of approximately $2,800,000 for federal purposes that expire at various times. See Note 9 for discussion of the Sale of the Company.

Note 6—Major Customer

        During fiscal 2007, the Company had two major customers (one of which was WorldWater, see Note 9 for a discussion of "Sale of the Company"). Sales to these customers were approximately $918,000, representing approximately 82% of total sales for the fiscal year. During fiscal 2006, the Company had one major customer. Sales to this customer were approximately $855,000, representing approximately 75% of total sales for the fiscal year.

Note 7—Contingencies

        From time to time, the Company may be subject to certain claims and legal actions arising in the ordinary course of business.

Note 8—Leases

Non-Cancelable Operating Leases

        The Company is committed under a three-year non-cancelable operating lease with certain stockholders, expiring July 1, 2009, for the Company's headquarters. Under the lease, the Company is responsible for payment of its share of utilities and other operating expenses related to the property. Monthly payments under the current leases are approximately $4,500. Rent expense for each of the fifty-three and fifty-two week periods ended September 30, 2007 and September 24, 2006 was approximately $54,000.

ENTECH, INC.

Notes to Financial Statements (Continued)

Note 8—Leases (Continued)

        The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of September 30, 2007:

For the Years Ending
2008	$54,000
2009	40,500

$94,500

Note 9—Sale of the Company

        On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company with WorldWater & Solar Technologies Corp. ("WorldWater"), a public company located in Ewing, NJ. In relation to this agreement the Company received a $500,000 "Stand Still Fee" to secure negotiating rights for a period of six months. The letter of intent expired without agreement in December 2006 and the Company recognized the $500,000 in income at that time. The income is shown as "Stand Still Fee" in the current fiscal years Statement of Operations and Accumulated Deficit.

        On May 25, 2007 another letter of intent was entered into with WorldWater for the proposed acquisition of all of the outstanding stock of the Company from the stockholders. In relation to this agreement, the stockholders received a $500,000 "break-up fee" to secure the negotiating rights until November 30, 2007. This agreement was consummated on October 29, 2007.

        During the fiscal 2007 year, the Company received advances from WorldWater in the aggregate amount of $500,000. The advances represented payment on a contract whereby the Company was to design, engineer and test photovoltaic concentrator systems for WorldWater. As of September 30, 2007 the Company was approximately 70% complete with respect to the contract and has recognized approximately $350,000 of revenue in the current period.

        On November 6, 2007 and January 14, 2008, the Company received purchase orders ("POs") and payments for the purchase of equipment and services from WorldWater in the amount of $4,206,840. Concurrent with the execution of the POs, the Company and WorldWater entered into a pledge and security agreement, whereby WorldWater secured a lien against the equipment listed in the PO if for any reason the merger agreement is not consummated by March 31, 2008.

        On January 28, 2008, the Company announced that it had completed its merger with WorldWater, whereby the Company's shareholders received approximately 19,700,000 shares of WorldWater common stock along with $6,000,000 in cash. Five shareholders of the Company have signed employment agreements to remain employees of WorldWater.

ENTECH, INC.

CONTENTS

December 30, 2007

ENTECH, INC.

Balance Sheets

	December 30,	September 30,
	2007	2007
	(UNAUDITED)
Assets
Current Assets
Cash and cash equivalents	$2,072,431	$582,647
Accounts receivable	15,795	92,907
Cost in excess of billings	60,178	—
Employee advances and other receivables	1,262	1,217

Total current assets	2,149,666	676,771
Advances on machinery and equipment	1,556,166	—
Property and equipment, net	3,462	3,695

Total Assets	$3,709,294	$680,466

Liabilities and Stockholders' Deficiency
Current liabilities
Accounts payable	$926,943	$92,143
Accrued compensation	309,693	331,189
Accrued other	39,775	11,250
Billings in excess of cost	—	23,299
Deferred revenue	7,787	150,042

Total current liabilities	1,284,198	607,923
Long term liabilities
Advances from acquirer—WorldWater & Solar Technologies Corp.	2,383,920	—
Long term debt—stockholders	857,712	857,712
Accrued interest—stockholders	101,116	83,318

Total liabilities	4,626,946	1,548,953

Stockholders' deficiency
Common stock, $.01 par value, 1,000,000 shares authorized; 122,425 shares issued and outstanding	1,224	1,224
Additional paid-in capital	2,703,223	2,703,223
Accumulated deficit	(3,622,099)	(3,572,934)

Total stockholders' deficiency	(917,652)	(868,487)

Total Liabilities and Stockholders' Deficiency	$3,709,294	$680,466

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Operations and Accumulated Deficit

For the Thirteen Week Periods Ended

(UNAUDITED)

	December 30, 2007	December 31, 2006
Net sales	$351,147	$179,414
Cost of sales	224,992	171,127

Gross profit	126,155	8,287
General and administrative expenses	160,121	193,687

Operating (loss)	(33,966)	(185,400)

Other income (expense)
Interest income	5,300	5,300
Interest expense	(20,499)	(19,042)
Stand Still Fee	—	500,000

Total other income (expense)	(15,199)	486,258

Income (loss) before provision for income taxes	(49,165)	300,858
Provision for income taxes	—	—

Net income (loss)	(49,165)	300,858
Accumulated deficit—beginning of period	(3,572,934)	(3,644,162)

Accumulated deficit—end of period	$(3,622,099)	$(3,343,304)

See accompanying notes to financial statements.

ENTECH, INC.

Statements of Cash Flows

For the Thirteen Week Periods Ended

(UNAUDITED)

	December 30, 2007	December 31, 2006
Cash flows from operating activities
Net income (loss)	$(49,165)	$300,859
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	233	306
Deferred interest under long term debt—stockholders	17,798	15,970
Stand Still Fee	—	(500,000)
(Increase) decrease in operating assets:
Accounts receivable	77,112	16,501
Cost in excess of billings	(60,178)	(88,739)
Employee advances and other receivables	(45)	1,436
Increase (decrease) in operating liabilities
Accounts payable	834,800	34,046
Accrued liabilities	7,029	34,669
Deferred revenue	(142,255)	—
Billings in excess of cost	(23,299)	—

Net cash provided by (used in) operating activities	662,030	(184,952)
Cash flows from investing activities
Advances on machinery and equipment	(1,556,166)	—

Cash flows from financing activities
Payments under long term debt—stockholders	—	(20,000)
Advances from acquirer—WorldWater & Solar Technolgies Corp.	2,383,920	—

Net cash provided by (used in) financing activities	2,383,920	(20,000)

Net increase (decrease) in cash and cash equivalents	1,489,784	(204,952)
Cash and cash equivalents—beginning of period	582,647	740,324

Cash and cash equivalents—end of period	$2,072,431	$535,372

See accompanying notes to financial statements.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1—Nature of Business and Summary of Significant Accounting Policies

        The Company is engaged in the design, development and manufacture of photovoltaic concentrator systems for both space and terrestrial solar electric power applications. The Company is headquartered in Keller, Texas. On January 28, 2008, the Company's stockholders sold their entire interest to WorldWater & Solar Technologies Corp. (WorldWater), a publicly held company (see Note 10).

Fiscal Year and First Quarters

        The Company's fiscal year ends on the last Sunday in September. The first quarters of Fiscal 2008 and Fiscal 2007 consisted of the thirteen week periods ended December 30, 2007 and December 31, 2006, respectively.

Revenue Recognition

        The Company recognizes revenue on a fixed fee basis and on the basis of the estimated percentage of completion in accordance with the AICPA Statement of Position ("SOP") 81-1, "Accounting for Performance of Construction-Type and Certain Production-Type Contracts" ("SOP 81-1"). Each fixed fee contract has different terms, milestones and deliverables. The milestones and deliverables primarily relate to the work to be performed and the timing of the billing. At the end of each reporting period an assessment of revenue recognized on the percentage of completion method is made. If it becomes apparent that estimated costs will be exceeded or required milestones or deliverables will not have been obtained, an adjustment to revenue and/or costs will be made. The cumulative effect of revisions in estimated revenues and costs are recognized in the period in which the facts that give rise to the impact of any revisions become known.

        Cost of sales included in the accompanying Statements of Operations and Accumulated Deficit in this report are comprised of direct labor, indirect labor, and overhead costs associated with the Company's contracts.

Cash and Cash Equivalents

        The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Property and Equipment

        Property and equipment are recorded at cost and depreciated over their estimated useful lives using the straight-line method. The estimated useful lives are 5 years for machinery and equipment, and furniture and fixtures. Maintenance and repairs are charged to expense as incurred. Renewals and betterments which extend the useful lives of the assets are capitalized. The cost and accumulated depreciation related to assets sold or retired are removed from the accounts, and any gain or loss is reflected in operations.

Concentrations of Credit Risk

        The Company may at times maintain cash balances in bank accounts in excess of amounts insured by the Federal Deposit Insurance Corporation (FDIC).

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 1—Nature of Business and Summary of Significant Accounting Policies (Continued)

        Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of trade accounts receivable. Concentrations of credit risk with respect to trade accounts receivable are limited due to the number of customers comprising the Company's customer base.

Income Taxes

        The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities, using enacted tax rates in effect for the period in which the differences are expected to reverse. Valuation allowances are established, if necessary, to reduce deferred tax assets to an amount that will more likely than not be realized.

Allowance for Doubtful Accounts

        Customer bad debts are charged to current operations under the allowance method of accounting. No allowance for bad debts was deemed necessary for accounts receivable at December 30, 2007 and September 30, 2007 based on management's assessment of the credit history of customers having outstanding balances and its current relationships with them.

Use of Estimates

        Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from those estimates.

Fair Value of Financial Instruments

        The carrying value of accounts receivable, accounts payable and accrued expenses approximate their respective fair values due to their short-term nature.

Note 2—Advances on Machinery and Equipment

        Advances on equipment as of December 30, 2007 and September 30, 2007 was $1,556,166 and $0, respectively. These advances reflect payments to vendors for engineering development of automated production processes and machinery/equipment to be utilized in production.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 3—Property and Equipment

        Property and equipment at December 30, 2007 and September 30, 2007 consists of the following:

	December 30, 2007	September 30, 2007
Machinery and equipment	$70,670	$70,670
Furniture and fixtures	108,709	108,709

	179,379	179,379
Less accumulated depreciation	(175,917)	(175,684)

Net property and equipment	$3,462	$3,695

        Depreciation expense on property and equipment during the thirteen week periods ended December 30, 2007 and December 31, 2006 were $233 and $307, respectively.

Note 4—Long-Term Debt—Stockholders

        As of December 30, 2007 and September 30, 2007, long-term debt consisted of the following:

	December 30, 2007	September 30, 2007
Note payable to a stockholder, payable in full, along with accrued interest at 8.0%, May, 2011, unsecured	735,276	735,276
Note payable to a stockholder, payable in full, June 2009, interest at 9.25% (prime rate plus 1.0%) due monthly, unsecured	122,436	122,436

Long-Term Debt	$857,712	$857,712

        Maturities of notes payable over subsequent years are as follows:

2008	$—
2009	122,436
2010	—
2011	735,276

Total Long-Term Debt	$857,712

        The note payable balances above were paid off on January 28, 2008 in conjunction with the sale of the Company to WorldWater (see Note 10).

Note 5—Employee Benefit Plan

        The Company has a 401(k) Profit Sharing Plan, whereby the employees may elect to make contributions pursuant to a salary reduction agreement upon meeting length of service requirements. Employees can elect to defer the maximum allowable by law under I.R.C. Section 402(g) to the Plan. The Company makes discretionary matching contributions. The Company made discretionary matching contributions of approximately $4,953 and $5,366 for the thirteen week periods ended December 30, 2007 and December 31, 2006, respectively.

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 6—Income Taxes

        Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Management of the Company has evaluated the positive and negative evidence bearing upon the realizability of its deferred tax assets. Management has considered the Company's history of losses and, in accordance with the applicable accounting standards, has fully reserved the deferred tax asset.

        Under provisions of the Internal Revenue Code, substantial changes in the Company's ownership may limit the amount of net operating loss carryforwards, which can be used in future years. The Company has net operating loss carryforwards of approximately $2,800,000, as of September 30, 2007, for federal purposes that expire at various times. See Note 10 for discussion of the Sale of the Company.

Note 7—Major Customer

        During the thirteen week period ending December 30, 2007, the Company had three major customers (one of which was WorldWater; see Note 10 for discussion of the sale of the company). Sales to these customers were approximately $312,000, representing approximately 89% of total sales for the fiscal quarter. During the thirteen week period ending December 31, 2006, the Company had one major customer. Sales to this customer were approximately $156,000, representing approximately 87% of total sales for the fiscal quarter.

Note 8—Contingencies

        From time to time, the Company may be subject to certain claims and legal actions arising in the ordinary course of business.

Note 9—Leases

Non-Cancelable Operating Leases

        The Company is committed under a three-year non-cancelable operating lease with certain stockholders, expiring July 1, 2009, for the Company's headquarters. Under the lease, the Company is responsible for payment of its share of utilities and other operating expenses related to the property. Monthly payments under the current leases are approximately $4,500. Rent expense for each of the thirteen week periods ended December 30, 2007 and December 31, 2006 was approximately $13,500.

        The following is a schedule by years of approximate future minimum rental payments required under operating leases that have initial or remaining non-cancelable lease terms in excess of one year as of December 30, 2007:

For the Years Ending
2008	$54,000
2009	27,000

$81,000

ENTECH, INC.

NOTES TO FINANCIAL STATEMENTS (Continued)

Note 9—Leases (Continued)

        On March 7, 2008, the Company entered into a lease for a 71,000 square foot manufacturing facility in Fort Worth, TX. The lease is for a period of ten (10) years and provides for monthly payments that include rental expense, real estate taxes & common area maintenance of $42,061 per month for the first five (5) years of the lease and payments of $46,395 in the final five (5) years. The lease is guaranteed by WorldWater (see Note 10).

Note 10—Sale of the Company and Subsequent Event

        On June 30, 2006 a letter of intent was entered into for the proposed acquisition of all of the outstanding stock of the Company with WorldWater & Solar Technologies Corp. ("WorldWater"), a public company located in Ewing, NJ. In relation to this agreement the Company received a $500,000 "Stand Still Fee" to secure negotiating rights for a period of six months. The letter of intent expired without agreement in December 2006 and the Company recognized the $500,000 in income at that time. The income is shown as "Stand Still Fee" for the thirteen week period ending December 31, 2006 on the accompanying Statement of Operations and Accumulated Deficit.

        On May 25, 2007 another letter of intent was entered into with WorldWater for the proposed acquisition of all of the outstanding stock of the Company from the stockholders. In relation to this agreement, the stockholders received a $500,000 "break-up fee" to secure the negotiating rights until November 30, 2007. This agreement was consummated on October 29, 2007.

        During the fiscal 2007 year, the Company received advances from WorldWater in the aggregate amount of $500,000. The advances represented payment on a contract whereby the Company was to design, engineer and test photovoltaic concentrator systems for WorldWater. As of December 30, 2007 the Company was approximately 98% complete with respect to the contract and has recognized total revenue of approximately $492,000, of which $142,000 was recognized in the thirteen week period then ended.

        On November 6, 2007, the Company received a purchase order ("PO") and payment for the purchase of equipment and services from WorldWater in the amount of $2,383,920, increased in January 2008 to $4,507,840. Concurrent with the execution of the PO, the Company and WorldWater entered into a pledge and security agreement, whereby WorldWater secured a lien against the equipment listed in the PO if for any reason the merger agreement is not consummated by March 31, 2008. The Company recorded the receipt of the funds in November 2007 as a non-current liability "Advances from acquirer—WorldWater & Solar Technologies Corp." and has recorded certain expenditures from the funds as "Advances on and machinery and equipment."

        On January 28, 2008, the Company announced that it had completed its merger with WorldWater, whereby the Company's shareholders received approximately 19,700,000 shares of WorldWater common stock along with $6,000,000 in cash. Five shareholders of the Company have signed employment agreements to remain employees of WorldWater.

        On March 7, 2008, the Company entered into a lease for a 71,000 square foot manufacturing facility in Fort Worth, TX. The lease is for a period of ten (10) years and provides for monthly payments that include rental expense, real estate taxes & common area maintenance of $42,061 per month for the first five (5) years of the lease and payments of $46,395 in the final five (5) years. The lease is guaranteed by WorldWater.

APPENDIX A

AUDIT COMMITTEE CHARTER
WORLDWATER & SOLAR TECHNOLOGIES CORP.

PURPOSE

        The primary purpose of the Audit Committee (the "COMMITTEE") is to assist the Board of Directors ("BOARD") in fulfilling its responsibilities to oversee management's conduct of the Company's financial reporting process, including oversight of the following:

  1.
  The financial reports and other financial information provided by the Company to any governmental or regulatory body, and the public or others.

  2.
  The Company's system of internal accounting and financial controls.

  3.
  The annual independent audit of the Company's financial statement.

  4.
  The Company's interim financial statements and communications associated with this information.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it shall have full and direct access to the independent auditors as well as anyone in the Company. The Board and the Audit Committee are to represent the Company's stockholders. Accordingly, the independent auditors are accountable to the Board and the Audit Committee.

MEMBERSHIP

        The Committee shall be comprised of not less than two members of the Board. The members will be appointed annually by the Board. Only independent directors will serve on the Committee. An independent director is free of any relationship that could influence his or her judgment as a Committee member. An independent director may not be associated with a major vendor to, or customer of, the Company.

        All members of the Committee must be financially literate or become so within a reasonable period of time after appointment to the Committee. In addition, at least one member will have accounting or related financial management expertise.

GENERAL RESPONSIBILITIES

        In performing its oversight responsibilities, the Committee shall do the following:

  1.
  The Committee provides open avenues of communication between the independent accountant and the Board of Directors.

  2.
  The Committee must report Committee actions to the full Board of Directors and may make appropriate recommendations.

  3.
  The Committee has the power to conduct or authorize investigations into matters within the Committee's scope of responsibilities. The Committee is authorized to retain independent counsel, accountants or others it needs to assist in an investigation.

  4.
  The Committee meets in conjunction with each regularly schedule meeting of the Board of Directors, or more frequently as circumstances require.

  5.
  The Committee may ask members of management or others to attend the meeting and is authorized to receive all pertinent information from management.

  6.
  The Committee will do whatever else the law, the Company's charter or bylaws or the Board of Directors require.

KEY RESPONSIBILITIES FOR ENGAGING INDEPENDENT ACCOUNTANTS

  1.
  The Committee will select the independent accountants for company audits, subject to approval by the Board of Directors. The Committee also will review and set any fees paid to the independent accountants and review and approve dismissal of the independent accountants.

  2.
  The Committee will confirm and assure the independence of the independent accountant, including a review of management consulting services provided by the independent accountant and the fees paid for them.

  3.
  The Committee will consider, in consultation with the independent accountant the audit scope and procedural plans made by them.

  4.
  The Committee will listen to management and the primary independent auditor if either thinks there might be a need to engage additional auditors. The Committee will decide whether to engage an additional firm and, if so, which one.

  5.
  Review with the independent accountants all communications required by appropriate regulatory entities.

RESPONSIBILITIES FOR REVIEWING THE ANNUAL EXTERNAL AUDIT AND THE QUARTERLY AND ANNUAL FINANCIAL STATEMENTS

  1.
  The Committee will ascertain that the independent accountant views the Board of Directors as its client, that it will be available to the full Board of Directors at least annually and that it will provide the Committee with a timely analysis of significant financial reporting issues.

  2.
  The Committee will ask management and the independent accountant about significant risks and exposures and will assess management's steps to minimize them.

  3.
  The Committee will review the following with the independent accountant:

  a.
  The adequacy of the Company's internal controls, including computerized information system controls and security.

  b.
  Any significant findings and recommendations made by the independent accountant with management's responses to them.

  4.
  Shortly after the annual examination is completed, the Committee will review the following with management and the independent accountant:

  a.
  The Company's annual financial statements and related footnotes.

  b.
  The independent accountant's audit of and report on the financial statements.

  c.
  The auditor's qualitative judgments about the appropriateness, not just the acceptability, of accounting principles and financial disclosures and how aggressive (or conservative) the accounting principles and underlying estimates are.

  d.
  Any serious difficulties or disputes with management encountered during the course of the audit.

  e.
  Anything else about the audit procedures of findings that GAAS requires the auditors to discuss with the Committee.

  5.
  The Committee will review annual filings with the SEC and other published documents containing the company's financial statements and will consider whether the information in the filings is consistent with the information in the financial statements.

  6.
  The Committee will review the interim financial reports with management and the independent accountant before those interim reports are released to the public or filed with the SEC or other regulators.

BUSINESS CONDUCT

  1.
  Review and update the Committee's charter annually.

  2.
  Review policies and procedures covering officers' expense accounts and perquisites, including their use of corporate assets and consider the results of any review of those areas by the independent accountant.

  3.
  Review with the Company's general counsel and others any legal, tax, or regulatory matters that may have a material effect on the organization's operational or financial statements, compliance policies and programs and reports from regulators.

  4.
  Meet with the independent accountant and management in separate executive sessions to discuss any matters that these groups believes should be discussed privately with the Committee.

  5.
  Review transactions with the Company in which the Directors or Officers of the Company have an interest.

        The Audit Committee serves in an oversight capacity and as such does not determine or provide opinions on the completeness, accuracy or adherence to generally accepted accounting principles of the Company's financial statements.

AUDIT COMMITTEE'S REPORT FOR 2007

        The Audit Committee of the Board of Directors, comprised of three independent directors, held four meetings during the year. The Audit Committee met with the independent registered public accountants and management to assure that all were carrying out their respective responsibilities. The Committee reviewed the performance and fees of the independent registered public accountants prior to recommending their appointment, and met with them to discuss the scope and results of their audit work, including the adequacy of internal controls and the quality of the financial reporting.

        The Committee discussed with the independent registered public accountants their judgments regarding the quality and acceptability of the Company's accounting principles, the clarity of its disclosures and the degree of aggressiveness or conservatism of its accounting principles and the underlying estimates. The Committee discussed with and received a letter from the independent registered public accountants confirming their independence. The independent public accountant had full access to the Committee, including regular meetings without management present. Additionally, the Committee reviewed and discussed the audited financial statements with management and recommended to the Board of Directors that these financial statements be included in the Company's Form 10-K filing with the Securities and Exchange Commission.

        The Audit Committee has also received from, and discussed with, Amper, Politziner & Mattia P.C., our independent registered public accounting firm, various communications that our independent registered public accounting firm is required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The foregoing audit committee report shall not be deemed to be "soliciting material" or to be filed with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any past or future filing under the securities act or the exchange act, except to the extent the company specifically incorporates it by reference into such filing.

                      AUDIT COMMITTEE

                      Dr. Davinder Sethi
                      Joseph Cygler
                      Lange Schermerhorn

APPENDIX B

COMPENSATION COMMITTEE REPORT ON
EXECUTIVE COMPENSATION

        The compensation of our executive officers is determined by the Compensation Committee of our board on an annual basis. Our Compensation Committee considers all elements of compensation in making its determinations.

        With respect to those executive officers who do not serve on our board, our Compensation Committee also considers the recommendations of our Chairman of the Board and Chief Executive Officer. The principal elements of compensation for our executive officers are base salary, cash bonuses and stock incentives and stock options.

        We have previously relied and intend to continue to rely heavily on stock options to provide incentive compensation to our executive officers and other key employees and to align their interests with those of our stockholders. In that regard, stock options were granted to all of our officers (other than the chief executive officer) during the year. All of these options are exercisable at fair market value.

SUBMITTED BY

COMPENSATION COMMITTEE

Davinder Sethi, Lange Schermerhorn and Joseph Cygler

B-1

APPENDIX C

AGREEMENT AND PLAN OF MERGER
BY AND AMONG
WORLDWATER & SOLAR TECHNOLOGIES CORP.,
WORLDWATER MERGER CORP.
AND
ENTECH, INC.,
AND
ALL OF THE STOCKHOLDERS OF ENTECH, INC.,
Dated October 29, 2007

3.23	Officers, Directors and Employees	C-24
3.24	Operations of the Company	C-25
3.25	Reserved	C-26
3.26	Banks, Brokers and Proxies	C-26
3.27	Full Disclosure	C-26
3.28	No Broker	C-26
3.29	Reserved	C-26
3.30	Authority to Execute and Perform Agreements	C-26
3.31	Personal and Tangible Property	C-27
3.32	Reserved	C-27
3.33	Transactions with Related Parties	C-27
3.34	Environmental Matters	C-28
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS		C-28
4.1	Title to Shares	C-28
4.2	Authority	C-28
4.3	Legal Proceedings	C-29
4.4	Investment Representations	C-29
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CORP.		C-29
5.1	Due Incorporation	C-29
5.2	Corporate Power	C-29
5.3	No Broker	C-30
5.4	No Breach	C-30
5.5	SEC Documents	C-30
5.6	Litigation	C-30
5.7	Compliance with Law	C-30
5.8	Financial Statements; Disclosure	C-30
5.9	No Material Undisclosed Liabilities	C-31
ARTICLE VI. COVENANTS AND AGREEMENTS		C-31
6.1	Expenses	C-31
6.2	Further Assurances	C-31
6.3	Update Disclosure	C-31
6.4	Conduct of Business Prior to Closing	C-31
6.5	Joint Obligations of the Sellers and Parent	C-33
6.6	Reserved	C-33
6.7	Post Closing Covenants of Parent and the Surviving Company	C-33
ARTICLE VII. POST-CLOSING COVENANTS OF THE CONTROLLING STOCKHOLDERS		C-34
7.1	Confidential Information	C-34
7.2	Agreement Not to Compete	C-34
7.3	Agreement Not to Solicit Customers and Employees	C-35
7.4	Dependent Covenants	C-35
7.5	Injunctive Relief	C-35
7.6	Stockholder Release	C-35
7.7	Employee Plan or Agreement	C-36

ARTICLE VIII. CONDITIONS PRECEDENT		C-36
8.1	Conditions Precedent to the Obligation of Merger Corp. and Parent to Close	C-36
8.2.	Conditions Precedent to the Obligations of the Sellers to Close	C-37
ARTICLE IX. CLOSING DELIVERIES		C-38
9.1	Closing Deliveries of Parent and Merger Corp.	C-38
9.2	Closing Deliveries of the Sellers	C-38
9.3	Certificate of Merger	C-38
ARTICLE X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS		C-39
10.1	Survival of Representations and Warranties and Covenants	C-39
ARTICLE XI. INDEMNIFICATION		C-39
11.1	Obligation of the Stockholders to Indemnify	C-39
11.2	Obligation of Parent to Indemnify	C-39
11.3	Notice of Claims	C-40
11.4	Defense Against Third Party Claims	C-40
11.5	Net of Insurance Recoveries	C-40
11.6	Net of Tax Recoveries	C-40
11.7	Materiality Qualifiers	C-41
11.8	Consequential Damages	C-41
11.9	Reserved	C-41
11.10	Discovery of Breach	C-41
11.11	Maximum Liability and Claim Limitation	C-41
11.12	Offset; Release of Holdback Amount	C-41
11.13	Limitation on Indemnification	C-42
11.14	Liability of Individual Stockholders	C-42
11.15	Use of Merger Consideration to Satisfy Indemnification Claims	C-42
ARTICLE XII. TERMINATION		C-42
12.1	Termination	C-42
12.2	Break Up Fee	C-43
ARTICLE XIII. MISCELLANEOUS		C-43
13.1	Certain Definitions	C-43
13.2	Publicity	C-43
13.3	Notices	C-43
13.4	Entire Agreement	C-45
13.5	Waivers and Amendments	C-45
13.6	Assignment	C-45
13.7	Interpretation	C-45
13.8	Counterparts	C-46
13.9	Exhibits and Schedules	C-46
13.10	Choice of Law	C-46

[TO BE UPDATED]

SCHEDULES:
1.12		Liabilities to be Paid at Closing
3.1		Due Incorporation and Qualification
3.2		Outstanding Capital Stock
3.5		Financial Statements
3.6		No Material Adverse Change
3.7		States Where Tax Returns Are Filed
3.13		Material Agreements
3.14		Real Property
3.17		Intangible Assets
3.19		Accounts Payable and Indebtedness
3.20		Liabilities
3.21	)(f	Accrued Paid Time Off
3.21	)(j	Employee Benefit Plans
3.22		Insurance
3.23	)(a	Officers, Directors and Employees
3.23	)(b	Employment Contracts
3.23	)(c	Confidentiality Agreements
3.24		Operations of the Company
3.26		Banks, Brokers & Proxies
3.31		Personal and Tangible Property
3.33		Transactions with Related Parties
4.1		Title to Shares
5.2		Corporate Power of Parent
5.6		Litigation
5.9		Material Undisclosed Liabilities
7.2		Definition of "Business"

EXHIBITS:
A	Certificate of Merger
B	Registration Rights Agreement
C	Form of Stockholder Release
D-1	Employment Agreement Mark J. O'Neill
D-2	Employment Agreement Walter J. Hesse
D-3	Employment Agreement Robert R. Walters
D-4	Employment Agreement A.J. McDanal, III
D-5	Employment Agreement Don H. Spears
E	Parent Release
F	Escrow Agreement

AGREEMENT AND PLAN OF MERGER

        This AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated October 29, 2007, and is by and among WORLDWATER & SOLAR TECHNOLOGIES CORP., a Delaware corporation ("Parent"), WORLDWATER MERGER CORP., a Delaware corporation ("Merger Corp."), and ENTECH, INC., a Delaware corporation (the "Company"), and all of the individual stockholders of the Company (each a "Stockholder", and collectively, the "Stockholders") (the Company and the Stockholders are each individually referred to herein as a "Seller" and collectively as the "Sellers").

Background

        Parent, Merger Corp. and the Company intend to effect a merger (the "Merger") of the Company with and into Merger Corp. in accordance with this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), with Merger Corp. to be the surviving company of the Merger.

        The Board of Directors of the Company has unanimously (i) determined that the Merger is fair to, and in the best interests of, the Company and the Stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) recommended that the Stockholders adopt and approve this Agreement and approve the Merger.

        In connection with this Agreement, the Stockholders have entered into a Stockholders' Agreement by and between themselves (the "Stockholders' Agreement") for the purpose of appointing Walter J. Hesse, Mark J. O'Neill, Robert R. Walters, A. J. McDanal, III, Donald E. Sable II and Alex Anthony McClung, as agents (collectively the "Stockholders' Representative") to represent the Stockholders' interests in the transactions contemplated by this Agreement.

        The Boards of Directors of Parent and Merger Corp. have (i) determined that the Merger is in the best interests of their respective companies and stockholders, (ii) approved this Agreement, the Merger and the other transactions contemplated by this Agreement and, (iii) with respect to Merger Corp., recommended that its stockholders adopt and approve this Agreement and approve the Merger.

        For federal income tax purposes, it is intended that (i) the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Code, (ii) this Agreement shall constitute a plan of reorganization, and (iii) the Company and Parent shall each be a party to such reorganization within the meaning of Section 368(b) of the Code.

        The Stockholders are the beneficial and record owners, in the aggregate, of all of the issued and outstanding shares of capital stock of the Company (the "Shares").

        In consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I.
THE MERGER

        1.1    The Merger.    At the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL, the Company shall be merged with and into Merger Corp., the separate existence of the Company shall cease, and Merger Corp. shall continue as the surviving company and as a wholly-owned subsidiary of Parent. The surviving company after the Merger is sometimes referred to herein as the "Surviving Company."

        1.2    Effective Time.    Unless this Agreement is earlier terminated pursuant to Article XII, the closing of the transactions contemplated by this Agreement (the "Closing") will take place as promptly as practicable, but no later than the date on which the conditions set forth in Articles VIII and IX are satisfied or waived (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), at the offices of Salvo Landau Gruen &

Rogers, 510 Township Line Road, Blue Bell, Pennsylvania 19422, unless another place or date is agreed to by Parent and the Company. The date upon which the Closing occurs is herein referred to as the "Closing Date." On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing a properly executed Certificate of Merger satisfying the requirements of the DGCL in the form attached hereto as Exhibit A (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL (the time of acceptance by the Secretary of State of the State of Delaware of such filing being referred to herein as the "Effective Time").

        1.3    Effect of the Merger.    At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all rights and property of the Company and Merger Corp. shall vest in the Surviving Company, and all unpaid debts and liabilities of the Company and Merger Corp., shall become debts and liabilities of the Surviving Company.

        1.4    Certificate of Incorporation.    The Certificate of Incorporation of Merger Corp., as in effect at the Effective Time, shall continue in full force and effect and shall be the Certificate of Incorporation of the Surviving Company, except as to the name of the Surviving Company, which shall be "ENTECH, Inc."

        1.5    Bylaws.    The Bylaws of Merger Corp., as in effect at the Effective Time, shall be and remain the Bylaws of the Surviving Company until thereafter amended as provided by applicable law and the Certificate of Incorporation and such Bylaws.

        1.6    Directors and Officers of Merger Corp.    At the Effective Time and by virtue of the Merger, the members of the board of directors of Merger Corp. at the Effective Time shall be the members of the Surviving Company's board of directors, each to hold office in accordance with the Bylaws of the Surviving Company. At the Effective Time and by virtue of the Merger, the officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Company, each to hold office in accordance with the Bylaws of the Surviving Company.

        1.7    Conversion of Securities; Cash Consideration.

        (a)    Company Common Shares.    At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Corp., the Company or the Stockholders:

          (i)    Merger Consideration.    Each share of the Company's common stock (the "Company Common Shares") outstanding immediately prior to the Effective Time, other than Company Common Shares held in treasury by the Company or owned by Parent or Merger Corp. or which constitute Dissenting Shares (as defined below), shall automatically be canceled and extinguished and be converted into the right to receive, upon surrender of a certificate representing any such shares in the manner provided in Section 1.9 hereof and upon the terms and subject to the conditions set forth in this Agreement and net of withholding and other Taxes, (A) a number of fully paid and nonassessable shares of Parent Common Stock equal to the quotient of (1) $12,000,000 divided by the Consideration Price, divided by (2) the Total Company Common Shares (the "Common Stock Consideration"), and (B) an amount in cash equal to $5,000,000 divided by the Total Company Common Shares (the "Cash Consideration"). The Common Stock Consideration and Cash Consideration are sometimes referred to as the "Merger Consideration."

          (ii)    Escrow.    At the Closing, Parent, on behalf of the Stockholders, shall deposit with [            ] (the "Escrow Agent") (A) a portion of the Cash Consideration equal to $147,000 (the "Cash Holdback Amount") and (B) shares of Parent Common Stock having a value of $353,000 (with such value being determined based on the Consideration Price) (the "Stock Holdback Amount" and, together with the Cash Holdback Amount, the "Holdback Amount"). Each Stockholder shall be deemed to have contributed such Stockholder's pro rata share of the

  Holdback Amount to the Escrow Agent. The Holdback Amount shall be held in escrow for a period of one year after the Closing Date (the "Holding Period"), and released to Parent or the Stockholders as provided in Section 11.12 below, and the Cash Holdback Amount shall be invested in such instruments as Parent and the Sellers mutually agree pursuant to the terms of an Escrow Agreement with the Escrow Agent, substantially in the form of Exhibit F hereto.

          (iii)    Certain Defined Terms.    As used herein, the following terms shall have the indicated meanings:

            (A)  "Consideration Price" shall mean the lower of (a) $.61 per share or (b) the Average Closing Price.

            (B)  "Average Closing Price" shall mean the average of the daily closing prices for shares of Parent Common Stock for the 10 consecutive full trading days ending at the close of trading on the fifth trading day prior to the Effective Time.

            (C)  "Total Company Common Shares" means the total number of Company Common Shares issued and outstanding immediately prior to the Effective Time.

        (b)    No Further Ownership Rights in Company Common Shares.    The amounts paid or payable upon the surrender for exchange of Company Common Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares, and there shall be no further registration of transfers on the records of the Surviving Company of Company Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article I.

        (c)    Capital of Merger Corp.    Each share of common stock of Merger Corp. outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Company.

        1.8    Dissenting Shares.(1)

        (a)   Immediately after the execution and delivery of this Agreement, the Company shall solicit the approval by written consent of the execution and delivery by the Company of this Agreement and the consummation of the Merger, by the Stockholders holding the requisite number of shares of each class of Company Common Shares required (the "Stockholder Approval") to (i) approve the execution and delivery of this Agreement and the consummation of the Merger in accordance with the DGCL and the Company Certificate of Incorporation, the Escrow Agreement and all other transactions contemplated hereby and thereby, and appoint Walter J. Hesse, Mark J. O'Neill, Robert R. Walters, A.J. McDanal, III, Donald E. Sable, II and Alex Anthony McClung, as the initial Stockholders' Representative, and (ii) acknowledge that such approval is irrevocable and that such holder is aware of its rights to dissent pursuant to Section 262 of the DGCL, a copy of which was attached to such written consent, and that such holder has received and read a copy of Section 262 of the DGCL. The written consent shall be accompanied by an information statement containing (i) a description of the appraisal rights of holders of all Company Common Shares available under Section 262 of the DGCL and (ii) such information concerning this Agreement and the transactions contemplated hereby as Parent shall have previously approved.

        (b)   After the effective date of the written consent described in Section 1.8(a), the Company shall give prompt notice of the taking of the actions described in Section 1.8(a) to all holders of Company Common Shares not executing the written consent described therein.

(1)
Consider removing this section if we have 100% approval of ENTECH Stockholders.

        (c)   Notwithstanding any provision of this Agreement to the contrary, Company Common Shares that are outstanding immediately prior to the Effective Time and which are held by Stockholders of the Company who shall not have voted in favor of the Merger or consented thereto in writing and who shall have demanded properly in writing appraisal for such shares in accordance with Section 262 of the DGCL (collectively, the "Dissenting Shares") shall not be converted into or represent the right to receive the Merger Consideration set forth in Section 1.7(a) hereof. Such Stockholders shall be entitled to receive such consideration as is determined to be due with respect to such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL, except that all Dissenting Shares held by Stockholders of the Company who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such shares under Section 262 of the DGCL shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration pursuant to Section 1.7(a) hereof in the manner provided in Section 1.8 hereof of the Certificate or Certificates that formerly evidenced by such Dissenting Shares.

        (d)   The Company shall give Parent and the Stockholders' Representative (i) prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments or notices served pursuant to the DGCL on the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent and the Stockholders' Representative, voluntarily make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands. Notwithstanding the foregoing, to the extent that Parent or the Company (i) makes any payment or payments in respect of any Dissenting Shares in excess of the consideration that otherwise would have been payable in respect of such shares in accordance with this Agreement or (ii) incurs any other costs or expenses (including specifically, but without limitation, attorneys' fees, costs and expenses in connection with any action or proceeding or in connection with any investigation) in respect of any Dissenting Shares (other than payments for such shares) (together "Dissenting Share Payments"), Parent shall be indemnified under the terms of Article VII (subject to the conditions and limitations therein) for the amount of such Dissenting Share Payments.

        1.9    Surrender of Certificates

        (a)   Promptly after the Effective Time, the Stockholders' Representative shall deliver to Parent or to such other agent or agents as may be appointed by Parent, each stock certificate (the "Certificates") in its possession that, immediately prior to the Effective Time represented outstanding shares of Company Common Shares and which shares were converted into the right to receive the Merger Consideration pursuant to Section 1.7(a) hereof. Upon surrender of such Certificates to Parent or to such other agent or agents, together with such other customary documents as may be reasonably required by Parent, the Stockholders' Representative shall receive, in exchange therefor, the Cash Consideration and Common Stock Consideration deliverable in respect of such surrendered Certificates pursuant to Section 1.7(a) hereof, and the Certificates so surrendered shall be canceled. Thereupon, the Stockholders' Representative shall promptly deliver to the Stockholders on whose behalf the Stockholders' Representative has delivered Certificates to Parent pursuant to this Section 1.9(a), the Merger Consideration receivable by the Stockholders, pursuant to Section 1.7(a).

        (b)   Promptly after the Effective Time, Parent, acting as exchange agent (in such capacity, the "Exchange Agent") in the Merger, shall mail to each Certificate holder of record whose shares were converted into the right to receive the Merger Consideration pursuant to Section 1.7(a) hereof and whose certificates were not delivered to Parent by the Stockholders' Representative as contemplated by Section 1.9(a), (i) a letter of transmittal (a "Letter of Transmittal") and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Parent Common Shares and, cash in lieu of fractional shares. Upon surrender of a Certificate (or Certificates) for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such Letter of Transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other customary documents as may be required pursuant to such instructions, the holder of such Certificate(s) shall be entitled to receive in exchange therefor the Merger Consideration, and the Certificate(s) so surrendered shall be canceled.

        (c)   No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Shares with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to Parent Common Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate in exchange for Parent Common Shares in accordance with the terms of this Agreement. Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Parent Common Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent Common Shares.

        (d)   If any certificate for Parent Common Shares is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Parent, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for Parent Common Shares in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

        (e)   In the event any Certificates to be surrendered in accordance with Section 1.9(b) shall have been lost, stolen or destroyed, Parent shall deem such lost, stolen or destroyed Certificates surrendered for purposes of Section 1.9(b), upon the receipt of an affidavit of that fact, in a form reasonably satisfactory to Parent, by the holder thereof pursuant to which such holder would agree to indemnify Parent and its Affiliates against any claim that may be made against Parent or its Affiliates with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10    Further Assurances.    If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest in the Surviving Company the full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Corp., the officers, managers and directors of the Company and Merger Corp. are fully authorized in the name of their respective corporation or company or otherwise to take, and will take, all such lawful and necessary action.

        1.11    Restrictions on Parent Common Shares and Access to Information.

         (a)  The Parent Common Shares issuable pursuant to Section 1.7(a) hereof:

            (i)  at issuance will not be registered under the Securities Act, or the securities laws of any state of the United States;

           (ii)  shall be issued in a transaction not involving any public offering within the meaning of the Securities Act, and, accordingly, shall be "restricted securities" within the meaning of Rule 144 under the Securities Act ("Rule 144"), and therefore may not be offered or sold, directly or indirectly, without registration under the Securities Act and any applicable state securities laws or pursuant to an exemption from such registration requirements and applicable state securities laws; and

          (iii)  shall not be sold, pledged or otherwise transferred except (x) in another transaction otherwise exempt from registration under the Securities Act in compliance with Rule 144 and in compliance with any applicable state securities laws of the United States or (y) pursuant to another applicable exemption from such registration requirements and applicable state securities laws.

        (b)   Each certificate representing Parent Common Shares shall bear a legend substantially in the following form:

  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THE 1933 ACT AND ALL SUCH APPLICABLE LAWS OR EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE."

        1.12    Liabilities.    Parent shall pay in full on the Closing Date up to an aggregate of $1,500,000 of the Company's liabilities, which are set forth on Schedule 1.12, which shall include accrued and unused Paid Time Off ("PTO"); provided, however, that no payment will be made for PTO that a current Company employee elects to carry forward, by giving written notice thereof to Parent on or prior to the Closing Date, and any such carried forward PTO will be used or redeemed for cash within two years after the Closing Date.

        1.13    Finder's Fee.    The parties acknowledge and Sellers agree that the Stockholders' Representative will cause to be paid at Closing all fees due to the Company's finder in connection with the transactions contemplated hereby.

        1.14    Purchase Price Adjustment.

        (a)    Amount of Purchase Price Adjustment.    If the Company's aggregate liabilities excluding Permitted Liabilities (defined below) (the "Closing Liabilities"), on the balance sheet of the Company on the Closing Date (the "Closing Balance Sheet"), exceed $1,800,000, the Cash Consideration amount shall be adjusted post-Closing by the amount of such excess, and the Stockholders will pay to Parent, after the final determination, pursuant to Section 1.14(b) hereof, of the Closing Balance Sheet, a sum equal to the amount by which the Closing Liabilities exceed $1,800,000, with such amount to be withheld from the Holdback Amount. For purposes hereof, "Permitted Liabilities" means liabilities that (i) were incurred with the consent of Parent, (ii) arise in connection with the sale of the Company's products or the execution of a contract, purchase order or other agreement providing for the sale of the Company's products or engineering, design and research services, or (iii) arise in the ordinary course of the Company's business as it is presently conducted, in each case, including those liabilities set forth on Schedule 1.12, up to an aggregate amount of $1,800,000.

        (b)    Preparation of Closing Balance Sheet.    Parent shall prepare the Closing Balance Sheet within sixty (60) days of the Closing Date and shall promptly deliver the Closing Balance Sheet to the Stockholders' Representative. The Closing Balance Sheet shall be prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). If the Stockholders' Representative does not dispute the Closing Balance Sheet, such Closing Balance Sheet shall be deemed the final Closing Balance Sheet and all amounts due pursuant to Section 1.14(a) hereof shall be paid within thirty-five (35) days after delivery of the Closing Balance Sheet. If the Stockholders' Representative disputes the Closing Balance Sheet, it shall notify Parent in writing within thirty (30) days after delivery of the Closing Balance Sheet to the Stockholders' Representative. Upon timely notice of any such dispute, both the Stockholders' Representative and Parent will, if possible, resolve the matters in dispute promptly after notice thereof. Any disputed matters that are not resolved by the parties within the 30-day period following Parent's receipt of such notice of disagreement shall be set forth in writing by the Stockholders' Representative and Parent and such matters (the "Remaining Disputed Items") shall be resolved by an independent accounting firm of nationally recognized standing which is willing to perform such services to be selected by, and reasonably agreeable to, the

Stockholders' Representative and Parent (other than independent accountants of any Seller and the independent accountants of Parent) (the "Independent Accountants"). The Independent Accountants will resolve the Remaining Disputed Items within thirty (30) days after its selection by conducting its own review and test of the Closing Balance Sheet. Parent and the Stockholders' Representative agree that they shall be bound by the determination by the Independent Accountants of the Remaining Disputed Items. The fees and expenses, if any, of the Independent Accountants shall be shared equally by the parties.

        1.15    Obligations of the Stockholders.    The obligations of the Stockholders under Sections 1.14(a) and 1.14(b) hereof shall be several and not joint.

ARTICLE II.
SPECIAL COVENANTS OF PARENT

        2.1    Earn-out Consideration.    In addition to the Common Stock Consideration and Cash Consideration to be delivered to the Stockholders at Closing and subject to the terms and conditions of this Agreement, Parent will pay to the Stockholders, as additional consideration, Earn-Out Payments (herein so called), calculated as five percent (5%) of Gross Revenues (defined below). Earn-Out Payments will be paid until the accumulated total of such Earn-Out Payments paid by Parent to the Stockholders equals $5,000,000, after which no additional Earn-Out Payments will be made.

        (a)    Gross Revenues.    As used herein, the term "Gross Revenues" shall mean all gross revenues, determined in accordance with GAAP, of the Surviving Company and all gross revenues of Parent and all affiliates of the Surviving Company and Parent arising from the sale or licensing of products, services or assets of the Surviving Company.

        (b)    Computation and Payment.    Earn-Out Payments will be computed on a quarterly basis, within 45 days after the end of each calendar quarter. Parent will cause Earn-Out Payments in respect of any quarter to be delivered to the Stockholders' Representative within 60 days after the end of such quarter. Payments will be made by certified or cashier's check, payable to the order of the Stockholders' Representative, or by wire transfer to an account designated by the Stockholders' Representative. Each such payment shall be accompanied by a report, certified by the Chief Financial Officer of Parent, providing in reasonable detail a summary of the computation of the Earn-Out Payment (which shall include a summary of the components of Gross Revenues upon which the payment is based). Upon request, but not more than twice per year, Parent and Surviving Company will allow the Stockholders' Representative to review the Surviving Company's financial records and the financial records of the Parent and its affiliates related to Gross Revenues, at the expense of the Stockholders' Representative, for purposes of determining compliance with the provisions of this Section 2.1.

        (c)    Change in Conduct of Company's Business.    It is the intent of the parties that the consideration consisting of the Earn-Out Payments be based on the success of the business and operations of the Company, as such business and operations may change following the Closing. Accordingly, if for any reason all or part of the business of the Company following the closing is conducted by any entity other than the Surviving Company (whether voluntary, or involuntary, by license, agreement, franchise or otherwise), or if the Surviving Company is later owned by an entity other than Parent, the provisions of this Section 2.1 shall apply to the business, operations (and gross revenues) of such other entity or the Surviving Corporation, regardless of ownership, with the intent that the Stockholders will be afforded the full benefit of the provisions of this Section 2.1 as these provisions would apply to such other entity.

        2.2    Working Capital.    Concurrently with the Closing, Parent shall cause not less than $5,000,000 to be made immediately and irrevocably available to the Surviving Company, which sum shall be available for purposes of enabling the Surviving Company to commence, as soon as practicable following the Closing, the manufacture of solar concentrator systems designed and developed by the Company. The parties acknowledge that Parent's covenant to make these funds available to the Surviving Company as working capital is a material inducement to the Company to enter into this Agreement and that the failure to perform this covenant will materially interfere with the Surviving Company's ability to realize the benefits of the earn-out consideration contemplated in Section 2.1.

        2.3    Board Representation.    At the first meeting of stockholders of Parent following the Closing called for the purpose of, among other things, electing directors of Parent, Parent shall nominate Walter J. Hesse and recommend him for election to the Board of Directors of Parent.

        2.4    Registration Rights Agreement.    Concurrently with the Closing, Parent shall enter into a Registration Rights Agreement with the Stockholders, substantially in the form of Exhibit B hereto (the "Registration Rights Agreement").

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
AND CONTROLLING STOCKHOLDERS

        The Company, and the following individuals: Walter J. Hesse, Mark J. O'Neill, Robert R. Walters, A.J. McDanal, III, Donald E. Sable, II, and Alex Anthony McClung (collectively referred to as the "Controlling Stockholders"), hereby, jointly and severally, represent and warrant to Parent and Merger Corp. as follows:

        3.1    Due Incorporation and Qualification.    The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted. The Company is qualified to transact business and is in good standing in the State of Delaware and the State of Texas and in each other jurisdiction in which the nature of its business or location of its property requires such qualification. Schedule 3.l sets forth the names of all of the states or other jurisdictions where the Company is qualified to transact business. Except as set forth on Schedule 3.1, the Company files no franchise, income or other Tax returns in any other jurisdiction based upon the ownership or use of property therein or the derivation of income therefrom, or the location of employees in such jurisdictions. The Company does not own or lease property in any jurisdiction other than its jurisdiction of incorporation and the jurisdictions set forth on Schedule 3.1.

        3.2    Outstanding Capital Stock.    The Company is authorized to issue up to 1,000,000 shares of common stock, $.01 par value per share, 122,425 shares of which are issued and outstanding. No other class of capital stock of the Company is authorized or outstanding. All of the issued Shares are duly authorized and are legally and validly issued, fully paid and nonassessable. The Company has no subsidiaries nor does the Company own an equity interest in any corporation, partnership, limited liability company or other business entity. Except as set forth on Schedule 3.2, the Company is not a participant in any arrangement involving the sharing of present or future commissions, fees, income, profits, losses or expenses. Schedule 3.2 sets forth all of the holders of all of the issued and outstanding common stock of the Company.

        3.3    Options.    There are no outstanding or authorized options, warrants, convertible securities, subscriptions, calls, rights (including preemptive rights) or other commitments or rights of any nature to acquire any securities of the Company from the Company or which obligate or may obligate the Company to issue or sell any additional shares of its capital stock or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock or securities convertible into or exchangeable for such shares. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any outstanding shares of capital stock of, or other ownership interests in, the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

        3.4    Certificate of Incorporation and Bylaws.    The copies of the Certificate of Incorporation (certified by the Secretary of State of the State of Delaware) and bylaws or comparable instruments (certified by the Secretary of the Company) of the Company, and all amendments to each, which have been delivered or made available to Parent are true, correct and complete as of the date hereof. Such Certificate of Incorporation and bylaws, inclusive of any amendments to either, are in full-force and effect, and the Company is not in violation or breach of any provisions of the Certificate of Incorporation or bylaws, each as amended. The minute books of the Company contain true and complete records of all meetings and consents in lieu of meeting of the Board of Directors of the Company (and any committees thereof) and its stockholders since the date of its incorporation and accurately reflect all transactions referred to in such minutes and consents in lieu of meeting as of the date hereof; and true and correct copies of such minute books for the past five (5) years have been provided to Parent. The stock book of the Company is true and complete.

        3.5    Financial Statements.    The audited balance sheets of the Company as at the years ended September 24, 2006 and September 30, 2007 (the "Balance Sheets"), the statements of income for the fiscal years ended September 24, 2006 and September 30, 2007 (the "Income Statements"), and the unaudited balance sheet and statement of income for the three-month period ended December 30, 2007 (the "Unaudited Statements") and together with the Balance Sheets and the Unaudited Statements, the "Financials") all of which have been delivered or made available to Parent, present fairly and accurately in all material respects the financial position of the Company as at the dates indicated and the results of its operations for the periods covered thereby. The Company is not directly or indirectly liable to or obligated to provide funds in respect of or to guarantee or assume any obligation of any person except to the extent reflected and fully reserved against in the Balance Sheets. Except as set forth on Schedule 3.5 hereto, the Company does not utilize in its business any assets not reflected in the Balance Sheets. All properties and assets of the Company are in the possession and control of the Company. Except as set forth on Schedule 3.5 hereto, as of the date hereof, no physical assets of any material value are on the premises at the location or locations operated by the Company which do not belong to or are not leased by the Company.

        3.6    No Material Adverse Change.    Except as set forth in Schedule 3.6, since December 30, 2007 (the "Balance Sheet Date"), there has been no material adverse change in the assets, properties, business, operations or financial condition of the Company and none of the Controlling Stockholders knows of any such change that is threatened, nor has there been any damage, destruction or loss materially adversely affecting the assets, properties, business operations or financial condition of the Company regardless of whether covered by insurance.

        3.7    Tax Matters.    The Company has and on the Closing Date will have timely filed all Tax Returns (as defined below), or timely filed proper extensions thereto, that the Company is required to file and has paid or provided for all Taxes (as defined below) shown on such returns, and all deficiencies or other assessments of Tax, interest or penalties owed by it. The Company has made all payments of estimated Taxes required to be made under Section 6655 of the Code (as defined below) and any comparable provisions of state, local or foreign law. Without limiting the generality of the foregoing, the Company has made all necessary filings regarding sales Tax, and has collected and paid sales Tax, in each jurisdiction where it is required to do so.

        (a)   Complete copies of federal, state and local Tax Returns of the Company for the fiscal years ended September 25, 2005 and September 24, 2006 have previously been delivered or made available to Parent, and the Taxes paid and payable, as reflected in all such returns and reports, state accurately the total Tax payable for the periods designated. Prior to the date hereof, the Sellers have provided or made available to Parent copies of all revenue agent's reports and other written assertions of deficiencies or other liabilities for Taxes of the Company with respect to past periods for which the applicable statute of limitations has not expired. No waivers or extensions of any applicable statute of limitations for the assessment or collection of Taxes with respect to any Tax Returns are currently in effect.

        (b)   The Company has materially complied with all applicable laws, rules and regulations relating to the withholding of Taxes and has timely collected or withheld and paid over to the proper governmental or regulatory body all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable laws to the extent such amounts are required to be paid before such date.

        (c)   Schedule 3.7 sets forth the states in which the Company files Tax Returns.

        (d)   The Company has not received a ruling from, or entered into an agreement with, any taxing authority that would have a continuing effect after the Closing Date and the Company has not filed or entered into any election, consent or extension agreement that extends the applicable statute of limitations with respect to its liability for Taxes.

        (e)   No action, suit, proceeding, investigation, audit, claim or assessment is presently pending or, to the knowledge of the Company or of the Controlling Stockholders, proposed with regard to any Taxes that relate to the Company for which it would be liable, and no issue has arisen in any examination of the Company by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. There is no unresolved claim by a taxing authority in any jurisdiction where the Company does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. Any adjustment of income Taxes of the Company made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local or foreign taxing authorities has been so reported.

        (f)    (i) The Company is not required to make any adjustment pursuant to Section 481 of the Code (or similar provision of other laws or Treasury Regulations) by reason of a change in accounting method or otherwise; (ii) to the knowledge of the Company or the Controlling Stockholders, neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, which proposal is currently pending; and (iii) the Company does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

        (g)   There are no Liens for Taxes (other than statutory liens for Taxes not yet due and payable or delinquent) upon the assets of the Company.

        (h)   The Company has not filed consent under Section 341(f)(1) of the Code or agreed under Section 341(f)(3) of the Code to have the provisions of Section 341(f)(2) of the Code applied to the sale of its capital stock.

        (i)    The Company has not disposed of any property in a transaction being accounted for under the installment method pursuant to Section 453 of the Code.

        (j)    The provisions for income and other Taxes reflected in the Financials make adequate provision for all accrued and unpaid Taxes of the Company, whether or not disputed, and the Company has made and will continue to make adequate provision for such Taxes on its books and records until the Closing Date, including any Taxes arising from the transactions contemplated by this Agreement.

        (k)   As used in this Section 3.7, the following terms shall have the following meanings:

            (i)  "Code" means the Internal Revenue Code of 1986, as amended, and the applicable Treasury Regulations promulgated thereunder, or corresponding provisions of future laws.

           (ii)  "Tax Returns" means all returns, declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes.

          (iii)  "Taxes" (or "Tax" where the context requires) means all Federal, state, county, local, foreign and other taxes (including income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll-related and property taxes, import duties and other governmental charges and assessments), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest and penalties with respect thereto.

          (iv)  "Treasury Regulations" means the Regulations promulgated under the Code (or corresponding future law), or corresponding future regulations.

        3.8    Compliance with Laws; Permits.    The Company has complied with all federal, state, county, local and foreign laws, ordinances, regulations, orders, judgments, injunctions, awards or decrees applicable to it or its business, including any securities laws that may be applicable to the Company or its business, except to the extent non-compliance would not have a material adverse effect. No license, clearance, grant, consent, certificate, permit, order or approval of any federal, state, county, local or foreign governmental or regulatory body (collectively the "Governmental Permits") and no license, permit, franchise, grant, consent, certificate of any other third party (collectively, "Private Permits," and with Government Permits, "Permits") not currently held by the Company is material to or necessary for the conduct of the business of the Company. A list of all Permits held by the Company is set forth on Schedule 3.8 hereto.

        3.9    No Breach.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the material breach or violation of any of the terms and conditions of, result in a material modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under: (i) the Certificate of Incorporation or bylaws of the Company; (ii) any material instrument, contract or other agreement to which the Company is a party or by or to which it or any of its assets or properties is bound or subject; (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or applicable to the Company or upon the securities, properties or business of the Company; or (iv) any Permit.

        3.10    No Defaults Under Loan Agreements.    The Company is not in default under any material contract or other material agreement relating to borrowed money, including any loan agreement, financing agreement, installment sales agreement or capitalized lease obligation, to which it is a party or by which it or its assets or properties is bound or subject, nor does any condition exist which with notice or lapse of time or both would constitute such a default, and each such contract or other agreement relating to borrowed money is in full force and effect, and neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will result in any material breach of, or acceleration of, or constitute (or with notice or lapse of time or both would constitute) a default under, any such contract or other agreement.

        3.11    Litigation.    There are no outstanding or unsatisfied orders, judgments, injunctions, stipulations, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving the Company by name. There is no pending, or, to the knowledge of the Company or the Controlling Stockholders, any threatened litigation, claim, action, suit, investigation, or judicial, administrative or arbitration proceeding that, if decided adversely, could delay the transactions contemplated hereby or have a material adverse effect upon the transactions contemplated hereby or upon the Company's assets, properties, business, operations or financial condition or that would create a material liability of the Company. There are no disputes with any person under contract with the Company that adversely affects, or would adversely affect, the Company's assets, properties, business, operations or financial condition. There are no actions, suits, claims or proceedings pending, or, to the knowledge of the Company or the Controlling Stockholders, threatened that would give rise to any right of indemnification on the part of any past or present director or officer of the Company, or the heirs, executors or administrators of such director or officer, against the Company or any successor to its businesses. The Company is not presently engaged in or contemplating any legal action to recover moneys due to it or damages sustained by it. The Company is not in violation of or in default with respect to any applicable judgment, order, writ, injunction or decree, the effect of which would be materially adverse to the Company.

        3.12    Employment Matters.

        (a)   The Company has not, at any time during the last three years had nor, to the Controlling Stockholders' knowledge, is there now threatened, any walkout, strike, union activity, picketing, work stoppage, work slowdown or any other similar occurrence which materially adversely affects, or would materially and adversely affect, the assets, properties, business, operations or financial condition of the Company or any attempt to organize or represent the labor force of the Company.

        (b)   The Company has complied in all material respects with all applicable laws, rules and regulations relating to the employment of its employees and all labor, including those relating to wages, work hours, collective bargaining and the payment and withholding of taxes, and have withheld all amounts required by law or agreement to be withheld from the wages or salaries of its employees and is not liable for any arrears of wages or other taxes or penalties for failure to comply with any of the foregoing. There are no material controversies pending or, to the Controlling Stockholders' knowledge, threatened between the Company and any of its employees or former employees, shareholders or directors.

        3.13    Agreements.

        (a)   Schedule 3.13 sets forth all of the material agreements to which the Company is a party or by or to which it or its properties are bound or subject including: (i) material contracts and agreements with any current or former officer, director, employee, consultant, agent or shareholder; (ii) contracts and agreements for the sale or license of data of the Company; (iii) contracts and agreements for the purchase or acquisition of services, materials, supplies, equipment, merchandise or services; (iv) copyright licenses, royalty agreements or similar contracts; (v) distributorship, representative, management, marketing, sales agency, printing or advertising agreements; (vi) contracts and agreements for the sale of any of the Company's assets or properties other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of the Company's assets or properties; (vii) voting trust agreements, shareholder agreements and joint venture agreements relating to the assets, properties or business of the Company or by or to which it or its assets or properties are bound or subject; (viii) contracts or other agreements under which the Company agrees to indemnify any party, to share Tax liability of any party, or to refrain from competing with any party; (ix) contracts and agreements containing covenants of the Company not to compete in any line of business or with any person in any geographical area or covenants of any other person not to compete with the Company in any line of business or in any geographical area; or (x) any other material contract or other agreement, whether or not made in the ordinary course of business.

        (b)   All contracts and agreements set forth on Schedule 3.13 have been made available to Parent, and are valid, subsisting agreements, in full force and effect and binding upon the Company and, to the knowledge of the Company and the Controlling Stockholders, the other parties thereto, in accordance with their terms. Neither the Company nor, to the knowledge of the Company and the Controlling Stockholders, any other party to any such contract or other agreement is in default thereunder, nor does any condition exist which with notice or lapse of time or both would constitute a default thereunder. Except as separately identified on Schedule 3.13, the Company is not a party to or bound by or subject to any contract or other agreement that, either individually or in the aggregate, materially adversely affects its assets, properties, business, operations or financial condition or which was entered into other than in the ordinary course of business. Except as separately identified on Schedule 3.13, no approval or consent of any person is needed in order that the contracts or other agreements set forth on Schedule 3.13 and other Schedules hereto continue in full force and effect following the consummation of the transactions contemplated by this Agreement.

        (c)   Except as set forth on Schedule 3.13, the Company has no present expectation or intention of not performing all its obligations under the contracts listed on Schedule 3.13; Neither the Company nor any of the Controlling Stockholders has any knowledge of any material breach or notice of anticipated material breach by the other parties to any contract listed on Schedule 3.13; neither the Company nor the Controlling Stockholders has any knowledge that any other party to any contract listed on Schedule 3.13 intends to terminate such contract prior to the expiration of the maximum stated term of such contract; neither the Company nor the Controlling Stockholders has any knowledge that any other party to a contract listed on Schedule 3.13 that is renewable pursuant to its terms does not intend to renew such contract upon the expiration of the term of such contract; and neither the Company nor the Controlling Stockholders has any knowledge of any dispute relating to any contract listed on Schedule 3.13, or has any knowledge of any facts that might give rise to any such dispute.

        3.14    Real Estate.    The Company does not own any real property and all real property occupied by the Company is occupied pursuant to a valid leasehold interest. Schedule 3.14 contains a complete and accurate list of all real property leased by the Company.

        3.15    Accounts and Notes Receivable.    All loans, accounts and notes receivable reflected on the Balance Sheets and all accounts and notes receivable arising subsequent to the Balance Sheet Date, have arisen in the ordinary course of business, from bona fide transactions, and represent valid obligations due to the Company.

        3.16    Inventory.    The Company has no inventory.

        3.17    Intangible Property.    Schedule 3.17 sets forth all Internet sites, patents, domain names, copyrights, trademarks, service marks, trade names, and all other intangible assets of the Company (the "Intangible Assets"), all applications for any of the foregoing, all data bases and software and all permits, grants and licenses or other rights running to or from, or relating to the Company's business.

        (a)   Except as set forth in Schedule 3.17, none of the Company's proprietary products, intellectual property or technology contain any libelous or obscene material, or injurious formula or, to the Controlling Stockholders' or the Company's knowledge, infringes any trade name, trademark, copyright, patent or any other proprietary right of any third party. Except as set forth in Schedule 3.17, the rights of the Company in its products, intellectual property and technology are free and clear of any liens or other encumbrances. Except as to customers of the business of the Company in the ordinary course of business pursuant to valid agreements disclosed on Schedule 3.13, no person, to the Controlling Stockholders' or the Company's knowledge, has possession of, or any right to posses, any copies or use of the customer lists, data bases, source codes, object codes, systems documentation or other intellectual property or technology relating to the business of the Company. All software, databases and other copyrightable materials, if any, constituting intellectual property or technology of the Company have been licensed under the license agreements listed on Schedule 3.13 or prepared by the Company's employees or by the Company's consultants pursuant to written work-made-for-hire or subject to assignment-of-rights agreements, such that the Company is the sole owner of all of the copyrights therein. Except as set forth in Schedule 3.17, none of the Controlling Stockholders has any knowledge of, or has received any notice concerning any adversely held patent, invention, copyright, trademark, service mark or trade name of any other person or notice of any claim of any other person relating to any of the Company's assets, and neither the Company nor the Controlling Stockholders knows of any basis for any such charge or claim. Except as disclosed in Schedule 3.17, the Company's intellectual property and technology have been licensed under the license agreements listed on Schedule 3.13 or have been produced by the Company's employees or by the Company's consultants pursuant to written work-made-for-hire or subject to assignment-of-rights agreements, such that the Company is the sole owner of all of the copyrights therein.

        (b)   In furtherance of and not in limitation of the foregoing, with respect to the Intangible Assets listed on Schedule 3.17, and except as set forth in Schedule 3.17, (i) the Company owns all right, title and interest in and to such Intangible Assets free and clear of all liens, claims and encumbrances, (ii) the Company has not sold, transferred, licensed, sub-licensed or conveyed any interest in any of such Intangible Assets, and (iii) to the knowledge of the Company and the Controlling Stockholders, no person has infringed upon or misappropriated any of such Intangible Assets. In addition, the Company is the sole and exclusive owner of (x) all other intellectual property rights, including trade secrets, know-how, inventions (patented and unpatented), and discoveries, embodied in or used in the development of such Intangible Assets and (y) all technical documentation, including user manuals developed by or at the request of the Company. Each license or contract listed on Schedule 3.13 or Schedule 3.17 is valid, binding and in full force and effect in accordance with its terms. The Company has not used any intangible asset for which it does not have a license and each such license covers all uses of such intangible assets by the Company, and the Company has not misappropriated any intangible asset owned by another person.

        (c)   To the knowledge of the Company and the Controlling Stockholders, all of the Company's products perform substantially in accordance with the documentation and other written material used in connection with such products and services and are free of material defects in programming and operation, contain all current revisions of such products and include all computer programs, materials, tapes, know-how, object and source codes, other written materials and processes related to such software. The copies of all source code and user and technical documentation related to the research, products or services of the Company which have been delivered, or will be delivered to Merger Corp. at the Closing, comprise or will comprise complete and correct copies of all source code, all user and technical documentation related to all research, products and services of, or contemplated by, the Company.

        (d)   To the knowledge of the Company and the Controlling Stockholders, none of the Company's products or any media used to distribute them contain any virus, computer instructions, circuitry or other technological means whose purpose is to disrupt, damage or interfere with operation of such software.

        3.18    Liens.    The Company owns outright and has good and indefeasible title to all of the assets and properties used in its business, in each case free and clear of any lien or other encumbrance, except for: (a) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the Balance Sheet Date; (b) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable; or (c) minor liens or other encumbrances of a character which do not materially impair the assets or properties of the Company or materially detract from its business.

        3.19    Accounts Payable and Indebtedness.    All Indebtedness (as defined below) of the Company at the Balance Sheet Date is set forth on Schedule 3.19. Schedule 3.19 sets forth a true and correct aged list of all accounts payable of the Company as of the end of the quarter prior to the date hereof. All Indebtedness reflected on Schedule 3.19 has arisen in the ordinary course of business and represents valid Indebtedness of the Company. As used herein, the term "Indebtedness" means all items which, in accordance with an accrual basis of accounting would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date Indebtedness is to be determined. Accounts payable of the Company reflected in the Financials and all accounts payable arising after the dates of such financial statements arose and have arisen from bona fide transactions.

        3.20    Liabilities.    As at the Balance Sheet Date, except as set forth on Schedule 3.20, the Company did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, liquidated or unliquidated, secured or unsecured, accrued, absolute contingent or otherwise, including liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth on a financial statement ("Liabilities"), which were not fully and adequately reflected in the Financials or on Schedule 3.20. Except as listed on Schedule 3.20, the Company does not have any Liabilities, other than (i) Liabilities fully and adequately reflected on the Financials, and (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of business, which, individually or in the aggregate, do not exceed $25,000.

        3.21    Employee Benefit Plans.

        The Company's employee benefit plans are administered by Administaff, which will continue to do so for the employees of the Company who are employed by the Surviving Company.

        (a)    Pension Plans.

            (i)  No "accumulated funding deficiency" (for which an excise Tax is due or would be due in the absence of a waiver) as defined in Section 412 of the Code or as defined in Section 302(a)(2) of ERISA, whichever may apply, has been incurred with respect to any Pension Plan with respect to any plan year, whether or not waived. Neither the Company nor any ERISA Affiliate has failed to pay when due any "required installment," within the meaning of Section 412(m) of the Code and Section 302(e) of ERISA, whichever may apply, with respect to any Pension Plan. Neither the Company nor any ERISA Affiliate is subject to any lien imposed under Section 412(n) of the Code or Section 302(f) or 4068 of ERISA, whichever may apply, with respect to any Pension Plan. All "benefit liabilities" within the meaning of Section 4001(a)(16) of ERISA, are fully funded, as of the Closing Date with respect to each Pension Plan as determined on a termination basis using the assumed interest rate set forth in each Pension Plan or otherwise required by ERISA or the Code. Neither the Company nor any ERISA Affiliate is required to provide security to a Pension Plan under Section 401(a)(29) of the Code.

           (ii)  No Pension Plan is "top heavy" within the meaning of Section 416 of the Code.

          (iii)  Each Pension Plan and each related trust agreement, annuity contract or other funding instrument which is intended to be qualified and tax exempt under the provisions of Code Sections 401(a) and 501(a) or 408, as applicable, is so qualified and, except for Pension Plans which are qualified under Code Section 408, each such plan has been so determined by the Internal Revenue Service pursuant to a favorable determination letter considering the Tax Reform Act of 1986, as amended, or application for such determination has been made within the applicable remedial amendment period and is currently pending.

          (iv)  Each Pension Plan, related trust agreement, annuity contract or other funding instrument is in material compliance with its terms and, both as to form and in operation, with the requirements prescribed by any and all Laws which are applicable to such Pension Plan, including without limitation ERISA and the Code.

           (v)  The Company or an ERISA Affiliate has paid all premiums (and interest charges and penalties for late payment, if applicable) due to the PBGC with respect to each Pension Plan which is covered by Title IV of ERISA for each plan year thereof for which such premiums are required. Neither the Company nor any ERISA Affiliate has engaged in, or is a successor or affiliate of an entity that has engaged in, a transaction which is described in Section 4069 or Section 4212(c) of ERISA. There has been no unreported "reportable event" (as defined in Section 4043(b) of ERISA and the PBGC regulations under such Section) requiring notice to the PBGC with respect to any Pension Plan. No filing has been made by either the Company or any ERISA Affiliate with the PBGC, and no proceeding has been commenced by the PBGC, to terminate any Pension Plan. No condition exists and no event has occurred that could constitute grounds for the termination of any Pension Plan by the PBGC, or which could reasonably be expected to result in liability of the Company or any ERISA Affiliate to the PBGC with respect to any Pension Plan, other than liabilities for premium payments. Neither the Company nor any ERISA Affiliate has, at any time, (1) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA, (2) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA, (3) ceased making contributions on or before the Closing Date to any Pension Plan subject to Section 4064(a) of ERISA to which the Company or any ERISA Affiliate made contributions during the six years prior to the Closing Date, or (4) otherwise incurred any liability to the PBGC, including the creation of a lien against any property of the Company or any ERISA Affiliate pursuant to Section 4068 of ERISA.

        (b)    Multiemployer Plans.    There are no Multiemployer Plans, and neither the Company nor any ERISA Affiliate has ever maintained, contributed to, or participated or agreed to participate in any Multiemployer Plan. Neither the Company nor any ERISA Affiliate has ever withdrawn, partially or completely, or instituted steps to withdraw, whether partially or completely, from any Multiemployer Plan, nor has any event occurred which could enable a Multiemployer Plan to give notice of and demand payment of any withdrawal liability with respect to the Company or any ERISA Affiliate.

        (c)    Welfare Plans.

            (i)  Each Welfare Plan is in material compliance with its terms and, both as to form and operation, with the requirements prescribed by any and all Laws which are applicable to such Welfare Plan, including without limitation ERISA and the Code.

           (ii)  Neither the Company nor any ERISA Affiliate provides retiree life or medical benefits coverage to retired employees of the Company or any ERISA Affiliate. The Company or any ERISA Affiliate has the right to modify or terminate each Welfare Plan that provides coverage or benefits for either or both retired and active employees and/or their beneficiaries at any time.

          (iii)  Each Welfare Plan which is a "group health plan," as defined in Section 607(1) of ERISA, has been operated in material compliance with provisions of Part 6 and 7 of Title I, Subtitle B of ERISA and Sections 4980B, 9801-9803, 9811, 9812, and 9831-9833 of the Code at all times.

          (iv)  No Welfare Plans are self-insured "multiple employer welfare arrangements" as such term is defined in Section 3(40) of ERISA.

        (d)    Benefit Arrangements.    Each Benefit Arrangement is in material compliance with its terms and with the requirements prescribed by any and all Laws which are applicable to such Benefit Arrangement, including without limitation the Code.

        (e)    Fiduciary Duties and Prohibited Transactions.    To the Controlling Stockholders' knowledge, neither the Company nor any ERISA Affiliate has any liability with respect to any transaction which relates to any Pension Plan or any Welfare Plan and which is in violation of Sections 404 or 406 of ERISA or constitutes a "prohibited transaction," as defined in Section 4975(c)(1) of the Code, and for which no exemption exists under Section 408 of ERISA or Section 4975(c)(2) or (d) of the Code. To

the knowledge of Controlling Stockholders, neither the Company nor any ERISA Affiliate has participated in a violation of Part 4 of Title I, Subtitle B of ERISA by any plan fiduciary of any Welfare Plan or Pension Plan or has any unpaid civil penalty under Section 502(1) of ERISA.

        (f)    Litigation.    There is no material action, order, writ, injunction, judgment or decree outstanding or claim, suit, litigation, proceeding, arbitral action, governmental audit or investigation (including any such audit or investigation by the Internal Revenue Service, Department of Labor, or PBGC) relating to or seeking benefits under any Employee Plan that is pending or, to the knowledge of the Controlling Stockholders, threatened or anticipated against the Company or any ERISA Affiliate other than routine claims for benefits. To the best of the Controlling Stockholders' knowledge, no Employee has any material claim against the Company (whether under federal or state law, any employment agreement, or otherwise) on account of or for: (a) overtime pay, other than overtime pay for the current payroll period; (b) wages or salary for any period other than the current payroll period; (c) PTO or pay in lieu of any of the foregoing, other than as set forth in Schedule 3.21(f); or (d) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work. To the best of the Controlling Stockholders' knowledge, no Employee has any material claim, or basis for any material action or proceeding against the Company, arising under any statute, ordinance or regulation relating to discrimination in employment or employment practices, occupational safety and health standards or workers' compensation.

        (g)    Unpaid Contributions.    Neither the Company nor any ERISA Affiliate has any liability for unpaid contributions with respect to any Employee Plan. The Company and all ERISA Affiliates have made all required contributions and paid all accrued liabilities under each Employee Plan for all periods through and including the Closing Date. No event has occurred or circumstance exists that could result in a material increase in the premium or other benefit cost of any Employee Plan.

        (h)    Amendment and Termination.    Each Employee Plan may be amended or terminated at any time by the Company or an ERISA Affiliate, upon thirty (30) days prior notice to the plan sponsor.

        (i)    Change of Control Payments and Compensation Deduction Limitations.    The execution of this Agreement and the consummation of the transactions contemplated hereby will not result in any payment (whether of separation pay or otherwise), cancellation of indebtedness, or other obligation becoming due from the Company, other than accrued PTO due at Closing and as listed in Schedule 1.12, or any ERISA Affiliate to any current or former employee, director, or consultant, or result in the vesting, acceleration of payment or increase in the amount of any benefit payable to or in respect of any such current or former employee, director, or consultant of the Company or any ERISA Affiliate. There is no contract, agreement, plan or arrangement covering any current or former employee, director, or consultant of the Company or any ERISA Affiliate that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to the terms of Sections 162(a)(1), 162(m), and/or 280G of the Code or would require the payment of an excise Tax, imposed by Section 4999 of the Code or of any "gross up" of any such excise Tax.

        (j)    Copies of Documentation.    Schedule 3.21(j) sets forth a true and complete list of all Employee Plans. The Company has delivered or made available to Parent a true and complete set of copies of: (i) all Employee Plans and related trust agreements, annuity contracts or other funding instruments as in effect immediately prior to the Closing Date, together with all amendments thereto which shall become effective at a later date; (ii) the latest Internal Revenue Service determination letter obtained with respect to any such Employee Plan qualified or exempt under Section 401 or 501 of the Code; (iii) annual reports (Form 5500 series or the alternative filing, if applicable, under ERISA Regulation Section 2520.104-23) and certified financial statements for the most recently completed three fiscal years for each Employee Plan required to file such form, together with the most recent actuarial report, if any, prepared by the Employee Plan's enrolled actuary; (iv) all summary plan descriptions for each Employee Plan required to prepare, file and distribute summary plan descriptions; (v) copies of all documentation relating to the correction of Pension Plan defects under the IRS Employee Plans

Compliance Resolution System or any predecessor or similar IRS program; (vi) all summaries furnished or made available to employees, officers and directors of the Company or its ERISA Affiliates of all incentive compensation, other plans and fringe benefits for which a summary plan description is not required; (vii) the notifications to employees of their rights under COBRA; and (viii) the names of all salaried employees, together with a statement as to the full amount paid or payable to each such employee for services rendered during the last or current fiscal year and the current aggregate base salary rate for each such person.

(k)
As used in this Agreement, the following terms shall have the following meanings:

            (i)  "Benefit Arrangement" shall mean any employment, consulting, severance or other similar contract, arrangement or policy and each plan, arrangement (written or oral), program, agreement or commitment providing for insurance coverage (including without limitation any self-insured arrangements), workers' compensation, disability benefits, supplemental unemployment benefits, vacation benefits, retirement benefits, life, health, disability or accident benefits (including without limitation any "voluntary employees' beneficiary association" as defined in Section 501(c)(9) of the Code providing for the same or other benefits) or for deferred compensation, profit-sharing bonuses, stock options, restricted stock, phantom stock, stock appreciation rights, stock purchases or other forms of incentive compensation or post-retirement insurance, compensation or benefits which (i) is not a Welfare Plan, Pension Plan or Multiemployer Plan, (ii) is (or was within the six-year period ending on the Closing Date) entered into, maintained, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate, and (iii) covers any current or former employee, director, or consultant of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

           (ii)  "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, and the Regulations promulgated thereunder.

          (iii)  "Code" shall mean the Internal Revenue Code of 1986, as amended, and the Regulations promulgated thereunder.

          (iv)  "Court" shall mean any court, tribunal, or other judicial or arbitral panel of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof.

           (v)  "Employee Plans" shall mean all Benefit Arrangements, Multiemployer Plans, Pension Plans and Welfare Plans.

          (vi)  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the Regulations promulgated thereunder.

         (vii)  "ERISA Affiliate" shall mean any entity which is (or at any relevant time was) a member of a "controlled group of corporations" with, under "common control" with, or a member of an "affiliated service group" with the Company as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.

        (viii)  "Laws" shall mean all laws, statutes, ordinances, rulings and Regulations of the United States, any foreign country, or any domestic or foreign state, and any political subdivision or agency thereof, including all decisions of Courts having the effect of law in each such jurisdiction.

          (ix)  "Multiemployer Plan" shall mean any "multiemployer plan," as defined in Sections 3(37) or 4001(a)(3) of ERISA, which (i) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate and (ii) covers or covered any employee or former employee of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

           (x)  "PBGC" shall mean the Pension Benefit Guaranty Corporation.

          (xi)  "Pension Plan" shall mean any "employee pension benefit plan" as defined in Section 3(2) of ERISA (other than a Multiemployer Plan) which (i) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate and (ii) which covers or covered any current or former employee, director, or consultant of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

         (xii)  "Regulation" shall mean any rule or regulation of any governmental authority having the effect of law.

        (xiii)  "Welfare Plan" shall mean any "employee welfare benefit plan" as defined in Section 3(1) of ERISA, which (i) is (or was within the six-year period ending on the Closing Date) entered into, maintained, administered, contributed to or required to be contributed to, as the case may be, by the Company or any ERISA Affiliate and (ii) which covers or covered any current or former employee, director, or consultant of the Company or any ERISA Affiliate (with respect to their relationship with such entities).

        3.22    Insurance. Schedule 3.22    sets forth a list and brief description of all policies or binders of insurance, including fire, liability, workmen's compensation, vehicular or other insurance held by or on behalf of the Company specifying the insurer, the policy number or covering note number with respect to binders, and describing each pending claim thereunder. To the Controlling Stockholders' knowledge, such policies and binders are valid and enforceable in accordance with their terms and are in full force and effect. The Company has delivered or made available to Parent or its representatives true and complete copies of each insurance policy listed in Schedule 3.22.

        3.23    Officers, Directors and Employees.

        (a)   Schedule 3.23(a) sets forth (i) the name, tenure and total compensation of each officer and director of the Company, and of each employee, consultant, agent or other representative of the Company, whether currently so engaged or so engaged at any time since January 1, 2006, and (ii) all wage or salary increases or bonuses received by such persons since January 1, 2006 and any accrual for or commitment or agreement by the Company to pay such increases or bonuses.

        (b)   Except as disclosed on Schedule 3.23(b), the Company is not a party to any:

            (i)  management, employment or other contract providing for the employment or rendition of executive services;

           (ii)  contract for the employment of any employee which is not terminable by the Company on 30 days' notice;

          (iii)  bonus, incentive, deferred compensation, severance pay, pension, profit-sharing, retirement, stock purchase, stock option, employee benefit or similar plan, agreement or arrangement (including Christmas bonuses and similar year end bonuses) other than as described in Section 3.21(j) hereof;

          (iv)  collective bargaining agreement or other agreement with any labor union or other employee organization and no such agreement is currently being requested by, or is under discussion by management with, any group of employees or others; or

           (v)  any other employment contract or other compensation agreement or arrangement affecting or relating to current or former employees of the Company.

        (c)   Except as set forth on Schedule 3.23(c), all employees of the Company have executed confidentiality agreements pursuant to which the employees have agreed not to disclose or use confidential information.

        3.24    Operations of the Company.    Except as set forth on Schedule 3.24 and except as contemplated by this Agreement, from the Balance Sheet Date through the date hereof, the Company has not:

        (a)   amended, or agreed to amend, its Certificate of Incorporation or bylaws; or merged with or into or consolidated with, or agreed to merge with or into or consolidate with, any other person; subdivided or in any way reclassified, or agreed to subdivide or in any way reclassify, any shares of its capital stock; or changed, or agreed to change, in any manner the rights of its outstanding capital stock or the character of its business;

        (b)   issued or sold or purchased, or agreed to issue or sell or purchase, options or rights to subscribe to, or entered into, or agreed to enter into, any contracts or commitments to issue or sell or purchase, any shares of its capital stock or any securities convertible into shares of its capital stock;

        (c)   hired, or agreed to hire, any person; entered into or amended, or agreed to enter into or amend, any employment agreement; entered into, or agreed to enter into, any agreement with any labor union or association representing any employee; entered into or amended, or agreed to enter into or amend, any Employee Plan; made, or agreed to make, any change in the actuarial methods or assumptions used in funding any defined benefit pension plan; made, or agreed to make, any change in the assumptions or factors used in determining benefit equivalencies thereunder; or increased the rate of compensation or bonus payments payable or to become payable to any of its officers or directors (including any payment of or promise to pay any bonus or special compensation) except for increases and bonuses payable in the ordinary course of business consistent with past practices;

        (d)   except in the ordinary course of business, incurred, or agreed to incur, any indebtedness for borrowed money or incurred any obligation or liability in excess of $25,000 (contingent or otherwise), or accepted any purchase order in excess of $100,000;

        (e)   declared or paid, agreed to declare or pay, any dividends; or declared or made, or agreed to declare or make, any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock;

        (f)    reduced, or agreed to reduce, its cash or short term investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

        (g)   waived or released, or agreed to waive or release, any right of material value to its business;

        (h)   made, or agreed to make, any change in its accounting methods or practices or made, or agreed to make, any change in depreciation or amortization policies or rates adopted by it;

        (i)    except in the ordinary course of business, materially changed, or agreed to materially change, any of its business policies or practices, including advertising, marketing, pricing, purchasing, personnel, sales, returns, budget or product acquisition policies or practices;

        (j)    made, or agreed to make, any loan or advance to any of its shareholders, officers, directors, employees, consultants, agents or other representatives, or made, or agreed to make, any other loan or advance other than in the ordinary course of business;

        (k)   except in the ordinary course of business: entered into, or agreed to enter into, any lease (as lessor or lessee); other than for fair market value, sold, abandoned or made, or agreed to sell, abandon or make, any other disposition of any of its assets rights (including, but not limited to, intellectual property rights) or properties; granted or suffered, or agreed to grant or suffer, any lien, mortgage, pledge, security interest or other encumbrance on any of its assets or properties; or entered into or amended, or agreed to enter into or amend, any contract, license or other agreement to which it is a party or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

        (l)    except for inventory or equipment acquired in the ordinary course of business, made, or agreed to make, any acquisition of all or any part of the assets, properties, capital stock or business of any other person, or made any commitments to do any of the foregoing;

        (m)  suffered or incurred any damage, destruction or loss (whether or not covered by insurance) materially adversely affecting its assets, properties, business, operations or financial condition;

        (n)   terminated, or agreed to terminate, or failed to renew, or received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any contract or other agreement;

        (o)   discharged or satisfied any lien or encumbrance or paid any obligation or liability (contingent or otherwise) in excess of $25,000, except current liabilities outstanding on the applicable date set forth above, current liabilities incurred since such date in the ordinary course of business and obligations and liabilities under contracts entered into in the ordinary course of business;

        (p)   canceled or compromised any debt owed to it, except in the ordinary course of business;

        (q)   disposed of or, to the Controlling Stockholders' knowledge, permitted to lapse any rights for the use of any patent, trademark, service mark, trade name or copyright, nor has the Company knowingly disposed of or disclosed to any person not an existing or potential employee, supplier, broker, distributor or customer any trade secret, process or know-how not theretofore a matter of public knowledge, which dispositions or disclosures would have an adverse effect on it; or

        (r)   experienced any material adverse change in the employee relations or customer or supplier relations of the Company, or in the business prospects of the Company.

        3.25    Reserved.

        3.26    Banks, Brokers and Proxies.    Schedule 3.26 sets forth: (i) the name of each bank, trust company and securities or other broker or other financial institution with which the Company maintain relations; (ii) the name of each person authorized by the Company to effect transactions therewith or to have access to any safe deposit box or vault; (iii) all proxies, powers of attorney or other like instruments to act on behalf of the Company in matters concerning its business or affairs; and (iv) all charge accounts held in the name of the Company and the name of each director, officer, employee or other person authorized by it to use such charge accounts. All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Company for normal business purposes, and no such proxies, powers of attorney or other like instruments are irrevocable.

        3.27    Full Disclosure.    All documents and other papers delivered by the Company to Parent (the "Delivered Documents"), and this Agreement do not contain any untrue statement of a material fact and do not omit to state any material fact necessary to make the statements made, in the context in which made, not false or misleading. There is no fact which the Company or the Controlling Stockholders have not disclosed to Parent in writing which materially adversely affects the assets, properties, business, operations or financial condition of the Company or the ability of the Company to perform this Agreement.

        3.28    No Broker.    Other than Henry J. Schneider of Coniflo, who will be compensated pursuant to a separate agreement solely by the Stockholders' Representative, no broker, finder, agent or similar intermediary has acted for or on behalf of the Company or the Stockholders in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with the Company or the Stockholders or any action taken by the Company or the Stockholders.

        3.29    Reserved.

        3.30    Authority to Execute and Perform Agreements.    The Company has the requisite corporate and other power and all authority and approval required to enter into, execute and deliver this Agreement and each and every other agreement executed by it in connection with the transactions contemplated hereby (the "Related Agreements") and to perform fully its obligations hereunder and thereunder. This Agreement and the Related Agreements have all been duly executed and delivered and are the valid and binding obligations of the Company enforceable in accordance with their terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion. Except as otherwise set forth herein or disclosed in the Schedules hereto, the execution and delivery of this Agreement and the Related Agreements, the consummation of the transactions contemplated hereby and thereby and the performance of this Agreement and the Related Agreements by the Company in accordance with their respective terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person, (ii) result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any certificate of incorporation, bylaw, statute, regulation, order, judgment or decree applicable to the Company or any instrument, contract or other agreement to which the Company is a party or by or to which the Company or any of the Shares are bound or subject, (iii) result in the creation of any lien or other encumbrance on any of the Shares or (iv) result in the acceleration or termination of, or the creation in any party of the right to accelerate, terminate, modify or cancel, any indenture, contract, lease, sublease, loan agreement, note or other material obligation or liability to which the Company is a party or is bound or to which any of its assets are subject.

        3.31    Personal and Tangible Property.

        (a)   Schedule 3.31 contains a complete and accurate list as of the date hereof, of (i) all capitalized assets owned by the Company; (ii) all personal property subject to any lease, license, rental agreement, contract of sale or other agreement to which the Company is a party ("Leased Personal Property") and (iii) all other tangible property owned by the Company. The personal property set forth on Schedule 3.31, other than personal property disposed of in the ordinary course of business since the date hereof, all other personal property acquired by the Company since the date hereof and all Leased Personal Property is hereafter referred to as the "Schedule 3.31 Property."

        (b)   Except as otherwise described in Schedule 3.31, the Schedule 3.31 Property owned by the Company is free and clear of all liens (other than statutory liens for taxes not yet due and payable), mortgages, pledges, security interests, conditional sales agreements, charges, encumbrances and other adverse claims or interests of any nature whatsoever. Except as set forth on Schedule 3.31, the Schedule 3.31 Property is reasonably fit and usable for the purposes for which it is being used, reasonably sufficient for all current operations and business of the Company, and conforms in all material respects with all applicable ordinances, regulations and laws.

        3.32    Reserved.

        3.33    Transactions with Related Parties.    Except for the transactions disclosed in Schedule 3.33, there have been no loans or transactions between the Company and any officer, director, shareholder or affiliate of the Company. Except as disclosed in Schedule 3.33, neither any affiliate of the Company, nor any officer or director of the Company nor any spouse or child of any such person owns or has any direct or indirect interest in any real or personal property owned by or leased to the Company. Not later than the Closing Date, all loans between the Company and its affiliates, directors and officers, shall have been paid, and the Stockholders shall have released the Company from any and all claims pursuant to a release substantially in the form of Exhibit C, and such releases shall have been delivered to Parent.

        3.34    Environmental Matters.

        (a)   The Company has materially complied with all Environmental Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against the Company alleging any failure so to comply.

        (b)   Company has no liability for, and the Company has not handled or disposed of any substances, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could reasonably be believed to form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against Company giving rise to any liability for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under Environmental Laws.

        (c)   "Environmental Laws" means any federal, state, territorial, provincial or local law, common law doctrine, rule, order, decree, judgment, injunction, license, permit or regulation relating to environmental matters, including those pertaining to land use, air, soil, surface water, ground water (including the protection, cleanup, removal, remediation or damage thereof), public or employee health or safety or any other environmental matter, together with any other laws (federal, state, territorial, provincial or local) relating to emissions, discharges, releases or threatened releases of any pollutant or contaminant including medical, chemical, biological, biohazardous or radioactive waste and materials, into ambient air, land, surface water, groundwater, personal property or structures, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, discharge or handling of any contaminant, including the Comprehensive Environmental Response, Compensation, and Liability Act as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S.C. § 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. § 1801 et seq.) the Resource Conservation and Recovery Act (42 U.S.C. § 6901 et seq.), the Federal Water Quality Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.), as such laws have been, or are, amended, modified or supplemented heretofore or from time to time hereafter and any analogous future federal, or present or future state or local laws, statutes and regulations promulgated thereunder.

ARTICLE IV.
REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each of the Stockholders hereby severally (and not jointly) represents and warrants to Parent and Merger Corp. as follows:

        4.1    Title to Shares.    Such Stockholder is the record and beneficial owner and holder of the Shares set forth opposite such Stockholder's name on Schedule 4.1, in such case free and clear of any lien, encumbrance, adverse claim, restriction on sale or transfer (other than restrictions imposed by applicable securities or community property laws, but, with respect to community property laws, each Stockholder shall be joined in this sale by his or her spouse), preemptive right, limitations on voting rights or option, or any other commitments or rights of any nature to acquire any securities of the Company from such Stockholder.

        4.2    Authority.    Such Stockholder has the right, power and capacity to enter into, execute and deliver this Agreement and each and every other agreement executed by the Stockholders in connection with the transactions contemplated hereby (the "Stockholder Related Agreements," the forms of which are attached hereto as Exhibits) and to perform his or her obligations under this Agreement and the Stockholder Related Agreements. On the Closing Date, this Agreement and the Stockholder Related Agreements will have been duly executed and delivered by such Stockholder and will constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with their respective terms except as enforcement thereof may be limited by liquidation, conservatorship, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        4.3    Legal Proceedings.    There are no claims, actions, suits, arbitrations, grievances, proceedings or investigations pending or, to the best knowledge of such Stockholder, threatened against such Stockholder at law, in equity, or before any federal, state, municipal or other governmental or nongovernmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving the transactions contemplated hereby.

        4.4    Investment Representations.    Each Stockholder is receiving shares of Parent Common Stock for investment for the Stockholder's own account, not on behalf of others and not with a view to sell or otherwise distribute such shares. Each Stockholder acknowledges that such shares of Parent Common Stock have not been registered under the Securities Act or under any state securities Laws, and therefore, cannot be resold unless registered under the Securities Act and applicable state securities Laws or unless an exemption from registration is available and, as a result, each Stockholder must bear the risk of an investment in Parent Stock for an indefinite period of time. The financial condition of each Stockholder is currently adequate to bear the economic risk of an investment in Parent Stock. Each Stockholder has sufficient knowledge and experience in investment and business matters to understand the economic risk of such an investment and the risk involved in a commercial enterprise such as Parent. Each Stockholder has had an opportunity to obtain and read Parent's current and historical filings from the Securities and Exchange Commission (as available on the SEC's website). Each Stockholder has had an opportunity to ask questions of, and receive answers from, officers of Parent, concerning Parent and Parent's Common Stock and to obtain any additional information, which each Stockholder reasonably requested and is material to its investment decision.

ARTICLE V.
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CORP.

        Parent and Merger Corp. represent and warrant to the Sellers as follows:

        5.1    Due Incorporation.    Each of Parent and Merger Corp. is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware, and has all requisite corporate power and lawful authority to own its assets and properties and to carry on its business as now conducted. Parent and Merger Corp. are qualified to transact business and are in good standing in each jurisdiction in which the nature of their respective businesses or locations of their respective properties require such qualification.

        5.2    Corporate Power.

        (a)   Each of Parent and Merger Corp. has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and each and every other agreement executed by Parent and Merger Corp. in connection with the transactions to be consummated in accordance herewith (the "Parent's Related Agreements"), the forms of which are attached as Exhibits hereto) and to perform fully their respective obligations under this Agreement and Parent's Related Agreements. This Agreement and Parent's Related Agreements have all been duly executed and delivered and are the valid and binding obligation of Parent and Merger Corp. enforceable in accordance with their terms, except as may be limited by liquidation, conservatorship, bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors' rights generally from time to time in effect and except that equitable remedies are subject to judicial discretion.

        (b)   Except as disclosed on Schedule 5.2, the execution and delivery of this Agreement and Parent's Related Agreements, the consummation of the transactions contemplated hereby and thereby and the performance by Parent of this Agreement and Parent's Related Agreements in accordance with their respective terms and conditions will not (i) require the approval or consent of any foreign, federal, state, county, local or other governmental or regulatory body or the approval or consent of any other person or (ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both would constitute) a default under, any certificate of incorporation, bylaw, statute, regulation, order, judgment or decree applicable to Parent or any instrument, contract or other agreement to which Parent is a party or by or to which Parent is bound or subject.

        5.3    No Broker.    No broker, finder, agent or similar intermediary has acted for or on behalf of Parent in connection with this Agreement or the transactions contemplated hereby, and no broker, finder, agent or similar intermediary is entitled to any broker's, finder's, or similar fee or other commission in connection therewith based on any agreement, arrangement or understanding with Parent or any action taken by Parent.

        5.4    No Breach.    The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or otherwise result in the breach or violation of any of the terms and conditions of, result in a material modification of the effect of or constitute (or with notice or lapse of time or both would constitute) a default under: (i) the Certificate of Incorporation or bylaws of Parent; (ii) any material instrument, contract or other agreement to which Parent is a party or by or to which it or any of its assets or properties is bound or subject; or (iii) any statute or any regulation, order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or applicable to Parent or upon the securities, properties or business of Parent.

        5.5    SEC Documents.    Reference is made to each report, schedule, registration statement, definitive proxy statement and exhibit to the foregoing documents (collectively, the "SEC Documents") filed by Parent with the Securities and Exchange Commission (the "SEC") during the period from January 1, 2005 through the Closing Date (the "Reporting Period"), which include all the documents (other than preliminary material) that Parent was required to file with the SEC since January 1, 2005. As of their respective dates, the SEC Documents complied as to form in all material respects with the requirements of the Securities Act of 1933 or the Securities Exchange Act of 1934, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

        5.6    Litigation.    Except as set forth in the SEC Documents or as disclosed on Schedule 5.2, as of the respective reporting period dates of such SEC Documents, there is no material litigation, action, suit, proceeding, claim, investigation or administrative proceeding against or affecting Parent by or before any governmental authority involving or relating to the business of Parent.

        5.7    Compliance with Law.    Except as set forth in the SEC Documents filed or required to be filed during the Reporting Period, Parent was in material compliance with all material federal, state, local or foreign laws, statutes, ordinances, regulations, orders and other requirements of governmental authorities having jurisdiction over Parent during the Reporting Period.

        5.8    Financial Statements; Disclosure.    The consolidated financial statements of Parent and its subsidiaries included in the Purchaser's annual report on Form 10-KSB for the year ended December 31, 2006 and quarterly reports on Form 10-QSB and Form 10-Q for the quarters ended March 31, 2007 and June 30, 2007, respectively (the "Parent Financial Statements"), present fairly the consolidated financial position of Parent as of the date thereof and the consolidated results of operations and changes in financial position thereof for the period then ended, in conformity with GAAP applied on a consistent basis throughout such periods, subject to normal recurring year end adjustments with respect to the Parent Financial Statements. Since December 31, 2006, there has been no change in accounting principles applicable to, or methods of accounting utilized by, Parent, and the books and records of Parent have been and are being maintained in accordance with applicable legal and accounting requirements and good business practice. The Parent Financial Statements did not at their respective dates contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        5.9    No Material Undisclosed Liabilities.    Except as set forth in the SEC Documents or as disclosed on Schedule 5.9, Parent has no known liabilities, whether absolute, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business subsequent to December 31, 2006, (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under GAAP to be reflected in the Parent Financial Statements and (iii) liabilities and obligations incurred in connection with this Agreement and Parent's Related Agreements and the transactions contemplated hereby and thereby.

ARTICLE VI.
COVENANTS AND AGREEMENTS

        The parties to this Agreement covenant and agree as follows:

        6.1    Expenses.    The parties to this Agreement shall bear their respective direct and indirect expenses incurred in connection with, or taxes resulting from, the negotiation, preparation, execution and performance of this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated, including all fees and expenses of agents, representatives, counsel and accountants. Fees of counsel engaged by the Company for the benefit of the Stockholders, as a group, and the Company and fees of the Company's accountant, if any, with respect to this Agreement will be paid by the Company (provided that if such fees and expenses are to be paid by the Company, such fees and expenses are either paid prior to Closing or included as liabilities on the Closing Balance Sheet).

        6.2    Further Assurances.    Each of the parties shall execute all documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby. Each party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including the execution and delivery of which are conditions precedent to the Closing.

        6.3    Update Disclosure.    From and after the date of this Agreement until the Closing Date, the parties shall update their respective schedules furnished pursuant to Articles III, IV and V, by written notice to the other party to reflect any matters which have occurred from and after the date of this Agreement which, if existing on the date of this Agreement, would have been required to be described therein.

        6.4    Conduct of Business Prior to Closing.    Between the date hereof and the Closing:

          (a)    Access.    The Company shall, and shall cause each of its employees, officers, agents, representatives and accountants to, fully cooperate with Parent to allow the officers, employees, attorneys, consultants and accountants of Parent access during normal business hours to all of the properties, books, contracts, documents and records of the Company and furnish to Parent such information as Parent may at any time and from time to time reasonably request.

          (b)    Business in Ordinary Course.    The Company shall carry on its business and affairs as heretofore carried on, and will not order, purchase or lease any products, inventory, equipment, personalty, or other items, or dispose of any of its assets or property, or issue any quotations, or prepay any of its material obligations, incur any liabilities or obligations, hire or discharge any employee or officer or, without limitation by specific enumeration of the foregoing, enter into any other transaction, except in the usual and ordinary course of its businesses in accordance with the past practices of the Company. Without limiting the generality of the foregoing, the Company shall not, without the prior written consent of Parent, (i) declare, set aside or pay any dividend or make any distribution with respect to its capital stock or redeem, purchase or otherwise acquire any of its capital stock except as permitted by Section 12.2, or (ii) otherwise engage in any practice, take any action, or enter into any transaction of the sort described in Section 3.24 above.

          (c)    Employees.    The Company shall use its best efforts to retain the Company's business intact, including keeping available the services of its present employees, representatives and agents.

          (d)    Confidentiality.    Until the Closing, and at all times thereafter as provided in Section 7.1 hereof, the Controlling Stockholders will maintain, and (prior to the Closing shall cause the Company to maintain), as confidential, the Controlling Stockholders' and the Company's discussions with Parent, and the terms and conditions of this Agreement, and the other agreements to be executed in connection herewith, and except as required by law will not make any trade press or other announcement or disclosure in relation to such discussions whether before or after Closing without the prior written consent of Parent.

          (e)    Exclusivity.    From and after the date hereof through January 31, 2008, the Company will negotiate the merger, sale of the stock, assets and properties of the Company, and any portion thereof, only with Parent, and the Company shall not directly or indirectly enter into any discussion with, or disclose any information in relation to the share capital or the assets of the Company to any other person or other entity, other than Parent, with a view to the sale or exchange of the assets of the Company or the share capital of the Company, including the Company Common Shares, any portion thereof, or the entry by the Company into a merger or similar transaction.

          (f)    Equitable Relief.    The Company acknowledges and agrees that the covenants contained in each of paragraphs (d) and (e) of this Section 6.4 are a material inducement for Parent to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Accordingly, the Company acknowledges and agrees that the applicable restrictions contained in each of paragraphs (d) and (e) of this Section 6.4 are reasonable and necessary for the protection of the business of Parent and its subsidiaries, and Parent's prospective investment in the Company, and that a breach of any such restriction could not adequately be compensated by damages in an action at law. In the event of a breach or threatened breach by the Company or the Controlling Stockholders of any of the applicable provisions of any of paragraphs (d) or (e) of this Section 6.4, Parent shall be entitled to obtain, without the necessity of posting bond therefor, an injunction (preliminary or permanent, or a temporary restraining order) restraining the Controlling Stockholders and/or the Company from the activity or threatened activity constituting, or which would constitute, a breach, as well as damages and an equitable accounting of all earnings, profits and other benefits arising from a violation, which right shall be cumulative and in addition to any other rights or remedies to which Parent may be entitled.

          (g)    Severability.    Each and every provision set forth in each of paragraphs (d) and (e) of this Section 6.4 is independent and severable from the others, and no provision shall be rendered unenforceable by virtue of the fact that, for any reason, any other or others of them may be unenforceable in whole or in part. The parties hereto agree that if any provision of paragraphs (d) or (e) of this Section 6.4 shall be declared by a court of competent jurisdiction to be unenforceable for any reason whatsoever, the court may appropriately limit or modify such provision, and such provision shall be given effect to the maximum extent permitted by applicable law.

          (h)    Consents.    The Company shall use its best efforts to obtain any and all consents and estoppel letters reasonably requested by Parent in connection with the assignment of, or alternate arrangements satisfactory to Parent with respect to, any contract, lease, license, permit, agreement, or other instrument, which is to be an asset of the Company, or which may be necessary, appropriate, or required in order to permit the conduct of the Business and operations of the Surviving Company after the Closing to be in all respects the same as the conduct of the Business and operations of the Company prior to the Closing.

        6.5    Joint Obligations of the Sellers and Parent.    The following shall apply with equal force to the Sellers and Parent:

          (a)    Notice.    Each party shall promptly give the other party written notice of the existence or occurrence of any condition that would make any representation or warranty of the notifying party untrue or that might reasonably be expected to prevent or delay the consummation of the transactions contemplated herein.

          (b)    Performance.    No party shall intentionally perform or omit to perform any act that, if performed or omitted, would prevent or excuse the performance of this Agreement by any party hereto or that would result in any representation or warranty contained herein of that party being untrue in any material respect as of the date hereof and as of the Closing Date.

          (c)    Approvals and Consents.    Each party shall cooperate and use its best efforts to promptly prepare and file all necessary documentation to effect all necessary applications, notices, petitions, filings and other documents, and use its best efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any foreign, federal, state, county, local or other governmental or regulatory body or the consent of any other person required to be obtained or made by any party in connection with this Agreement or any action contemplated hereby.

        6.6    Reserved.

        6.7    Post Closing Covenants of Parent and the Surviving Company.    From and after the Closing until all installments of the Earn-Out Payments have been paid in full to the Stockholders (the "Final Payment Date"), Parent agrees that it shall cause the business of the Surviving Company or its successor entity, if any, to be operated as a separate entity and further agrees that the Surviving Company or its successor entity, if any, shall:

          (a)   observe all Delaware corporate laws and organizational formalities in all material respects in order to preserve, and take no action that would have the effect of eliminating, including a merger or consolidation, the Surviving Company's separate corporate existence and maintain all of its books, records, financial statements and bank accounts separate from those of any other person;

          (b)   file its own tax returns, if any, as may be required under applicable law, to the extent (1) not part of a consolidated group filing a consolidated return or returns or (2) not treated as a division for tax purposes of another taxpayer, and pay any taxes so required to be paid under applicable law;

          (c)   conduct business in its own name and correct any known misunderstanding regarding its status as a separate entity;

          (d)   not relocate its principal offices from Tarrant County, Texas (or any county contiguous thereto);

          (e)   maintain and utilize separate stationery, invoices and checks bearing its own name;

          (f)    not commingle the funds and other assets of the Surviving Company with those of any person, and hold all of the Surviving Company's assets in the Surviving Company's own name; and

          (g)   cause Administaff to continue to provide employment benefits to the employees of the Company who continue their employment with the Surviving Company on terms that are no less favorable to the Surviving Company's employees than those benefits currently provided to such employees under the Company's relationship with Administaff immediately prior to the Closing.

ARTICLE VII.
POST-CLOSING COVENANTS OF THE CONTROLLING STOCKHOLDERS

        The covenants of the Controlling Stockholders set forth in this Article VII shall for all purposes be considered several (and not joint) obligations of the Controlling Stockholders.

        7.1    Confidential Information.

          (a)   For purposes of this Agreement, "Confidential Information" shall mean any proprietary information, pertaining to the Company's past, present or prospective business secrets, methods or policies, earnings, finances, security holders, lenders, key employees, nature of services performed by the Company's sales and maintenance personnel, quality control procedures or standards, procedures and methods of cost or installation of the Company's products or components, information relating to arrangements with suppliers, the identity and requirements of arrangements with customers, and the type, volume or profitability of work for such customers, drawings, records, reports, documents, manuals, techniques, procedures, formulae, ratings, design information, data, statistics, trade secrets and all other information of any kind or character relating to the Company, whether or not reduced to writing.

          (b)   Each Controlling Stockholder acknowledges that such Controlling Stockholder has and may have access to Confidential Information and that such Confidential Information constitutes valuable, special and unique property of the Company, which at the Effective Time will become and constitute the Confidential Information of the Surviving Company. At no time for a period of two (2) years after Closing shall such Controlling Stockholder (i) use any Confidential Information in any manner adverse to the business interests of the Surviving Company, or (ii) disclose any such Confidential Information to any person or entity for any reason or purpose whatsoever (other than in the ordinary course of the Surviving Company's business) without the written consent of the Surviving Company or Parent. Upon the request of the Surviving Company, each Controlling Stockholder shall deliver to the Surviving Company all letters, notes, computer disks, software, notebooks, reports and other materials, if any, which contain Confidential Information and which are in the possession or under the control of such Controlling Stockholder, whether or not prepared by such Controlling Stockholder.

          (c)   All records and documents embodying any Confidential Information or pertaining to the existing or contemplated scope of the Company's or the Surviving Company's business, which have been conceived, prepared or developed by a Controlling Stockholder in connection with his ownership interest in the Company, employment by the Company, the Surviving Company, or otherwise, either alone or with others (herein called "Work Product"), shall be the sole property of the Surviving Company. Upon request of the Surviving Company, such Controlling Stockholder shall deliver all Work Product to the Surviving Company.

        7.2    Agreement Not to Compete.    Each Controlling Stockholder agrees not to compete with the Business of the Company conducted by the Surviving Company after the Closing, in any geographic region where the Surviving Company conducts the Business, including any geographic region in which the Company conducted the Business, or otherwise operated or provided products or services prior to the Closing Date, for a period (the "Non-compete Period") equal to two (2) years after the Closing Date; provided, however, that with respect to each Controlling Stockholder identified in Article VIII hereof who is executing an Employment Agreement in connection herewith, the restrictions of this section shall immediately terminate with respect to such Controlling Stockholder upon termination of the restrictions contained in Section 10 of the respective Employment Agreements. For purposes of this Agreement, (i) "Business" means any of the businesses described on Schedule 7.2; and (ii) "Compete" means direct participation and/or indirect participation as a partner, officer, director, employee, contractor, agent or shareholder (other than as a holder of less than ten percent (10%) of the outstanding capital stock of any corporation or other entity whose equity securities are traded on a national securities exchange) in any business or organization engaged in any aspect of the Business; provided, that Stockholder's participation specifically relates to the activities of such business or organization that constitute engaging in the Business.

        7.3    Agreement Not to Solicit Customers and Employees.    Each Controlling Stockholder agrees that for a period equal to two (2) years after the Closing Date, such Controlling Stockholder shall not, either alone or on behalf of any business competing with the Business, directly or indirectly (i) solicit or induce, or in any manner attempt to solicit or induce any person employed by, or an agent of, the Company to terminate his employment or agency, as the case may be, with the Company, or (ii) solicit, divert or attempt to solicit or divert, or otherwise accept as a supplier or customer, any person, concern or entity that sells the Company's products and services, furnishes products or services to, or receives products and services from, the Company, nor will he attempt to induce any such supplier or customer to cease being (or any prospective, supplier or customer not to become) a supplier or customer of the Company; provided, however, that with respect to each Controlling Stockholder identified in Article VIII hereof who is executing an Employment Agreement in connection herewith, the restrictions of this section shall immediately terminate with respect to such Controlling Stockholder upon termination of the restrictions contained in Sections 8 and 9 of the respective Employment Agreements.

        7.4    Dependent Covenants.    The covenants contained in Sections 7.2 and 7.3 are dependent and conditioned upon Parent's continued performance of its obligations to pay the Earn-out Payments, and the payment of such Earn-Out Payments when due shall be considered for all purposes conditions precedent to Stockholders' obligations under Sections 7.2 and 7.3. If a court of competent jurisdiction determines that Parent has breached its obligations to pay the Earn-out Payments, the Stockholders shall be relieved and fully released from any further obligations under Sections 7.2 and 7.3 (without limiting any other remedy or damages to which any Stockholder may be entitled). Likewise, if a court of competent jurisdiction determines that any Stockholder has breached his obligations under this Article VII, Parent shall be relieved and fully released from any obligations to pay the Earn-out Payments payable to that Stockholder who has breached his obligations under this Article VII (without limiting any other remedy or damages to which Parent may be entitled against such Stockholder), and in addition, Parent shall be entitled to offset against the Earn-out Payments due to any or all of the Stockholders, the aggregate amount of damages or losses, as determined by a court of competent jurisdiction (less the amounts by which Parent has been released from paying to the breaching Stockholder or Stockholders, and only to the extent such damages exceed the Earn-out Payments otherwise due to the breaching Stockholder), resulting from a breach by any of the Stockholders (without limiting any other remedy or damages to which Parent may be entitled against such Stockholder or Stockholders).

        7.5    Injunctive Relief.    In the event of a breach or threatened breach by any of the Stockholders of the provisions of this Article VII, the Company or Parent shall be entitled to seek an injunction to prevent irreparable injury to the Company or Parent. Nothing herein shall be construed as prohibiting the Company or Parent from pursuing any other remedies available to the Company or Parent for such breach or threatened breach, including the recovery of damages from such Stockholder.

        7.6    Stockholder Release.    Each of the Stockholders, in their capacity as Stockholders, hereby agrees to execute and deliver as of the Closing Date a release of the Company from any and all claims resulting from or related to any matter arising prior to the Closing Date, in the form of Exhibit C hereto.

        7.7    Employee Plan or Agreement.    Each Stockholder agrees that as of the Closing Date, any Employee Plan or any other plan or agreement to which such Stockholder is a party that would entitle such Stockholder to receive any benefit as a result of the execution of this Agreement and the consummation of the transactions contemplated hereby, including any severance agreement or bonus plan, is hereby null and void as of the Closing Date. Notwithstanding the foregoing, nothing in this Section shall be deemed to release Parent from its obligations to cause the Surviving Company to maintain in force with Administaff on behalf of employees of the Company whose employment is continuing with the Surviving Company the employee benefit plan that was in place with the Company immediately before the Closing.

ARTICLE VIII.
CONDITIONS PRECEDENT

        8.1    Conditions Precedent to the Obligation of Merger Corp.    and Parent to Close. All obligations of Merger Corp. and Parent hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by Merger Corp. or Parent, provided that no such waiver shall be effective unless it is set forth in a writing executed by Merger Corp. or Parent:

          (a)    Representations and Warranties.    The representations and warranties of the Company and the Controlling Stockholders contained in this Agreement after giving effect to any update to the Schedules referenced in Article III or IV (i) that are not qualified by "materiality" or words of similar import shall have been true and correct in all material respects when made and shall be true, correct and complete in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or words of similar import shall have been true, correct and complete when made and shall be true and correct as of the Closing Date.

          (b)    Compliance with Agreements and Conditions.    The Sellers shall have satisfied or performed and complied with, in all material respects, all of the covenants and agreements and all of the conditions required by this Agreement to be performed or complied with or satisfied by them at or prior to Closing.

          (c)    Certifications.    The Sellers shall have delivered at the Closing:

              (i)  A certificate from a responsible officer of the Company, dated the date of the Closing, certifying that the Company has obtained all requisite approvals to enter into this Agreement and each of the Related Agreements to which it is party, and certifying in such detail as Merger Corp. may reasonably request as to the fulfillment and satisfaction of the conditions specified in Sections 8.1(a) and 8.1(b).

             (ii)  A certificate of a responsible officer of the Company, dated the date of the Closing, certifying as to the incumbency and genuineness of the signature of each officer of the Company executing this Agreement and the Related Agreements to which it is a party and certifying that attached thereto is a true, correct and complete copy of (A) the Company's Certificate of Incorporation or similar document and good standing certificate certified by the Secretary of State of the State of Delaware and each state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date, (B) the Company's Bylaws or similar document as in effect on the Closing Date, and (C) resolutions of the Company's board of directors approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

          (d)    Government Consents.    Other than the filing of the Certificate of Merger, Parent, Merger Corp. and the Company shall have received all requisite consents from any and all public or governmental authorities, bodies or agencies (including without limitation any quasi-governmental agencies or public corporations or self-regulatory bodies) or judicial authority having jurisdiction over the transactions contemplated hereby, or any part hereof.

          (e)    No Material Adverse Change.    Except for those items disclosed on Schedule 3.6, there shall have been no material adverse change in the financial condition, results of operations, business or assets of the Company since the date hereof, and no action shall have been instituted by any governmental authority or person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on the Company.

        8.2.    Conditions Precedent to the Obligations of the Sellers to Close.    All obligations of the Sellers hereunder are subject to the fulfillment and satisfaction of each and every one of the following conditions on or prior to the Closing, any or all of which may be waived in whole or in part by the Sellers, provided that no such waiver shall be effective unless it is set forth in a writing executed by each of the Sellers:

          (a)    Representations and Warranties.    The representations and warranties parent and Merger Corp. contained in this Agreement after giving effect to the update of any Schedules referenced in Article V (i) that are not qualified by "materiality" or words of similar import shall have been true and correct in all material respects when made and shall be true, correct and complete in all material respects as of the Closing Date with the same force and effect as if made as of the Closing Date and (ii) that are qualified by "materiality" or words of similar import shall have been true and correct when made and shall be true, correct and complete as of the Closing Date.

          (b)    Compliance with Agreements and Conditions.    Merger Corp. and Parent shall have performed and complied with all agreements and conditions required hereby to be performed or complied with by Merger Corp. or Parent prior to or on the date of the Closing.

          (c)    Certifications.

              (i)  Parent and Merger Corp.    shall have delivered to Seller a certificate executed by one of their respective officers, dated the date of the Closing, certifying in such detail as the Company may reasonably request as to the fulfillment and satisfaction of the conditions specified in Sections 8.2(a) and 8.2(b).

             (ii)  Certificate of responsible officers of Parent and Merger Corp., dated the date of the Closing, certifying as to the incumbency and genuineness of the signatures of each officer executing this Agreement and the Related Agreements to which each is a party and certifying that attached thereto is a true, correct and complete copy of (A) Parent's and Merger Corp.'s Certificate of Incorporation or similar documents and good standing certificates certified by the Secretary of State of the State of Delaware and each state in which it is qualified as a foreign corporation to do business, each dated a recent date prior to the Closing Date, (B) Parent's and Merger Corp.'s Bylaws or similar documents as in effect on the Closing Date, and (C) resolutions of Parent's and Merger Corp.'s boards of directors approving and authorizing the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect.

          (d)    Charter Amendment.    The stockholders of Parent shall have approved (and there shall have been filed with the Secretary of State of the State of Delaware) an amendment to the Certificate of Incorporation of Parent, increasing the authorized capital of Parent to 400,000,000 shares of Parent Common Stock.

          (e)    No Material Adverse Change.    There shall have been no material adverse change in the financial condition, results of operations, business or assets of Parent since the date hereof, and no action shall have been instituted by any governmental authority or person (i) against a party hereto to restrain or prohibit the consummation of the transactions herein or (ii) which could reasonably be expected to have a material adverse effect on Parent or Merger Corp.

ARTICLE IX.
CLOSING DELIVERIES

        9.1    Closing Deliveries of Parent and Merger Corp.    On the Closing Date, Parent and/or Merger Corp. shall deliver or pay, as applicable, the following in accordance with the applicable provisions of this Agreement:

          (a)    Closing Payments.    Parent shall pay to the Stockholder's Representative, the Escrow Agent, the Company and the other appropriate payees, by wire transfers of immediately available funds, the payments and transfers required to be made by Parent under Sections 1.7, 1.12 and 2.2.

          (b)    Registration Rights Agreement.    Parent shall execute and deliver to the Stockholders' Representative the Registration Rights Agreement in the form attached hereto as Exhibit B.

          (c)    Employment Agreements.    Merger Corp. shall sign and deliver to Mark J. O'Neill, Walter J. Hesse, Robert R. Walters, A. J. McDanal, III and Don H. Spears the Employment Agreements attached hereto as Exhibits D-1 through D-5.

          (d)    Parent Release.    Parent shall execute and deliver to the Stockholders' Representative the Parent Release in the form attached hereto as Exhibit E.

          (e)    Escrow Agreement.    Parent shall execute and deliver to the Stockholders' Representative the Escrow Agreement in the form attached hereto as Exhibit F.

        9.2    Closing Deliveries of the Sellers.    On the Closing Date, the Company shall deliver or pay, as applicable, the following in accordance with the applicable provisions of this Agreement:

          (a)    Delivery of Source Code and Technical Documentation.    The Company shall deliver to Merger Corp. complete and correct copies of all source code, all user and technical documentation related to all research, products and services of, or contemplated by, the Company.

          (b)    Payment of Intercompany Debts.    The Stockholders and each officer and director of the Company shall pay (or shall have paid) to the Company any amounts owed by such person to the Company.

          (c)    Employment Agreements.    Mark J. O'Neill, Walter J. Hesse, Robert R. Walters, A. J. McDanal, III and Don H. Spears shall execute and deliver to Parent the Employment Agreements in the forms attached hereto as Exhibits D-1 through D-5.

          (d)    Stockholder Releases.    Each of the Stockholders shall execute and deliver to the Company and Parent duplicate counterparts of a Release, dated the Closing Date, in the form of Exhibit C.

          (e)    Payment of Finders' Fee.    The Stockholders' Representative shall pay all fees due to the Company's finder in connection with the transactions contemplated hereby.

        9.3    Certificate of Merger.    Pursuant to Section 1.2, the Company, Parent and Merger Corp. shall cause the Certificate of Merger to be properly executed and filed with the Secretary of State of the State of Delaware.

ARTICLE X.
SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS

        10.1    Survival of Representations and Warranties and Covenants.    Notwithstanding any right of Parent on the one hand to fully investigate the affairs of the Company, and any right of the Stockholders to fully investigate Parent, on the other hand, and notwithstanding any knowledge of facts determined or determinable by either Parent or the Stockholders pursuant to such respective investigation or right of investigation, Parent, on the one hand, and the Stockholders on the other hand, each has the right to rely fully upon the representations, warranties, covenants and agreements of the other party contained in this Agreement or in any document delivered hereunder, or in connection herewith or any of its representatives, in connection with the transactions contemplated by this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing hereunder, and all such representations, warranties, covenants and agreements shall thereafter terminate and expire with respect to any theretofore unasserted claim one (1) year following the Closing Date (and no claim for indemnification shall thereafter be made arising from any breaches of any such representations, warranties, covenants and agreements), except that:

          (a)   the representations and warranties contained in Sections 3.1, 3.2, 3.3, 3.7, 3.9, 3.30, 3.34, 4.1, and 4.2 and in Sections 5.1, 5.2, and 5.4 shall terminate upon the expiration of all applicable statutes of limitation; and

          (b)   the covenants in Article II, Article VI and Article VII of this Agreement shall survive the Closing indefinitely, except that in the case of any specific Section that specifies a shorter time period, such Section shall only survive for such shorter time period as provided therein.

ARTICLE XI.
INDEMNIFICATION

        11.1    Obligation of the Stockholders to Indemnify.    Subject to the limitations and expiration dates contained in Article X and this Article XI, the Stockholders, jointly and severally, shall indemnify, defend and hold harmless Parent and its directors, officers, controlling persons, employees, agents, representatives, affiliates and assigns from and against (i) any loss, liability, damage, deficiency, cost, penalty or expense (including interest, penalties and reasonable attorneys' fees and disbursements and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation) based upon, arising out of or otherwise due or attributable to any breach of any representation, warranty, covenant (including the post-closing covenants in Article VI and Article VII of this Agreement) or agreement of the Sellers contained in this Agreement or in any of the documents attached hereto as an Exhibit or any certificate delivered in connection with the transactions contemplated herein, and (ii) any liability or obligation of the Company arising from (a) the conduct of the business prior to the Closing in violation of the Company's covenants contained herein, (b) a wrongful breach or default by the Company prior to Closing under any contract or other agreement, which breach or default is in violation of the Company's covenants contained herein or (c) any tortious conduct by the Company prior to Closing, in each case, to the extent not reflected on the Closing Balance Sheet or otherwise disclosed therein or pursuant hereto (collectively, "Parent Indemnified Losses").

        11.2    Obligation of Parent to Indemnify.    Subject to the limitations and expiration dates contained in Article X and Article XI hereof, Parent shall indemnify, defend and hold harmless the Stockholders, and their respective agents, representatives, affiliates and assigns from and against from and against (i) any loss, liability, damage, deficiency, cost, penalty or expense (including interest, penalties and reasonable attorneys' fees and disbursements and costs of investigating and defending against lawsuits, complaints, actions or other pending or threatened litigation) based upon, arising out of or otherwise due or attributable to any breach of any representation, warranty, covenant (including the post-closing covenants in Article II, Article VI and Article VII of this Agreement) or agreement of Parent or Merger Corp. contained in this Agreement or in any of the documents attached hereto as an Exhibit or any certificate delivered in connection with the transactions contemplated herein; and (ii) any liability or obligation of Surviving Company or Parent arising from (a) the conduct of the business after the Closing, (b) a breach or default by the Surviving Company or Parent after the Closing under any contract or other agreement, which breach or default is in violation of the Company's covenants contained herein or (c) any tortious conduct by Surviving Company or Parent after the Closing (collectively, the "Stockholder Indemnified Losses" and collectively with Parent Indemnified Losses, the "Losses").

        11.3    Notice of Claims.    If a claim for Losses (a "Claim") is to be made by a party entitled to indemnification hereunder (the "Indemnified Party") against any other party (the "Indemnifying Party"), the Indemnified Party will give written notice (a "Claim Notice") to the Indemnifying Party as soon as practicable after the Indemnified Party becomes aware of any fact, condition or event which may give rise to such Claim for which indemnification may be sought under this Article XI. If any lawsuit or enforcement action is filed against an Indemnified Party, written notice thereof will be given to the Indemnifying Party as promptly as practicable (and in any event within fifteen (15) calendar days after the service of the citation or summons). The failure of any Indemnified Party to give timely notice hereunder will not affect rights to indemnification hereunder, except to the extent that the Indemnifying Party demonstrates actual damage caused by such failure.

        11.4    Defense Against Third Party Claims.    After a Claims Notice with respect to a Claim brought by a third party has been given, if the Indemnifying Party provides notice in writing to the Indemnified Party that the Indemnifying Party elects to assume the defense, at its expense, in accordance with this Article XI, then the Indemnifying Party will be entitled, if it so elects, (i) to take control of the defense and investigation of such lawsuit or action, (ii) to employ and engage attorneys of its own choice to handle and defend the same (unless the named parties to such action or proceeding include both the Indemnifying Party and the Indemnified Party and the Indemnified Party has been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Party that are different from or additional to those available to the Indemnifying Party, in which event the Indemnified Party will be entitled at the Indemnifying Party's cost, risk and expense, to separate counsel of its own choosing reasonably satisfactory to the Indemnifying Party) and (iii) to compromise or settle such claim, which compromise or settlement will be made only with the written consent of the Indemnified Party (such consent not to be unreasonably withheld) unless the proposed settlement involves no significant relief other than the payment of money damages by the Indemnifying Party. If the Indemnifying Party fails to assume the defense of such claim within thirty (30) calendar days after receipt of the Claim Notice, the Indemnified Party against which such claim has been asserted will (upon delivering notice to such effect to the Indemnifying Party) have the right to undertake, at the Indemnifying Party's cost and expense, the defense, compromise or settlement of such claim on behalf of and for the account and risk of the Indemnifying Party; provided, however, that such Claim will not be compromised or settled without the written consent of the Indemnifying Party, which consent will not be unreasonably withheld. If the Indemnified Party assumes the defense of the claim, the Indemnified Party will keep the Indemnifying Party reasonably informed of the progress of any such defense, compromise or settlement.

        11.5    Net of Insurance Recoveries.    The amount of Losses required to be paid by any Indemnifying Party to any Indemnified Party pursuant to this Section 11.5 will be reduced to the extent of any amounts actually received by the Indemnified Party after the Closing Date pursuant to the terms of the insurance policies (if any) covering such claim.

        11.6    Net of Tax Recoveries.    The amount of Losses required to be paid by an Indemnifying Party to any Indemnified Party pursuant to this Article XI will be reduced by the amount of any federal, state or local Tax benefit actually realized by the Indemnified Party as a result of such Claim, provided that such reduced amount will be increased by the amount of any such taxes actually payable by Indemnified Party as a result of the payment to the Indemnified Party of Losses for such claim (the net reduction is hereinafter referred to in this paragraph as the "Claim Reduction Amount"). The Claim Reduction Amount will be calculated by the Indemnified Party on a present value basis using the appropriate applicable federal rate for the month that the claim will be paid as specified under Section 1274(d) of the Code. Any factual assumptions, Tax rate assumptions, assumptions relating to the appropriate applicable federal rate, or assumptions relating to the appropriate Tax treatment of a particular item will be made by the Indemnified Party. The Indemnified Party will supply to the Indemnifying Party such information as the Indemnifying Party may reasonably request to support the Indemnified Party's assumptions and calculations. If the Indemnifying Party believes that the overall calculation is unreasonable, the Parties will submit the issue to an independent public accounting firm of recognized national standing mutually agreeable to the Parties for determination as to whether such calculation is in fact reasonable on an overall basis. If such firm determines that the calculation is not reasonable, such firm will modify whichever assumptions it deems necessary to make the overall calculation reasonable. The determinations of such firm will be final and conclusive as to any dispute regarding the Claim Reduction Amount. The costs and expenses of such firm in connection with its determinations pursuant to this paragraph will be borne equally by the Parties. Each Party will be solely responsible for all other costs and expenses incurred by such Party pursuant to this paragraph.

        11.7    Materiality Qualifiers.    In determining whether a representation, warranty or covenant in this Agreement has been breached where such representation, warranty or covenant is modified by the words "material," "material adverse effect," "material adverse change," or other words of similar import, such words or cases will be deemed to refer to an event or status (or series of related events or status) causing Losses in excess of $10,000 for each such event or status, or related events or status.

        11.8    Consequential Damages.    A person who is or would be an Indemnifying Party shall not be liable for any consequential, incidental, punitive or special damages of an Indemnified Party with respect to any breach of this Agreement, except that an Indemnifying Party shall be responsible for indemnifying an Indemnified Party for any consequential, incidental, punitive or special damages awarded against an Indemnified Party in any third party action if within the scope of an Indemnifying Party's indemnification obligation.

        11.9    Reserved.

        11.10    Discovery of Breach.    If before the Closing Date a party discovers that another party has breached this Agreement, such discovery shall neither prevent such party from seeking damages for such breach nor decrease nor mitigate such damages if such party still closes the transactions contemplated by this Agreement.

        11.11    Maximum Liability and Claim Limitation.    Parent shall not be liable for any Claim for Losses with respect to a breach of Parent's representations and warranties under this Agreement, to the extent of such Losses in excess of $500,000 (the "Indemnity Cap"). Similarly, the Stockholders shall not be liable, either individually or jointly, for any Claim for Losses under this Agreement to the extent of such Losses in excess of the Indemnity Cap. Notwithstanding the foregoing, the Indemnity Cap shall not apply with respect to any Claims for Losses caused by any fraudulent or criminal activity on the part of any of the Indemnifying Parties or any breaches of representations, warranties and covenants set forth in Article II, Sections 3.1, 3.2, 3.3, 3.9, 3.30, 4.1, 4.2, 5.1, 5.2, 5.4, 6.7 and Article VII.

        11.12    Offset; Release of Holdback Amount.

          (a)   If the Stockholders are required to indemnify Parent for Losses (an "Obligation") in accordance with this Article XI, or its officers, directors, affiliates, controlling persons, employees, agents or representatives, Parent shall apply the Holdback Amount to satisfy such Obligations.

          (b)   If Parent delivers to the Stockholders a Claim Notice, then Parent's Claim Notice shall specifically state the amount of the Claim and that such amount will be applied against the Holdback Amount as provided in this Section 11.12. If the Stockholders dispute the basis for liability or the amount of the Claim, then the Stockholders shall deliver to Parent a written notice (a "Dispute Notice") setting forth the basis for the Stockholders' dispute of the Claim. If no mutual agreement has been reached within ten (10) days following the Stockholders' delivery of a Dispute Notice, then funds in the amount of damages stated in the Claim Notice shall remain held in escrow, regardless of the expiration of the Holding Period, pending the resolution of the Claim.

          (c)   Upon the expiration of the Holding Period, the Holdback Amount less any amounts applied to satisfy Claims of Parent or held pending resolution of any Claims, shall be paid to the Stockholders' Representative. Any portion of the Holdback Amount remaining in escrow after the expiration of the Holding Period shall be paid to the Stockholders' Representative after final resolution and payment to Parent, if any, of all Claims.

        11.13    Limitation on Indemnification.    Anything in this Agreement to the contrary notwithstanding, no indemnification payment shall be made pursuant to either Section 11.1 or 11.2 hereof except to the extent that the amounts which would otherwise be payable under either Section 11.1 or 11.2 hereof aggregate at least $10,000, at which point the Stockholders or Parent, as the case may be, shall be liable for all amounts in excess of such amount subject to the limitations of Section 11.11; provided, however, that losses resulting from inaccuracies, breaches or liabilities of or relating to Section 3.7 hereof shall not be subject to this limitation.

        11.14    Liability of Individual Stockholders.    Except in the event of fraudulent or criminal activity, or intentional misconduct, no Stockholder shall be liable, for any reason, for any Claim for Losses in excess of the Merger Consideration received by such Stockholder.

        11.15    Use of Merger Consideration to Satisfy Indemnification Claims.    In the event that any Stockholder is determined to be liable for any Claim for Losses and such liability is not subject to the Indemnity Cap and is not satisfied out of the Holdback Amount, such liability shall be subject to the limitations contained in Section 11.14. Furthermore, such Stockholder shall be entitled, as a means of satisfying such liability, to deliver to Parent, in satisfaction of such claim, shares of Common Stock Consideration received by such Stockholder pursuant to Section 1.7, which shares shall be valued, for purposes of satisfying such liability, on the greater of (a) the Consideration Price used in determining the number of shares issuable at the Effective Time pursuant to Section 1.7 or (b) the average of the daily closing prices for shares of Parent Common Stock for the 10 consecutive full trading days ending at the close of trading on the day before the day on which such shares are being remitted.

ARTICLE XII.
TERMINATION

        12.1    Termination.    In addition to the provisions regarding termination set forth elsewhere herein, this Agreement and the transactions contemplated hereby may be terminated at any time on or before the Closing Date:

          (a)   by mutual consent of the Company and Parent;

          (b)   by Parent if there has been a material misrepresentation or breach of warranty in the representations and warranties of the Company and the Controlling Stockholders set forth herein or a failure to perform in any material respect a covenant on the part of the Company or the Controlling Stockholders with respect to their representations, warranties and covenants set forth in this Agreement;

          (c)   by the Company if there has been a material misrepresentation or breach of warranty in the representations and warranties of Parent and Merger Corp. set forth herein or a failure to perform in any material respect a covenant on the part of Purchaser or Merger Corp. with respect to their representations, warranties and covenants set forth in this Agreement;

          (d)   by either Parent or the Company if the transactions contemplated by this Agreement have not been consummated by January 31, 2008, unless such failure of consummation is due to the failure of the terminating party to perform or observe the covenants, agreements, and conditions hereof to be performed or observed by it at or before the Closing Date; or

          (e)   by either the Company or Parent if the transactions contemplated hereby violate any nonappealable final order, decree, or judgment of any court or Governmental Body having competent jurisdiction.

        12.2    Break Up Fee.    Parent has delivered $500,000 in cash to Hallett & Perrin, P.C., counsel to the Company, which amount is held by such firm in its trust account for the benefit of the Stockholders (the "Break-Up Fee") under the terms of a Letter of Intent, dated as of May 25, 2007, as amended, between the Company and Parent (the "Letter of Intent"). In consideration of the Company's agreement to extend the exclusivity period described in Section II.2 of the Letter of Intent from October 15, 2007 to January 31, 2008, Parent hereby authorizes Hallett & Perrin, P.C. to release the Break-Up Fee to the Company for distribution to the Stockholders.

ARTICLE XIII.
MISCELLANEOUS

        13.1    Certain Definitions.    As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

          (a)   "affiliate", with respect to any person, means and includes any other person controlling, controlled by or under common control with such person. For purposes of this Agreement, EMCORE Corporation shall be considered an affiliate of Parent.

          (b)   "contracts and other agreements" means and includes all contracts, agreements, understandings, indentures, notes, bonds, loans, instruments, leases, mortgages, franchises, licenses, commitments or other binding arrangements, express or implied.

          (c)   "lien or other encumbrance" means and includes any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, or any other encumbrance, restriction or limitation whatsoever.

          (d)   "knowledge" (or derivations thereof) means (a) when used with respect to the Controlling Stockholders or the Company or collectively as the Sellers, the actual, current knowledge of any of the Controlling Stockholders or any of the Company's senior management, as applicable, after reasonable inquiry or investigation and (b) when used with respect to Parent, the actual, current knowledge after reasonable inquiry or investigation of Parent's senior management.

          (e)   "person" means any individual, corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, governmental or regulatory body or other entity.

          (f)    "property" means real, personal or mixed property, tangible or intangible.

        13.2    Publicity.    No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by Parent or the Company.

        13.3    Notices.    Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid, and shall be deemed given when so delivered personally or sent by facsimile transmission or if mailed, four days after the date of mailing, as follows:

    (i)
    if to Parent, to:

      Worldwater and Solar Technologies Corp.
      200 Ludlow Drive
      Ewing, New Jersey 08638
      Attention: Quentin T. Kelly, Chief Executive Officer
      Fax: (609) 818-0720

    with a copy, which shall not constitute notice, to:

      Salvo Landau Gruen & Rogers
      510 Township Line Road, Ste 150
      Blue Bell, Pennsylvania 19422
      Attention: Stephen A. Salvo, Esq.
      Fax: (215) 653-0383

    (ii)
    if to Merger Corp., to:

      WorldWater Merger Corp.
      c/o Worldwater and Solar Technologies Corp.
      200 Ludlow Drive
      Ewing, New Jersey 08638
      Attention: Quentin T. Kelly, Chief Executive Officer
      Fax: 609.818.0720

    with a copy, which shall not constitute notice, to:

      Salvo Landau Gruen & Rogers
      510 Township Line Road, Ste 150
      Blue Bell, Pennsylvania 19422
      Attention: Stephen A. Salvo, Esq.
      Fax: (215) 653-0383

    (iii)
    if to the Stockholders, to:

      The Stockholders' Representative
      c/o ENTECH, Inc.
      1077 Chisolm Trail
      Keller, Texas 76248
      Attention:
      Fax: (817) 379-0300

    with copies, which shall not constitute notice, to:

      Hallett & Perrin, P.C.
      2001 Bryan Street, Suite 3900
      Dallas, Texas 75201
      Attention: Timothy R. Vaughan, Esq.
      Fax: (214) 922-4193

      and

      ENTECH, Inc.
      1077 Chisolm Trail
      Keller, Texas 76248
      Attention:
      Fax: (817) 379-0300

    (iv)
    if to the Company, to:

      ENTECH, Inc.
      1077 Chisolm Trail
      Keller, Texas 76248
      Attention:
      Fax: (817) 379-0300

    with a copy, which shall not constitute notice, to:

      Hallett & Perrin, P.C.
      2001 Bryan Street
      Suite 3900
      Dallas, Texas 75201
      Attention: Timothy R. Vaughan, Esq.
      Fax: (214) 922-4193

        Any party may by notice given in accordance with this Section 13.3 to the other parties designate another address or person for receipt of notices hereunder.

        13.4    Entire Agreement.    This Agreement (including the Exhibits and Schedules hereto) and the collateral agreements executed in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

        13.5    Waivers and Amendments.    This Agreement may be amended, modified, superseded, canceled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

        13.6    Assignment.    This Agreement is not assignable except by operation of law except that Parent may assign any or all of its rights, together with its obligations hereunder, to any of its affiliates or to any successor to all or a portion of the assets of Parent.

        13.7    Interpretation.    All references in this Agreement to Exhibits, Schedules, Articles, Sections, subsections and other subdivisions refer to the corresponding Exhibits, Schedules, Articles, Sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretations of this Agreement. The word "including" (in its various forms) means "including, without limitation." All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

        13.8    Counterparts.    This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

        13.9    Exhibits and Schedules.    The Exhibits and Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

        13.10    Choice of Law.    THE PARTIES HERETO HEREBY AGREE THAT THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE APPLY UNDER THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties are signing this Agreement on the date set forth in the introductory clause.

WORLDWATER & SOLAR TECHNOLOGIES CORP.
By	/s/ QUENTIN T. KELLY
Name:	Quentin T. Kelly
Title:	Chief Executive Officer
WORLDWATER MERGER CORP.
By	/s/ QUENTIN T. KELLY
Name:	Quentin T. Kelly
Title:	Chief Executive Officer
ENTECH, INC.
By	/s/ WALTER J. HESSE
Name:	Walter J. Hesse
Title:	Chief Executive Officer
STOCKHOLDERS:
/s/ DONALD E. SABLE, II Donald E. Sable, II
/s/ JEANNE SABLE MCCLUNG Jeanne Sable McClung
/s/ WALTER J. HESSE Walter J. Hesse
/s/ MARK J. O'NEILL Mark J. O'Neill
/s/ ROBERT R. WALTERS Robert R. Walters

Signature Page to Stock Purchase Agreement

/s/ A.J. MCDANAL III A.J. McDanal III
/s/ JEFFREY L. PERRY Jeffrey L. Perry
/s/ MARY G. HESSE Mary G. Hesse
/s/ J. DAVID WATSON J. David Watson
/s/ SHARON L. MCCLUNG Sharon L. McClung
/s/ MARK C. JACKSON Mark C. Jackson
/s/ COURT-DESIGNATED HEIRS OF GEORGE C. CALLOW Court-Designated Heirs of George C. Callow
/s/ DON H. SPEARS Don H. Spears
/s/ ROBBY D. SIMS Robby D. Sims

Signature Page to Stock Purchase Agreement

APPENDIX D

WORLDWATER & SOLAR TECHNOLOGIES CORP.
FIFTH AMENDMENT AND RESTATEMENT OF
1999 INCENTIVE STOCK OPTION PLAN

ARTICLE I
Establishment, Purpose, and Duration

        1.1    Establishment of the Plan.    WorldWater & Solar Technologies Corp., a Delaware corporation (the "Company"), hereby establishes an incentive compensation plan for the Company and its subsidiaries to be known as the "Fifth Amendment and Restatement of 1999 Incentive Stock Plan", as set forth in this document. Unless otherwise defined herein, all capitalized terms shall have the meanings set forth in Section 2.1 herein. The Plan permits the grant of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

        The Plan was adopted by the Board of Directors of the Company on April 30, 1999, and became effective on June 17, 1999 (the "Effective Date"). The Plan was amended in June 2001, in June 2003, in June 2004, in September 2006 and in July 2007.

        1.2    Purpose of the Plan.    The purpose of the Plan is to promote the success of the Company and its subsidiaries by providing incentives to Key Employees that will promote the identification of their personal interest with the long-term financial success of the Company and with growth in shareholder value. The Plan is designed to provide flexibility to the Company including its subsidiaries, in its ability to motivate, attract, and retain the services of Key Employees upon whose judgment, interest, and special effort the successful conduct of its operation is largely dependent.

        1.3    Duration of the Plan.    The Plan shall commence on the Effective Date, as described in Section 1.1 herein, and shall remain in effect, subject to the right of the Board of Directors to terminate the Plan at any time pursuant to Article XI herein, until June 16, 2009, at which time it shall terminate except with respect to Awards made prior to, and outstanding on, that date which shall remain valid in accordance with their terms.

ARTICLE II
Definitions

        2.1    Definitions.    Except as otherwise defined in the Plan, the following terms shall have the meanings set forth below:

          a.     "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

          b.     "Agreement" means a written agreement implementing the grant of each Award signed by an authorized officer of the Company and by the Participant.

          c.     "Award" means, individually or collectively, a grant under this Plan of Incentive Stock Options, Non-qualified Stock Options and Restricted Stock.

          d.     "Award Date" or "Grant Date" means the date on which an Award is made by the Committee under this Plan.

          e.     "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

          f.      "Board" or "Board of Directors" means the Board of Directors of the Company, unless otherwise indicated.

          g.     "Change in Control" shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

              (i)  any Person (other than the Company, any Subsidiary, a trustee or other fiduciary holding securities under any employee benefit plan of the Company, or its Subsidiaries), who or which, together with all Affiliates and Associates of such Person, is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities; or (ii) if, at any time after the Effective Date, the composition of the Board of Directors of the Company shall change such that a majority of the Board of the Company shall no longer consist of Continuing Directors; or (iii) if at any time, (1) the Company shall consolidate with, or merge with, any other Person and the Company shall not be the continuing or surviving corporation, (2) any Person shall consolidate with or merge with the Company, and the Company shall be the continuing or surviving corporation and, in connection therewith, all or part of the outstanding Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, (3) the Company shall be a party to a statutory share exchange with any other Person after which the Company is a subsidiary of any other Person, or (4) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons.

          h.     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          i.      "Committee" means the Board of Directors of the Company or committee established by the Board to administer the Plan pursuant to Article III herein, all of the members of which shall be "non-employee directors" as defined in Rule 16b-3, as amended, under the Exchange Act or any similar or successor rule. There shall be no fewer than two, nor more than five, members on the Committee. Unless otherwise determined by the Board of Directors of the Company, the Compensation Committee shall constitute the Committee.

          j.      "Company" means WorldWater & Solar Technologies Corp., or any successor thereto as provided in Article XIII herein.

          k.     "Continuing Director" means an individual who was a member of the Board of Directors of the Company on the Effective Date or whose subsequent nomination for election or re-election to the Board of Directors of the Company was recommended or approved by the affirmative vote of two-thirds of the Continuing Directors then in office.

          l.      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          m.    "Fair Market Value" of a Share means the fair market value as determined pursuant to a reasonable method adopted by the Committee in good faith for such purpose.

          n.     "Incentive Stock Option" or "ISO" means an option to purchase Stock, granted under Article VI herein, which is designated as an incentive stock option and is intended to meet the requirements of Section 422A of the Code.

          o.     "Key Employee" means an officer or other key employee of the Company or its Subsidiaries, who, in the opinion of the Committee, can contribute significantly to the growth and profitability of, or perform services of major importance to, the Company and its Subsidiaries.

          p.     "Non-qualified Stock Option" or "NQSO" means an option to purchase Stock, granted under Article VI herein, which is not intended to be an Incentive Stock Option.

          q.     "Option" means an Incentive Stock Option or a Non-qualified Stock Option.

          r.     "Participant" means a Key Employee who is granted an Award under the Plan.

          s.     "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock is restricted, pursuant to Article VIII herein.

          t.      "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d).

          u.     "Plan" means the Amended WorldWater Corp. 1999 Incentive Stock Plan, as described and as hereafter from time to time amended.

          v.     "Related Option" means an Option with respect to which a Stock Appreciation Right has been granted.

          w.    "Restricted Stock" means an Award of Stock granted to a Participant pursuant to Article VII herein.

          x.     "Stock" or "Shares" means the common stock of the Company.

          y.     "Subsidiary" shall mean a corporation at least 50% of the total combined voting power of all classes of stock of which is owned by the Company, either directly or through one or more of its Subsidiaries.

ARTICLE III
Administration

        3.1    The Committee.    Except as otherwise reserved for consideration and approval by the Board of Directors, the Plan shall be administered by the Committee which shall have all powers necessary or desirable for such administration.

          (a)   Subject to the provisions of the Plan, the Committee shall have the following plenary powers: (i) to establish, amend or waive rules or regulations for the Plan's administration; (ii) except in those instances in which a dispute arises, to construe and interpret the Agreements and the Plan; and (iii) to make all other determinations and take all other actions necessary or advisable for the administration of the Plan.

          (b)   (1) Subject to the provisions of the Plan, the Committee shall have the following qualified powers that shall be subject to approval, amendment and modification by the Board of Directors: (i) to determine the terms and conditions upon which the Awards may be made and exercised; (ii) to determine all terms and provisions of each Agreement, which need not be identical; (iii) to construe and interpret the Agreements and the Plan in the event of a dispute between the Participant and the Committee; and (iv) to accelerate the exercisability of any Award or the termination of any Period of Restriction.

            (2)   In approving the Committee's determinations or other recommendations under (b)(1), the Board of Directors may make such amendments, modifications or qualifications as it deems in the best interest of the Company, and the Board shall provide specific instructions to the Committee for implementation of the same.

            (3)   In its sole discretion, the Board of Directors may waive by resolution one or more of its approval rights under (b)(1) and authorize the Committee to proceed without seeking further approvals either on a case by case basis or permanently until further notice from the Board. Such waiver shall be communicated in writing to the Committee which shall maintain a permanent record of such waiver(s).

          (c)   The express grant in this Plan of any specific power to the Committee shall not be construed as limiting any power or authority of the Committee, except as otherwise stated in paragraph 3.1(b).

        3.2    Selection of Participants.    The Committee shall have the authority to grant Awards under the Plan, from time to time, to such Key Employees as may be selected by it. Each Award shall be evidenced by an Agreement.

        3.3    Decisions Binding.    All determinations and decisions made by the Board or the Committee pursuant to the provisions of the Plan shall be final, conclusive and binding.

        3.4    Rule 16b-3 Requirements.    Notwithstanding any other provision of the Plan, the Board or the Committee may impose such conditions on any Award, and amend the Plan in any such respects, as may be required to satisfy the requirements of Rule 16b-3, as amended (or any successor or similar rule), under the Exchange Act.

        3.5    Indemnification of Committee.    In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted or made hereunder, and against all amounts reasonably paid by them in settlement thereof or paid by them in satisfaction of a judgment in any such action, suit or proceeding, if such members acted in good faith and in a manner which they believed to be in, and not opposed to, the best interests of the Company and its Subsidiaries.

        3.6    Certain Determinations.    In connection with the Committee's good faith determination of "Fair Market Value" as required herein, the Committee may, as guidance, take into consideration the book value of the Common Stock of the Company, the relationship between the traded price and book value of shares for financial institutions of similar size and similar operating results to the Company and its subsidiary bank, any reasonably recent trades of the Common Stock of the Company brought to the attention of the Committee and such additional relevant information as the Committee in its judgment deems necessary. In its sole discretion, the Committee may, but is not obligated to, consult with and/or engage an investment banker or other appropriate advisor to advise the Committee in connection with its good faith determination of "Fair Market Value" herein.

ARTICLE IV
Stock Subject to the Plan

        4.1    Number of Shares.    Subject to adjustment as provided in Section 4.3 herein, the maximum aggregate number of Shares that may be issued pursuant to Awards made under the Plan shall not exceed 50,000,000. No more than one-third of the aggregate number of such Shares shall be issued in connection with Restricted Stock Awards. Except as provided in Sections 4.2 herein, the issuance of Shares in connection with the exercise of, or as other payment for Awards, under the Plan shall reduce the number of Shares available for future Awards under the Plan.

        4.2    Lapsed Awards or Forfeited Shares.    If any Award granted under this Plan (for which no material benefits of ownership have been received, including dividends) terminates, expires, or lapses for any reason other than by virtue of exercise of the Award, or if Shares issued pursuant to Awards (for which no material benefits of ownership have been received, including dividends) are forfeited, any Stock subject to such Award again shall be available for the grant of an Award under the Plan.

        4.3    Capital Adjustments.    The number and class of Shares subject to each outstanding Award, the Option Price and the aggregate number and class of Shares for which Awards thereafter may be made shall be subject to such adjustment, if any, as the Committee in its sole discretion deems appropriate to reflect such events as stock dividends, stock splits, recapitalizations, mergers, consolidations or reorganizations of or by the Company.

ARTICLE V
Eligibility

        Persons eligible to participate in the Plan include all employees of the Company and its Subsidiaries who, in the opinion of the Committee, are Key Employees, and directors and consultants.

ARTICLE VI
Stock Options

        6.1    Grant of Options.    Subject to the terms and provisions of the Plan, Options may be granted to Key Employees at any time and from time to time as shall be determined by the Committee. The Committee shall have complete discretion in determining the number of Shares subject to Options granted to each Participant, provided, however, that the aggregate Fair Market Value (determined at the time the Award is made) of Shares with respect to which any Participant may first exercise ISOs granted under the Plan during any calendar year may not exceed $100,000 or such amount as shall be specified in Section 422A of the Code and rules and regulation thereunder.

        6.2    Option Agreement.    Each Option grant shall be evidenced by an Agreement that shall specify the type of Option granted, the Option Price (as hereinafter defined), the duration of the Option, the number of Shares to which the Option pertains, any conditions imposed upon the exercisability of Options in the event of retirement, death, disability or other termination of employment, and such other provisions as the Committee shall determine. The Agreement shall specify whether the Option is intended to be an Incentive Stock Option within the meaning of Section 422A of the Code, or Nonqualified Stock Option not intended to be within the provisions of Section 422A of the Code.

        6.3    Option Price.    The exercise price per share of Stock covered by an Option ("Option Price") shall be determined by the Committee subject to the following limitations. The Option Price shall not be less than 100% of the Fair Market Value of such Stock on the Grant Date. An ISO granted to an employee who, at the time of grant, owns (within the meaning of Section 425(d) of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, shall have an Option Price which is at least equal to 110% of the Fair Market Value of the Stock.

        6.4    Duration of Options.    Each Option shall expire at such time as the Committee shall determine at the time of grant provided, however, that no ISO shall be exercisable later than the tenth (10th) anniversary date of its Award Date.

        6.5    Exercisability.    Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall determine, which need not be the same for all Participants. No Option, however, shall be exercisable until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant.

        6.6    Method of Exercise.    Options shall be exercised by the delivery of a written notice to the Company in the form prescribed by the Committee setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price shall be payable to the Company in full either in cash, by delivery of Shares of Stock valued at Fair Market Value at the time of exercise, delivery of a promissory note (in the Committee's discretion) or by a combination of the foregoing. As soon as practicable, after receipt of written notice and payment, the Company shall deliver to the Participant, stock certificates in an appropriate amount based upon the number of Options exercised, issued in the Participant's name. No Participant who is awarded Options shall have rights as a shareholder until the date of exercise of the Options.

        6.7    Restrictions on Stock Transferability.    The Committee shall impose such restrictions on any Shares acquired pursuant to the exercise of an Option under the Plan as it may deem advisable, including, without limitation, restrictions under the applicable Federal securities law, under the requirements of the National Association of Securities Dealers, Inc. or any stock exchange upon which such Shares are then listed and under any blue sky or state securities laws applicable to such Shares.

        6.8    Nontransferability of Options.    No Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution. Further, all Options granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

ARTICLE VII
Restricted Stock

        7.1    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant shares of Restricted Stock under the Plan to such Participants and in such amounts as it shall determine. Participants receiving Restricted Stock Awards are not required to pay the Company therefor (except for applicable tax withholding) other than the rendering of services.

        7.2    Restricted Stock Agreement.    Each Restricted Stock grant shall be evidenced by an Agreement that shall specify the Period of Restriction, the number of Restricted Stock Shares granted, and such other provisions as the Committee shall determine.

        7.3    Transferability.    Except as provided in this Article VII and subject to the limitation in the next sentence, the Shares of Restricted Stock granted hereunder may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the termination of the applicable Period of Restriction or upon earlier satisfaction of other conditions as specified by the Committee in its sole discretion and set forth in the Agreement. No shares of Restricted Stock shall be sold until the expiration of at least six months after the Award Date, except that such limitation shall not apply in the case of death or disability of the Participant. All rights with respect to the Restricted Stock granted to a Participant under the Plan shall be exercisable during his lifetime only by such Participant or his guardian or legal representative.

        7.4    Other Restrictions.    The Committee shall impose such other restrictions on any Shares of Restricted Stock granted pursuant to the Plan as it may deem advisable including, without limitation, restrictions under applicable Federal or state securities laws, and may legend the certificates representing Restricted Stock to give appropriate notice of such restrictions.

        7.5    Certificate Legend.    In addition to any legends placed on certificates pursuant to Section 7.4 herein, each certificate representing shares of Restricted Stock granted pursuant to the Plan shall bear the following legend:

  "The sale or other transfer of the Shares of Stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the 1999 Incentive Stock Plan of WorldWater Corp., in the rules and administrative procedures adopted pursuant to such Plan, and in an Agreement dated June 16, 1999. A copy of the Plan, such rules and procedures, and such Restricted Stock Agreement may be obtained from the Secretary of WorldWater & Solar Technologies Corp."

        7.6    Removal of Restrictions.    Except as otherwise provided in this Article, Shares of Restricted Stock covered by each Restricted Stock Award made under the Plan shall become freely transferable by the Participant after the last day of the Period of Restriction. Once the Shares are released from the restrictions, the Participant shall be entitled to have the legend required by Section 7.5 herein removed from his Stock certificate.

        7.7    Voting Rights.    During the Period of Restriction, Participants holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares.

        7.8    Dividends and Other Distributions.    During the Period of Restriction, Participants holding shares of Restricted Stock granted hereunder shall be entitled to receive all dividends and other distributions paid with respect to those shares while they are so held. If any such dividends or distributions are paid in Shares, the Shares shall be subject to the same restrictions on transferability as the Shares of Restricted Stock with respect to which they were distributed.

        7.9    Termination of Employment Due to Retirement.    Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company or one of its Subsidiaries because of normal retirement (as defined in the rules of the Company in effect at the time), any remaining Period of Restriction applicable to the Restricted Stock Shares pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the Shares of Restricted Stock shall thereby be free of restrictions and freely transferable. Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company because of early retirement (as defined in the rules of the Company in effect at the time), the Committee, in its sole discretion, may waive the restrictions remaining on any or all Shares of Restricted Stock pursuant to Section 7.3 herein and add such new restrictions to those Shares of Restricted Stock as it deems appropriate.

        7.10    Termination of Employment Due to Death or Disability.    In the event a Participant's employment is terminated because of death or disability during the Period of Restriction, any remaining Period of Restriction applicable to the Restricted Stock pursuant to Section 7.3 herein shall automatically terminate and, except as otherwise provided in Section 7.4 herein the shares of Restricted Stock shall thereby be free of restrictions and fully transferable.

        7.11    Termination of Employment for Other Reasons.    Unless otherwise provided in the Agreement, in the event that a Participant terminates his employment with the Company for any reason other than for death, disability, or retirement, as set forth in Sections 7.9 and 7.10 herein, during the Period of Restriction, then any shares of Restricted Stock still subject to restrictions as of the date of such termination shall automatically be forfeited and returned to the Company.

ARTICLE VIII
Change in Control

        In the event of a Change in Control of the Company, the Committee, as constituted before such Change in Control, in its sole discretion may, as to any outstanding Award, either at the time the Award is made or any time thereafter, take any one or more of the following actions: (i) provide for the acceleration of any time periods relating to the exercise or realization of any such Award so that such Award may be exercised or realized in full on or before a date initially fixed by the Committee; (ii) provide for the purchase or settlement of any such Award by the Company, upon a Participant's request, for an amount of cash equal to the amount which could have been obtained upon the exercise of such Award or realization of such Participant's rights had such Award been currently exercisable or payable; (iii) make such adjustment to any such Award then outstanding as the Committee deems appropriate to reflect such Change in Control; or (iv) cause any such Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation in such Change in Control.

ARTICLE IX
Modification, Extension and Renewals of Awards

        Subject to the terms and conditions and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Awards, or, if authorized by the Board, accept the surrender of outstanding Awards (to the extent not yet exercised) granted under the Plan and authorize the granting of new Awards pursuant to the Plan in substitution therefor, and the substituted Awards may specify a lower exercise price than the surrendered Awards, a longer term than the surrendered Awards or may contain any other provisions that are authorized by the Plan. The Committee may also modify the terms of any outstanding Agreement. Notwithstanding the foregoing, however, no modification of an Award, shall, without the consent of the Participant, adversely affect the rights or obligations of the Participant.

ARTICLE X
Amendment, Modification and Termination of the Plan

        10.1    Amendment, Modification and Termination.    At any time and from time to time, the Board may terminate, amend, or modify the Plan. Such amendment or modification may be without shareholder approval except to the extent that such approval is required by the Code, pursuant to the rules under Section 16 of the Exchange Act, by any national securities exchange or system on which the Stock is then listed or reported, by any regulatory body having jurisdiction with respect thereto or under any other applicable laws, rules or regulations.

        10.2    Awards Previously Granted.    No termination, amendment or modification of the Plan other than pursuant to Section 4.3 herein shall in any manner adversely affect any Award theretofore granted under the Plan, without the written consent of the Participant.

ARTICLE XI
Withholding

        11.1    Tax Withholding.    The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, State and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any grant, exercise, or payment made under or as a result of this Plan.

        11.2    Stock Withholding.    With respect to withholding required upon the exercise of Nonqualified Stock Options, or upon the lapse of restrictions on Restricted Stock, or upon the occurrence of any other similar taxable event, Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares of Stock having a Fair Market Value equal to the amount required to be withheld. The value of the Shares to be withheld shall be based on Fair Market Value of the Shares on the date that the amount of tax to be withheld is to be determined. All elections shall be irrevocable and be made in writing, signed by the Participant on forms approved by the Committee in advance of the day that the transaction becomes taxable.

ARTICLE XII
Successors

        All obligations of the Company under the Plan, with respect to Awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business and/or assets of the Company.

ARTICLE XIII
General

        13.1    Requirements of Law.    The granting of Awards and the issuance of Shares of Stock under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or self regulatory organizations (i.e. exchanges) as may be required.

        13.2    Effect of Plan.    The establishment of the Plan shall not confer upon any Key Employee any legal or equitable right against the Company, a Subsidiary or the Committee, except as expressly provided in the Plan. The Plan does not constitute an inducement or consideration for the employment of any Key Employee, nor is it a contract between the Company or any of its Subsidiaries and any Key Employee. Participation in the Plan shall not give any Key Employee any right to be retained in the service of the Company or any of its Subsidiaries.

        13.3    Creditors.    The interests of any Participant under the Plan or any Agreement are not subject to the claims of creditors and may not, in any way, be assigned, alienated or encumbered.

        13.4    Governing Law.    The Plan, and all Agreements hereunder, shall be governed, construed and administered in accordance with and governed by the laws of the State of Nevada and the intention of the Company is that ISOs granted under the Plan qualify as such under Section 422A of the Code.

        13.5    Severability.    In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

[FRONT OF PROXY CARD]

WORLDWATER & SOLAR TECHNOLOGIES CORP.

BOARD OF DIRECTORS PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS AT

2:00 P.M., June 26, 2008

The undersigned stockholder of WorldWater & Solar Technologies Corp. (the “COMPANY”) hereby appoints Frank Smith and Robert Gunther, or either of them, as proxies, each with full powers of substitution, to vote the shares of the undersigned at the above-stated Special Meeting and at any adjournment(s) thereof:

1.	TO APPROVE THE ELECTION OF THE FOLLOWING NOMINEE FOR CLASS 2 DIRECTOR: WALTER HESS

	☐ FOR the nominee listed above	☐ WITHHOLD authority to vote for the nominee listed above

2.	TO APPROVE THE PROPOSED AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 275,000,000 TO 450,000,000:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	TO APPROVE THE PROPOSED FIFTH AMENDMENT AND RESTATEMENT OF THE 1999 INCENTIVE STOCK OPTION PLAN:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.

TO APPROVE AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING SHARES OF COMMON STOCK OF THE COMPANY WITHOUT FURTHER APPROVAL FROM OUR STOCKHOLDERS:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

5.	TO APPROVE THE PROPOSED SELECTION OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR 2008:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

6.	ON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING; HEREBY REVOKING ANY PROXY OR PROXIES HERETOFORE GIVEN BY THE UNDERSIGNED:

	☐ FOR	☐ AGAINST	☐ ABSTAIN

(Please sign on the reverse side)

[BACK OF PROXY CARD]

(Continued from reverse side)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE. IF A CHOICE IS NOT INDICATED WITH RESPECT TO ITEMS (1), (2), (3), (4) and (5), THIS PROXY WILL BE VOTED “FOR” SUCH ITEMS. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (6). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

Receipt herewith of the Company’s Notice of Meeting and Proxy Statement, dated on or about May 14, 2008, is hereby acknowledged.

Dated: , 2008

(Signature of Stockholder(s))

(Joint owners must EACH sign. Please sign EXACTLY as your name(s) appear(s) on this card. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give your FULL title.)

PLEASE SIGN, DATE AND MAIL TODAY.

QuickLinks

WORLDWATER & SOLAR TECHNOLOGIES CORP. 200 LUDLOW DRIVE EWING, NJ 08638
WORLDWATER & SOLAR TECHNOLOGIES CORP. NOTICE OF SPECIAL MEETING OF STOCKHOLDERS TO BE HELD June 26, 2008
WORLDWATER & SOLAR TECHNOLOGIES CORP. 200 LUDLOW DRIVE EWING, NJ 08638
PROXY STATEMENT
FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 26, 2008
SUMMARY
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
CERTAIN RISKS ASSOCIATED WITH THE MERGER
Risks related to the acquisition of ENTECH
Risks Related to ENTECH
Risks related to the combined company
MATTERS TO BE BROUGHT BEFORE THE MEETING
PROPOSAL ONE ELECTION OF CLASS 2 DIRECTOR
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEE FOR CLASS 2 DIRECTOR SET FORTH ABOVE Unless Marked to the Contrary, Proxies Will be Voted For Approval
PROPOSAL TWO AMENDMENT OF THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
ANALYSIS OF AVAILABLE AUTHORIZED COMMON STOCK
THE ACQUISITION OF ENTECH, INC.
ABOUT ENTECH, INC.
THE TERMS OF THE MERGER AGREEMENT
COMPARATIVE PER SHARE DATA
MARKET PRICE AND DIVIDEND INFORMATION
SELECTED HISTORICAL FINANCIAL DATA OF ENTECH, INC.
ENTECH MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF ENTECH
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT ENTECH'S MARKET RISK
SELECTED HISTORICAL AND PRO FORMA FINANCIAL DATA
Selected Historical Financial Data of WorldWater
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
WORLDWATER & SOLAR TECHNOLOGIES CORP. AND SUBSIDIARIES Unaudited Pro Forma Condensed Combined Balance Sheet December 31, 2007
WORLDWATER & SOLAR TECHNOLOGIES CORP. AND SUBSIDIARIES Unaudited Pro Forma Condensed Combined Statement of Operations FOR THE YEAR ENDED DECEMBER 31, 2007
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
PROPOSAL THREE
TO APPROVE THE AMENDMENT OF THE FIFTH AMENDMENT AND RESTATEMENT OF THE 1999 INCENTIVE STOCK OPTION PLAN
PROPOSAL FOUR
TO APPROVE A REVERSE STOCK SPLIT AS APPROVED BY DIRECTORS
PROPOSAL FIVE TO RATIFY THE APPOINTMENT OF AMPER, POLITZINER & MATTIA, P.C. AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR FISCAL YEAR 2008
THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THIS PROPOSAL
MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
MANAGEMENT OF WORLDWATER
MEETING ATTENDANCE
COMMITTEES OF THE BOARD OF DIRECTORS
NOMINATIONS FOR DIRECTORS
COMMUNICATION WITH THE BOARD AND ITS COMMITTEES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
EQUITY COMPENSATION PLAN INFORMATION
OPTION GRANTS FOR YEAR ENDED DECEMBER 31, 2007 (INDIVIDUAL GRANTS IN FISCAL YEAR)
Aggregated Option Exercises For Fiscal Year Ended December 31, 2007 And Year-End Option Values(1)
Pension Benefits
Nonqualified Deferred Compensation
DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
REPORT OF THE AUDIT COMMITTEE
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
STOCKHOLDER PROPOSALS
CODE OF ETHICS
PERSONS MAKING THE SOLICITATION
OTHER MATTERS
INCORPORATION OF DOCUMENTS BY REFERENCE
ENTECH, INC. For The Fifty-Three and Fifty-Two Week Periods Ended September 30, 2007 and September 24, 2006
Report of Independent Registered Public Accounting Firm
ENTECH, INC. Balance Sheets
ENTECH, INC. Statements of Operations and Accumulated Deficit
ENTECH, INC. Statements of Cash Flows
ENTECH, INC. Notes to Financial Statements
ENTECH, INC. CONTENTS December 30, 2007
ENTECH, INC. Balance Sheets
ENTECH, INC. Statements of Operations and Accumulated Deficit For the Thirteen Week Periods Ended (UNAUDITED)
ENTECH, INC. Statements of Cash Flows For the Thirteen Week Periods Ended (UNAUDITED)
ENTECH, INC. NOTES TO FINANCIAL STATEMENTS
APPENDIX A
AUDIT COMMITTEE CHARTER WORLDWATER & SOLAR TECHNOLOGIES CORP.
AUDIT COMMITTEE'S REPORT FOR 2007
APPENDIX B
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SUBMITTED BY COMPENSATION COMMITTEE Davinder Sethi, Lange Schermerhorn and Joseph Cygler
APPENDIX C AGREEMENT AND PLAN OF MERGER BY AND AMONG WORLDWATER & SOLAR TECHNOLOGIES CORP., WORLDWATER MERGER CORP. AND ENTECH, INC., AND ALL OF THE STOCKHOLDERS OF ENTECH, INC., Dated October 29, 2007
TABLE OF CONTENTS
[TO BE UPDATED]
AGREEMENT AND PLAN OF MERGER
Background
ARTICLE I. THE MERGER
ARTICLE II. SPECIAL COVENANTS OF PARENT
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND CONTROLLING STOCKHOLDERS
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
ARTICLE V. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER CORP.
ARTICLE VI. COVENANTS AND AGREEMENTS
ARTICLE VII. POST-CLOSING COVENANTS OF THE CONTROLLING STOCKHOLDERS
ARTICLE VIII. CONDITIONS PRECEDENT
ARTICLE IX. CLOSING DELIVERIES
ARTICLE X. SURVIVAL OF REPRESENTATIONS AND WARRANTIES AND COVENANTS
ARTICLE XI. INDEMNIFICATION
ARTICLE XII. TERMINATION
ARTICLE XIII. MISCELLANEOUS
[SIGNATURE PAGES FOLLOW]
APPENDIX D WORLDWATER & SOLAR TECHNOLOGIES CORP. FIFTH AMENDMENT AND RESTATEMENT OF 1999 INCENTIVE STOCK OPTION PLAN ARTICLE I Establishment, Purpose, and Duration
ARTICLE II Definitions
ARTICLE III Administration
ARTICLE IV Stock Subject to the Plan
ARTICLE V Eligibility
ARTICLE VI Stock Options
ARTICLE VII Restricted Stock
ARTICLE VIII Change in Control
ARTICLE IX Modification, Extension and Renewals of Awards
ARTICLE X Amendment, Modification and Termination of the Plan
ARTICLE XI Withholding
ARTICLE XII Successors
ARTICLE XIII General